UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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Filed by a Party other than the Registrant  ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

American International Group, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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AMERICAN INTERNATIONAL GROUP, INC.
180 Maiden Lane, New York, N.Y. 10038

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2011

April 4, 2011

To the Shareholders of
 AMERICAN INTERNATIONAL GROUP, INC.:

The Annual Meeting of Shareholders of AMERICAN INTERNATIONAL GROUP, INC. (AIG) will be held at 180 Maiden Lane, New York, New York, on May 11, 2011, at 11:00 a.m., for the following purposes:

1.	To elect the fourteen nominees specified under “Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

2.	To vote upon a non-binding shareholder resolution to approve executive compensation;

3.	To act upon a proposal to amend AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes;

4.	To act upon a proposal to ratify the American International Group, Inc. Tax Asset Protection Plan;

5.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2011;

6.	To act upon a shareholder proposal relating to restricting hedging transactions; and

7.	To transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 18, 2011 will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 11, 2011. The Proxy Statement, Annual Report to Shareholders and other Soliciting Material are available in the Investor Information section of AIG’s corporate website at www.aigcorporate.com.

By Order of the Board of Directors
JEFFREY A. WELIKSON
Secretary

If you plan on attending the meeting, please remember to bring photo identification with you. In addition, if you hold shares in “street name” and would like to attend the meeting, you should bring an account statement or other acceptable evidence of ownership of AIG Common Stock as of the close of business on March 18, 2011. If you cannot be present at the meeting, please sign and date the enclosed proxy and return it at once in the accompanying postage prepaid envelope or vote your shares by telephone or through the Internet.

AMERICAN INTERNATIONAL GROUP, INC.
180 Maiden Lane, New York, N.Y. 10038

PROXY STATEMENT

April 4, 2011

TIME AND DATE	11:00 a.m. on Wednesday, May 11, 2011.

PLACE	180 Maiden Lane, New York, New York 10038.

MAILING DATE	These materials are being mailed to shareholders of AIG commencing on or about April 4, 2011.

ITEMS OF BUSINESS	•	To elect the fourteen nominees specified under “Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

	•	To vote upon a non-binding shareholder resolution to approve executive compensation;

	•	To act upon a proposal to amend AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes;

	•	To vote upon a proposal to ratify the American International Group, Inc. Tax Asset Protection Plan;

	•	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2011;

	•	To act upon a shareholder proposal relating to restricting hedging transactions; and

	•	To transact any other business that may properly come before the meeting.

RECORD DATE	You can vote if you were a shareholder of record at the close of business on March 18, 2011.

INSPECTION OF LIST OF SHAREHOLDERS OF RECORD

A list of the shareholders of record as of March 18, 2011 will be available for inspection during ordinary business hours during the ten days prior to the meeting at AIG’s offices, 180 Maiden Lane, New York, New York 10038.

ADDITIONAL INFORMATION	Additional information regarding the matters to be acted on at the meeting is included in the accompanying proxy materials.

PROXY VOTING	PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY TELEPHONE OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

TABLE OF CONTENTS

Page
VOTING INSTRUCTIONS AND INFORMATION	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	7
RELATIONSHIPS WITH THE FEDERAL RESERVE BANK OF NEW YORK, THE AIG CREDIT FACILITY TRUST AND THE UNITED STATES DEPARTMENT OF THE TREASURY	8
ELECTION OF DIRECTORS	11
CORPORATE GOVERNANCE	19
Governance	19
Report of the Nominating and Corporate Governance Committee	21
Committees	23
Compensation of Directors	26
Compensation and Management Resources Committee Interlocks and Insider Participation	27
OWNERSHIP OF CERTAIN SECURITIES	28
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	29
RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS	29
EXECUTIVE COMPENSATION	30
Report of the Compensation and Management Resources Committee	30
Compensation Discussion and Analysis	34
2010 Compensation	51
Exercises and Holdings of Previously Awarded Equity	57
Post-Employment Compensation	60
Potential Payments on Termination and Arrangements with Former Officers	66
PROPOSAL 2—NON-BINDING SHAREHOLDER RESOLUTION TO APPROVE EXECUTIVE COMPENSATION	69
BACKGROUND TO PROPOSALS 3 AND 4	70
PROPOSAL 3—APPROVAL OF PROTECTIVE AMENDMENT TO AIG’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	71
PROPOSAL 4—RATIFICATION OF THE TAX ASSET PROTECTION PLAN	75
REPORT OF AUDIT COMMITTEE AND RATIFICATION OF SELECTION OF ACCOUNTANTS	78
Report of the Audit Committee	78
PROPOSAL 5—RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP	80
Fees Paid to PricewaterhouseCoopers LLP	81
EQUITY COMPENSATION PLAN INFORMATION	82
SHAREHOLDER PROPOSAL	83
Shareholder Proposal—Prohibit Executive Hedging	83
AIG Statement in Opposition	83
OTHER MATTERS	85
Other Matters to be Presented at the 2011 Annual Meeting	85
Shareholder Proposals for 2012 Annual Meeting	85
Communications with the Board of Directors	85
Important Notice Regarding Delivery of Shareholder Documents	85
Proxy Solicitation	85
Incorporation by Reference	85
CORPORATE GOVERNANCE GUIDELINES	A-1
PROPOSED AMENDMENT TO AMERICAN INTERNATIONAL GROUP, INC.’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (ADDING ARTICLE THIRTEEN) RELATING TO PROPOSAL 3	B-1
AMERICAN INTERNATIONAL GROUP, INC. TAX ASSET PROTECTION PLAN	C-1

VOTING INSTRUCTIONS AND INFORMATION

The enclosed proxy is solicited on behalf of the Board of Directors (Board of Directors or Board) of American International Group, Inc., a Delaware corporation (AIG), for use at the AIG Annual Meeting of Shareholders to be held on May 11, 2011, or at any adjournment thereof (Annual Meeting or 2011 Annual Meeting of Shareholders). These proxy materials are being mailed to shareholders of AIG commencing on or about April 4, 2011.

Who can vote at the Annual Meeting?

You are entitled to vote or direct the voting of your shares of AIG’s common stock, par value $2.50 per share (AIG Common Stock), if you were a shareholder of record or if you held AIG Common Stock in “street name” at the close of business on March 18, 2011. On that date, 1,796,717,638 shares of AIG Common Stock (exclusive of shares held by AIG and certain subsidiaries) were outstanding, held by 45,781 shareholders of record. Each share of AIG Common Stock held by you on the record date is entitled to one vote.

Who is a shareholder of record?

During the ten days prior to the Annual Meeting, a list of the shareholders will be available for inspection at the offices of AIG at 180 Maiden Lane, New York, New York 10038.

•	If you hold AIG Common Stock that is registered in your name on the records of AIG maintained by AIG’s transfer agent, Wells Fargo Shareowner Services, you are a shareholder of record.

•	If you hold AIG Common Stock indirectly through a broker, bank or similar institution, you are not a shareholder of record, but instead hold shares in “street name.”

If you are a shareholder of record, these proxy materials are being sent to you directly. If you hold shares in street name, these materials are being sent to you by the bank, broker or similar institution through which you hold your shares.

What do I need to attend, and vote at, the Annual Meeting?

If you plan on attending the Annual Meeting, please remember to bring photo identification with you, such as a driver’s license. In addition, if you hold shares in “street name” and would like to attend the Annual Meeting, you should bring an account statement or other acceptable evidence of ownership of AIG Common Stock as of the close of business on March 18, 2011, the record date for voting. In order to vote at the Annual Meeting if you hold shares in “street name”, you will also need a valid “legal proxy”, which you can obtain by contacting your account representative at the broker, bank or similar institution through which you hold your shares. See “How do I vote?” for four ways to cast your vote.

What proposals will be voted on at the Annual Meeting?

Five proposals from AIG will be considered and voted on at the Annual Meeting:

1.	To elect the fourteen nominees specified under “Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

2.	To vote upon a non-binding shareholder resolution on executive compensation;

3.	To act upon a proposal to amend AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes;

4.	To act upon a proposal to ratify the American International Group, Inc. Tax Asset Protection Plan; and

5.	To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2011.

In addition, one shareholder proposal will be considered and voted on at the Annual Meeting:

6.	To act upon a shareholder proposal relating to restricting hedging transactions.

You may also vote on any other business that properly comes before the Annual Meeting.

How does the Board of Directors recommend I vote?

AIG’s Board of Directors unanimously recommends that you vote:

1.	“FOR” each of the nominees specified under “Election of Directors” to the Board of Directors.

2.	“FOR” the non-binding shareholder resolution on executive compensation.

3.	“FOR” the proposal to amend AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes.

4.	“FOR” the proposal to ratify the American International Group, Inc. Tax Asset Protection Plan.

5.	“FOR” the proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2011.

6.	“AGAINST” the shareholder proposal relating to restricting hedging transactions.

How do I vote?

You may cast your vote in one of four ways:

•

By Submitting a Proxy by Internet. Go to the following website: www.eproxy.com/aig. You may submit a proxy by Internet 24 hours a day. Enter the information requested on your computer screen and follow the simple instructions. If you choose to submit a proxy by Internet, then you do not need toreturn the proxy card. To be valid, your proxy by Internet must be received by 11:59 a.m., Eastern Daylight Saving Time, on May 10, 2011. Please have your proxy card and the last four digits of your Social Security number or tax identification number available.

•

By Submitting a Proxy by Telephone. To submit a proxy using the telephone (within the United States and Canada), call toll free 1-800-560-1965 in the United States or Canada any time on a touch tone telephone. From outside the United States or Canada, call 1-816-737-9783. You may submit aproxy by telephone 24 hours a day, 7 days a week. There is NO CHARGE to you for the call in the United States or Canada. International calling charges apply outside the United States and Canada. Follow the simple instructions provided by the recorded message. If you choose to submit a proxy bytelephone, then you do not need to return the proxy card. To be valid, your proxy by telephone must be received by 11:59 a.m., Eastern Daylight Saving Time, on May 10, 2011.

•

By Submitting a Proxy by Mail. Mark the enclosed proxy card, sign and date it, and return it in the prepaid envelope that has been provided. To be valid, your proxy by mail must be received by 9:00 a.m., Eastern Daylight Saving Time, on May 11, 2011.

•

At the Annual Meeting. You can vote your shares in person at the Annual Meeting (see “What do I need to attend, and vote at, the Annual Meeting?”). If you are a shareholder of record, in order to vote at the Annual Meeting, you must present an acceptable form of photo identification, such as adriver’s license. If you hold your shares in street name, you must obtain a legal proxy, as described above under “What do I need to attend, and vote at, the Annual Meeting?”, and bring that proxy to the Annual Meeting.

How can I revoke my proxy or substitute a new proxy or change my vote?

You can revoke your proxy or substitute a new proxy by:

For a Proxy Submitted by Internet or Telephone

•	Subsequently submitting in a timely manner a new proxy through the Internet or by telephone; or

•	Executing and mailing a later-dated proxy card that is received by AIG prior to 9:00 a.m., Eastern Daylight Saving Time, on May 11, 2011; or

•	Voting in person at the Annual Meeting.

For a Proxy Submitted by Mail

•	Subsequently executing and mailing another proxy card bearing a later date; or

•	Giving written notice of revocation to AIG’s Secretary at 180 Maiden Lane, New York, New York 10038 that is received by AIG prior to 9:00 a.m., Eastern Daylight Saving Time, on May 11, 2011; or

•	Voting in person at the Annual Meeting.

If I submit a proxy by Internet, telephone or mail, how will my shares be voted?

If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.

If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of AIG’s director nominees specified under “Election of Directors”; FOR the non-binding shareholder resolution on executive compensation; FOR the amendment of AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes; FOR the ratification of the American International Group, Inc. Tax Asset Protection Plan; FOR the ratification of the appointment of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2011; AGAINST the shareholder proposal; and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.

If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?

Under the rules of the New York Stock Exchange (NYSE), brokers that have not received voting instructions from their customers ten days prior to the Annual Meeting date may vote their customers’ shares in the brokers’ discretion on the proposals regarding the amendment of AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes and the ratification of the appointment of independent auditors because these are considered “discretionary” under NYSE rules. If your broker is an affiliate of AIG, NYSE policy specifies that, in the absence of your specific voting instructions, your shares may only be voted in the same proportion as all other shares are voted with respect to each proposal.

Under NYSE rules, each other proposal, including the election of directors, is a “non-discretionary” item, which means that member brokers who have not received instructions from the beneficial owners of AIG Common Stock do not have discretion to vote the shares of AIG Common Stock held by those beneficial owners on any of those proposals.

How are votes counted?

Proposal 1—Election of Directors. AIG’s By-laws provide that in uncontested elections, directors must receive a majority of the votes cast by the holders of AIG Common Stock. In other words, directors in an uncontested election must receive more votes “for” their election than “against” their election. Pursuant to AIG’s By-laws and Corporate Governance Guidelines, each nominee who is currently a director has submitted to the Board an irrevocable resignation from the Board that would become effective upon (1) the failure of such nominee to receive the required vote at the Annual Meeting and (2) Board acceptance of such resignation. In the event that a nominee who is currently a director fails to receive the required vote at the Annual Meeting, AIG’s Nominating and Corporate Governance Committee will then make a recommendation to the Board on the action to be taken with respect to the resignation. The Board will accept such resignation unless the Committee recommends and the Board determines that the best interests of AIG and its shareholders would not be served by doing so.

Proposal 2—Non-binding Shareholder Vote to Approve Executive Compensation. Adoption of the resolution of the non-binding shareholder vote to approve executive compensation requires a “for” vote of a majority of the votes cast by the holders of AIG Common Stock, which votes cast are either “for” or “against” the resolution.

Proposal 3—Amendment of AIG’s Amended and Restated Certificate of Incorporation to Restrict Certain Transfers of AIG Common Stock in order to Protect AIG’s Tax Attributes. Approval of the amendment requires a “for” vote of a majority of the outstanding shares of AIG Common Stock.

Proposal 4—Ratification of the American International Group, Inc. Tax Asset Protection Plan. Ratification of the American International Group, Inc. Tax Asset Protection Plan requires a “for” vote of a majority of the votes cast by the holders of AIG Common Stock, which votes cast are either “for” or “against” the Plan.

Proposal 5—Ratification of the Selection of PricewaterhouseCoopers LLP as AIG’s Independent Registered Public Accounting Firm. Ratification of the selection of accountants requires a “for” vote of a majority of the votes cast by the holders of AIG Common Stock, which votes cast are either “for” or “against” the ratification. Neither AIG’s Amended and Restated Certificate of Incorporation nor AIG’s By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may still retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.

Shareholder Proposal 6. Approval of the shareholder proposal requires a “for” vote of a majority of the outstanding shares of AIG Common Stock.

Broker Non-Votes and Abstentions. Because directors are elected by a majority of the votes cast, an abstention will have no effect on the election, although a director who receives more votes “against” than “for” his or her election will be required to resign, subject to the process described above under “Proposal 1—Election of Directors.” In the case of the non-binding shareholder resolution to approve executive compensation, the ratification of the American International Group, Inc. Tax Asset Protection Plan and the ratification of the appointment of PricewaterhouseCoopers LLP, only votes cast “for” or “against” the proposal will be considered; abstentions, broker non-votes and withheld votes will not be treated as a vote “for” or “against” these proposals and therefore will have no effect on the vote. With respect to each other proposal, an abstention, broker non-vote or withheld vote will have the effect of a vote “against” such proposal.

How many votes are required to transact business at the Annual Meeting?

A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of AIG Common Stock entitled to vote will constitute a quorum.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting.

How do I obtain more information about AIG?

A copy of AIG’s 2010 Annual Report to Shareholders, which includes AIG’s Annual Report on Form 10-K for the year ended December 31, 2010 (AIG’s 2010 Annual Report on Form 10-K) filed with the U.S. Securities and Exchange Commission (SEC), has been previously delivered to shareholders. You also may obtain, free of charge, a copy of the 2010 Annual Report to Shareholders and AIG’s 2010 Annual Report on Form 10-K by writing to American International Group, Inc., 180 Maiden Lane, New York, New York 10038, Attention: Investor Relations. These documents also are available in the Investor Information section of AIG’s corporate website at www.aigcorporate.com.

Who pays for the expenses of this proxy solicitation?

AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, email, personal interview, telephone and facsimile transmission by directors, their associates, and certain officers and regular employees of AIG and its subsidiaries. In addition to the foregoing, AIG has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $18,500 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will reimburse brokers and others holding AIG Common Stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement and other publicly available documents may include, and AIG’s officers and representatives may from time to time make, projections and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections and statements are not historical facts but instead represent only AIG’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside AIG’s control. These projections and statements may address, among other things:

•	the timing of the disposition of the ownership position of the United States Department of the Treasury (Department of the Treasury) in AIG;

•

the timing and method of repayment of the preferred interests (the SPV Preferred Interests) in AIA Aurora LLC (the AIA SPV) and ALICO Holdings LLC (the ALICO SPV) held by the Department of the Treasury;

•	AIG’s exposures to subprime mortgages, monoline insurers and the residential and commercial real estate markets;

•	AIG’s credit exposures to state and municipal bond issuers;

•	AIG’s strategy for risk management;

•	AIG’s ability to retain and motivate its employees; and

•	AIG’s strategy for customer retention, growth, product development, market position, financial results and reserves.

It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the anticipated results and financial condition indicated in these projections and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections and statements include:

•	actions by credit rating agencies;

•	changes in market conditions;

•	the occurrence of catastrophic events;

•	significant legal proceedings;

•	concentrations in AIG’s investment portfolios, including its municipal bond portfolio;

•	judgments concerning casualty insurance underwriting and reserves;

•	judgments concerning the recognition of deferred tax assets; and

•

such other factors as are discussed throughout the Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Item 1A. Risk Factors of AIG’s 2010 Annual Report on Form 10-K.

AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projection or other statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.

RELATIONSHIPS WITH THE FEDERAL RESERVE BANK OF NEW YORK, THE AIG CREDIT FACILITY
TRUST AND THE UNITED STATES DEPARTMENT OF THE TREASURY

Financing and Equity Arrangements Prior to the January 2011 AIG Recapitalization

Throughout 2010, AIG was a party to several important transactions and relationships with the Federal Reserve Bank of New York (the FRBNY), the AIG Credit Facility Trust (the Trust) and the Department of the Treasury. As a result of these arrangements, AIG was controlled by the Trust until the closing of the Recapitalization (as defined below) in January 2011 and is now controlled by the Department of the Treasury.

Credit Facility with the FRBNY

AIG and the FRBNY entered into a revolving credit facility (as amended, the FRBNY Credit Agreement) and a Guarantee and Pledge Agreement on September 22, 2008. On January 14, 2011, AIG repaid to the FRBNY approximately $21 billion in cash, representing complete repayment of all amounts owing under the FRBNY Credit Agreement, and the FRBNY Credit Agreement was terminated.

AIG Series C Preferred Stock Outstanding Throughout 2010

During all of 2010, the Trust, established for the sole benefit of the United States Treasury in connection with the FRBNY Credit Agreement and issuance of AIG’s Series C Perpetual Convertible Participating Preferred Stock, par value $5.00 per share (AIG Series C Preferred Stock), held all of the outstanding 100,000 shares of the AIG Series C Preferred Stock. The AIG Series C Preferred Stock was, to the extent permitted by law, entitled to vote on all matters with the AIG Common Stock and was entitled to approximately 79.8 percent of the voting power of AIG’s shareholders entitled to vote on any particular matter and approximately 79.8 percent of the aggregate dividend rights of the outstanding AIG Common Stock and the AIG Series C Preferred Stock, in each case, on an as converted basis. On January 14, 2011, as detailed below, the AIG Series C Preferred Stock was exchanged for shares of AIG Common Stock, which were subsequently transferred by the Trust to the Department of the Treasury.

AIG Series E Preferred Stock, AIG Series F Preferred Stock and Warrants Outstanding Throughout 2010

Also during all of 2010, the Department of the Treasury held all of the outstanding 400,000 shares of AIG’s Series E Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (AIG Series E Preferred Stock), 300,000 shares of AIG’s Series F Fixed Rate Non-Cumulative Perpetual Preferred Stock, par value $5.00 per share (AIG Series F Preferred Stock), and two 10-year warrants (the Treasury Warrants) to purchase a total of 2,690,088 shares of AIG Common Stock, as part of the Troubled Asset Relief Program (TARP) and the Program for Systemically Significant Failing Institutions. On January 14, 2011, as detailed below, the AIG Series E Preferred Stock and the AIG Series F Preferred Stock were exchanged for shares of AIG Common Stock and other consideration.

Recapitalization of AIG

On January 14, 2011 (the Recapitalization Closing), AIG completed the previously announced series of integrated transactions (the Recapitalization) to recapitalize AIG as contemplated by the Master Transaction Agreement, dated as of December 8, 2010 (the Master Transaction Agreement), among AIG, the ALICO SPV, the AIA SPV, the FRBNY, the Department of the Treasury and the Trust. The Recapitalization is summarized below and discussed in more detail in AIG’s 2010 Annual Report on Form 10-K. As a result of the Recapitalization, AIG is controlled by the Department of the Treasury.

Repurchase and Exchange of SPV Preferred Interests. At the Recapitalization Closing, AIG drew down approximately $20 billion (the Series F Closing Drawdown Amount) under the Department of the Treasury’s commitment (the Department of the Treasury Commitment) pursuant to the Securities Purchase Agreement, dated as of April 17, 2009 (the Series F SPA), between AIG and the Department of the Treasury relating to the AIG Series F Preferred Stock. The Series F Closing Drawdown Amount was the full amount remaining under the Department of the Treasury Commitment, less $2 billion that AIG designated to be available after the Recapitalization Closing for general corporate purposes under a commitment relating to AIG’s Series G Cumulative Mandatory Convertible Preferred Stock, par value $5.00 per share (AIG Series G Preferred Stock), described below (the Series G Drawdown Right). The right of AIG to draw on the Department of the Treasury Commitment (other than the Series G Drawdown Right) was terminated.

AIG applied certain proceeds from asset sales to retire a portion of the FRBNY’s ALICO SPV Preferred Interests and used the Series F Closing Drawdown Amount to repurchase the remainder of the FRBNY’s ALICO SPV Preferred Interests and all of the FRBNY’s AIA SPV Preferred Interests. AIG transferred the SPV Preferred Interests to the Department of the Treasury as part of the consideration for the exchange of the AIG Series F Preferred Stock, described below.

Under the Master Transaction Agreement, the Department of the Treasury, so long as it holds SPV Preferred Interests, will have the right, subject to existing contractual restrictions, to require AIG to dispose of the remaining AIA ordinary shares held by the AIA SPV and certain of the MetLife, Inc. (MetLife) securities received from the sale of American Life Insurance Company (ALICO) held by the ALICO SPV. The consent of the Department of the Treasury, so long as it holds SPV Preferred Interests, will also be required for AIG to take specified significant actions with respect to the Nan Shan Life Insurance Company, Ltd. (Nan Shan), International Lease Finance Corporation (ILFC and, together with Nan Shan, the Designated Entities) and, prior to the closing of their sale on February 1, 2011, AIG Star Life Insurance Co., Ltd. (AIG Star) and AIG Edison Life Insurance Company (AIG Edison), including initial public offerings, sales, significant acquisitions or dispositions and incurrence of significant levels of indebtedness. If any SPV Preferred Interests are outstanding on May 1, 2013, the Department of the Treasury will have the right to compel the sale of all or a portion of one or more of the Designated Entities on terms that it will determine.

On February 8, 2011, AIG entered into a letter agreement with the Department of the Treasury, pursuant to which the Department of the Treasury permitted AIG to retain $2 billion of the net cash proceeds from the sale of AIG Star and AIG Edison. The $2 billion was used to support the capital of Chartis, Inc. (Chartis) and its subsidiaries in connection with the reserve strengthening described in Item 8.01 of AIG’s Current Report on Form 8-K filed with the SEC on February 9, 2011. The remainder of the net cash proceeds was, with the Department of the Treasury’s consent, used to repay a portion of the Department of the Treasury’s SPV Preferred Interests.

On March 1, 2011, AIG entered into a Coordination Agreement, dated as of March 1, 2011, among the ALICO SPV, AIG and MetLife regarding a series of integrated transactions (the MetLife Disposition) whereby MetLife agreed to allow AIG to offer for sale the MetLife securities that AIG received when it sold ALICO to MetLife earlier than contemplated under the original terms of the sale. With the consent of the Department of the Treasury, AIG completed the MetLife Disposition on March 8, 2011 and used $6.6 billion of the proceeds to repay all of the liquidation preference and accrued return of the Department of the Treasury’s ALICO SPV Preferred Interests and a portion of the liquidation preference and accrued return of the Department of the Treasury’s AIA SPV Preferred Interests.

Issuance of AIG’s Series G Preferred Stock and Exchange of AIG’s Series C, E and F Preferred Stock. At the Recapitalization Closing, AIG and the Department of the Treasury amended and restated the Series F SPA to provide for the issuance of 20,000 shares of AIG Series G Preferred Stock by AIG to the Department of the Treasury. The AIG Series G Preferred Stock initially has a liquidation preference of zero, which will increase by the amount of any funds drawn down by AIG under the Series G Drawdown Right from the Recapitalization Closing until March 31, 2012 (or the earlier termination of the Series G Drawdown Right).

At the Recapitalization Closing, (i) the shares of the AIG Series C Preferred Stock held by the Trust were exchanged for 562,868,096 shares of AIG Common Stock, which were subsequently transferred by the Trust to the Department of the Treasury; (ii) the shares of the AIG Series E Preferred Stock held by the Department of the Treasury were exchanged for 924,546,133 shares of AIG Common Stock; and (iii) the shares of the AIG Series F Preferred Stock held by the Department of the Treasury were exchanged for (a) the SPV Preferred Interests, (b) 20,000 shares of the AIG Series G Preferred Stock and (c) 167,623,733 shares of AIG Common Stock. As a result of the Recapitalization, the Department of the Treasury holds 1,655,037,962 shares of newly issued AIG Common Stock, representing ownership of approximately 92 percent of the outstanding AIG Common Stock, and 20,000 shares of AIG Series G Preferred Stock. After this share exchange and distribution were completed, the Trust terminated pursuant to the terms and conditions of the AIG Credit Facility Trust Agreement, dated as of January 16, 2009, among the FRBNY and the Trustees named therein.

Effect of the Recapitalization

As a result of the Recapitalization, AIG is controlled by the Department of the Treasury. The interests of the Department of the Treasury may not be the same as the interests of AIG’s other shareholders. As a result of its ownership, the Department of the Treasury is able to elect all of AIG’s directors and can, to the extent permitted by law, control the vote on substantially all matters, including:

•	Approval of mergers or other business combinations;

•	A sale of all or substantially all of AIG’s assets;

•	Amendments to AIG’s Amended and Restated Certificate of Incorporation; and

•	Other matters that might be favorable to the Department of the Treasury but not to other shareholders.

AIG understands that, subject to market conditions, the Department of the Treasury intends to dispose of its ownership interest over time, and AIG has granted certain registration rights to the Department of the Treasury to facilitate such dispositions, including:

•	the right to participate in any registered offering of AIG Common Stock by AIG after the Recapitalization Closing;

•

the right to demand no more than twice in any 12-month period that AIG effect a registered market offering of its shares after the earlier of August 15, 2011 and the date of AIG’s completion of a primary equity offering;

•	the right to engage in at-the-market offerings; and

•	subject to certain exceptions, the right to approve the terms and conditions of any registered offering in which it participates until its ownership falls below 33 percent of AIG’s voting securities.

Should the Department of the Treasury, subject to applicable securities laws, transfer all, or a portion of, the AIG Common Stock it currently holds to another person or entity, that person or entity could become AIG’s controlling shareholder.

ELECTION OF DIRECTORS

Fourteen directors are to be elected at the Annual Meeting to hold office until the next annual election and until their successors are duly elected and qualified. It is the intention of the persons named in the accompanying form of proxy to vote for the election of the nominees listed below. All of the nominees, other than Messrs. Cornwell and Fitzpatrick, are currently members of AIG’s Board of Directors. It is not expected that any of the nominees will become unavailable for election as a director, but if any should become unavailable prior to the Annual Meeting, proxies will be voted for such persons as the persons named in the accompanying form of proxy may determine in their discretion. Directors will be elected by a majority of the votes cast by the shareholders of the AIG Common Stock, which votes are cast “for” or “against” election. Pursuant to AIG’s By-laws and Corporate Governance Guidelines, each nominee who is currently a director of AIG has submitted to the Board an irrevocable resignation from the Board that would become effective upon (1) the failure of such nominee to receive the required vote at the shareholder meeting and (2) Board acceptance of such resignation. In the event that a nominee who is currently a director of AIG fails to receive the required vote, AIG’s Nominating and Corporate Governance Committee will then make a recommendation to the Board on the action to be taken with respect to the resignation. The Board will accept such resignation unless the Board determines (after consideration of the Nominating and Corporate Governance Committee’s recommendation) that the best interests of AIG and its shareholders would not be served by doing so.

Dennis D. Dammerman resigned from the Board of Directors as of February 28, 2010. Harvey Golub resigned from the Board of Directors as of July 14, 2010.

On January 6, 2011, the Board, on the recommendation of the Nominating and Corporate Governance Committee, elected Donald H. Layton and Ronald A. Rittenmeyer as directors, effective upon the Recapitalization Closing. Prior to the Recapitalization Closing, Messrs. Layton and Rittenmeyer served as directors of AIG pursuant to the exercise by the Department of the Treasury, as sole holder of the AIG Series E Preferred Stock and the AIG Series F Preferred Stock, of its right to elect additional directors to the Board. Upon the Recapitalization Closing, the AIG Series E Preferred Stock and the AIG Series F Preferred Stock were cancelled, and Messrs. Layton and Rittenmeyer would no longer have been directors of AIG. The Board determined, on the recommendation of the Nominating and Corporate Governance Committee, that it was advisable and in the best interests of AIG and its shareholders to provide for the continued service of Messrs. Layton and Rittenmeyer as directors of AIG.

The principal occupation or affiliation of the nominees for director and any directorships held by such nominee during the past five years are set forth below.

ROBERT H. BENMOSCHE Director since 2009	President and Chief Executive Officer, AIG Age 66

Mr. Benmosche has been AIG’s President and Chief Executive Officer since August 2009. Previously, he served as Chairman and Chief Executive Officer of MetLife, Inc. from September 1998 to March 2006. He served as President of MetLife, Inc. from September 1999 to June 2004, President and Chief Operating Officer from November 1997 to June 1998, and Executive Vice President from September 1995 to October 1997. He served as an Executive Vice President of PaineWebber Group Incorporated from 1989 to 1995. Mr. Benmosche is currently a director of Credit Suisse Group AG, where he is a member of the Compensation Committee. In the past five years, Mr. Benmosche has served as a director of MetLife, Inc. In light of Mr. Benmosche’s experience managing large, complex, international institutions and his professional experience across industries including insurance, financial services, and operations and technology, AIG’s Board has concluded that Mr. Benmosche should be re-elected to the Board.

W. DON CORNWELL	Former Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation Age 63

Mr. Cornwell was Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation from 1988 until his retirement in August 2009, and Vice Chairman until December 2009. Mr. Cornwell spent 17 years at Goldman, Sachs & Co. where he served as Chief Operating Officer of the Corporate Finance Department from 1980 to 1988 and Vice President of the Investment Banking Division from 1976 to 1988. Mr. Cornwell is currently a director of Avon Products, Inc., where he is a member of the Finance and Strategic Planning Committee and the Audit Committee, and Pfizer, Inc., where he is Chairman of the Audit Committee and a member of the Compensation and Regulatory and Compliance Committees. Mr. Cornwell was Chairman of the Board and Chief Executive Officer of Granite Broadcasting when it filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code in December 2006 and emerged from its restructuring in June 2007. In the past five years, Mr. Cornwell has also served as a director of CVS Caremark Corporation from 1994 until 2007. In light of Mr. Cornwell’s experience in finance and restructuring, as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Cornwell should be elected to the Board.

JOHN H. FITZPATRICK	Chairman of Oak Street Management Co., LLC Age 54

Mr. Fitzpatrick is currently Chairman of Oak Street Management Co., LLC, a manager of commercial real estate funds, and Oak Family Advisors, LLC, a private wealth management firm. From 2006 to 2010, Mr. Fitzpatrick was a partner at Pension Corporation and a director of Pension Insurance Corporation Ltd. From 1998 to 2006, he was a member of Swiss Re’s Executive Board Committee and served at Swiss Re as Chief Financial Officer, Head of the Life and Health Business Group, and Head of Financial Services. From 1996 to 1998, Mr. Fitzpatrick was a partner in insurance private equity firms sponsored by Zurich Financial Services, Credit Suisse and Swiss Re. From 1990 to 1996, Mr. Fitzpatrick served as the Chief Financial Officer and a Director of Kemper Corporation, a NYSE-listed insurance and financial services organization where he started his career in corporate finance in 1978. From February 2010 until March 2011, Mr. Fitzpatrick was a director of Validus Holdings, Ltd., where he served on the Audit and Finance Committees. Mr. Fitzpatrick is a Certified Public Accountant and a Chartered Financial Analyst. In light of Mr. Fitzpatrick’s broad experience in the insurance and reinsurance industry, AIG’s Board has concluded that Mr. Fitzpatrick should be elected to the Board.

LAURETTE T. KOELLNER Director since 2009	Former President, Boeing International; Former Executive Vice President of The Boeing Company Age 56

Ms. Koellner is the former President of Boeing International, a division of The Boeing Company, serving from 2006 to 2008. Prior to that, Ms. Koellner served as President of Connexion by Boeing from 2004 to 2006. She also served as Executive Vice President, Chief Administration and Human Resources Officer of Boeing from 2002 to 2004 and was a member of the Office of the Chairman from 2002 to 2003. She served as Senior Vice President and President of Shared Services Group of Boeing from 2001 to 2002. She served as Vice President and Corporate Controller of Boeing from 1999 to 2000. Ms. Koellner spent 19 years at McDonnell Douglas Corp., where she served as Division Director of Human Resources as well as Vice President of Internal Audit. Ms. Koellner is currently a director of Celestica Inc., where she is a member of the Audit, Nominating and Corporate Governance and Compensation Committees, and Sara Lee Corporation, where she is Chairman of the Audit Committee and a member of the Executive and Corporate Governance, Nominating and Policy Committees. In light of Ms. Koellner’s experience in managing large, complex, international institutions, and in finance, accounting and risk management, as well as her professional experience in the aircraft and the operations and technology industries, AIG’s Board has concluded that Ms. Koellner should be re-elected to the Board.

DONALD H. LAYTON Director since 2010	Former Chairman and Chief Executive Officer, E*TRADE Financial Corporation; Former Vice Chairman, J.P. Morgan Chase & Co. Age 60

Mr. Layton is the former Chairman and Chief Executive Officer of E*TRADE Financial Corporation, serving from 2008 to 2009, and non-executive Chairman of the Board, serving from 2007 to 2008. Previously, he was employed by J.P. Morgan Chase & Co. and its predecessors for twenty-nine years, retiring in 2004. Prior to his retirement, Mr. Layton was Vice Chairman and served as a member of J.P. Morgan Chase & Co.’s three person Office of the Chairman. He was Head of Chase Financial Services, the consumer and middle market banking business, from 2002 to 2004, Co-Chief Executive Officer of J.P. Morgan, the investment bank of J.P. Morgan Chase & Co., from 2000 to 2002, and Head of Global Markets, the worldwide capital markets and trading division, of the predecessor Chase Manhattan Corporation from 1996 to 2000. He was also Head of Treasury & Securities Services from 1999 through 2004. Mr. Layton was a Senior Adviser to the Securities Industry and Financial Markets Association and is currently a director of Assured Guaranty Ltd., where he serves on the Compensation Committee and is Chairman of the Risk Oversight Committee. In light of Mr. Layton’s experience in managing large, complex, international businesses, his experience in finance as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Layton should be re-elected to the Board.

CHRISTOPHER S. LYNCH Director since 2009	Former Partner, KPMG LLP Age 53

Mr. Lynch has been an independent consultant since 2007, providing a variety of services to public and privately held financial intermediaries, including risk management, strategy, governance, financial accounting and regulatory reporting and troubled-asset management. Mr. Lynch is the former National Partner in Charge of KPMG LLP’s Financial Services Line of Business and Banking and Finance Practice. He held a variety of positions with KPMG from 1979 to 2007, including chairing KPMG’s Americas Financial Services Leadership team and being a member of the Global Financial Services Leadership and the U.S. Industries Leadership teams. Mr. Lynch has experience as an audit signing partner under Sarbanes Oxley for some of KPMG’s largest financial services clients. He also served as a Partner in KPMG’s Department of Professional Practice and as a Practice Fellow at the Financial Accounting Standards Board. Mr. Lynch is currently a director of the Federal Home Loan Mortgage Corporation, where he is Chairman of the Audit Committee and a member of the Compensation Committee. In light of Mr. Lynch’s experience in finance, accounting and risk management and restructuring, as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Lynch should be re-elected to the Board.

ARTHUR C. MARTINEZ Director since 2009	Former Chairman of the Board, President and Chief Executive Officer, Sears, Roebuck and Co. Age 71

Mr. Martinez is the former Chairman of the Board, President and Chief Executive Officer of Sears, Roebuck and Co., serving from 1995 to 2000. Mr. Martinez was Chairman and Chief Executive Officer of the former Sears Merchandise Group from 1992 to 1995. He served as Chief Financial Officer of Saks Fifth Avenue from 1980 to 1984, as Executive Vice President from 1984 to 1987 and then as Vice Chairman from 1990 to 1992. Mr. Martinez also served as Chairman of the Board of the Federal Reserve Bank of Chicago from 2000 to 2002. Mr. Martinez is currently a director of HSN, Inc., where he is Non-Executive Chairman and Chairman of the Governance and Nominating Committee, IAC/InterActiveCorp, where he is Chairman of the Compensation and Human Resources Committee, International Flavors & Fragrances Inc., where he is the Lead Director and a member of the Audit and the Nominating and Governance Committees, Liz Claiborne, Inc., where he is Chairman of the Compensation Committee and a member of the Audit Committee, and PepsiCo, Inc., where he is Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee. In the past five years, Mr. Martinez has also served as a director of ABN AMRO Holding N.V. from 2002 to 2010 and was also Chairman from 2006 until 2010. Shortly after joining the Board in 2009, Mr. Martinez committed to AIG that, in accordance with AIG’s Corporate Governance Guidelines, he would reduce the number of public company boards on which he serves as director (other than AIG) to no more than four within the following 12 months. Since then, Mr. Martinez has reduced his board memberships by one and his commitment to further reduce his board memberships was extended, with Board approval. In light of Mr. Martinez’s experience in finance and restructuring, AIG’s Board has concluded that Mr. Martinez should be re-elected to the Board.

GEORGE L. MILES, JR. Director since 2005	Executive Chairman, Chester Engineers, Inc.; Former President and Chief Executive Officer, WQED Multimedia Age 69

Mr. Miles is the Executive Chairman of Chester Engineers, Inc. and the former President and Chief Executive Officer of WQED Multimedia, serving from 1994 to 2010. Mr. Miles served as an Executive Vice President and Chief Operating Officer of WNET/Thirteen from 1984 to 1994. Prior to WNET/Thirteen, he was Business Manager and Controller of KDKA-TV and KDKA Radio in Pittsburgh; Controller and Station Manager of WPCQ in Charlotte; Vice President and Controller of Westinghouse Broadcasting Television Group in New York; and Station Manager of WBZ-TV in Boston. Mr. Miles is currently a director of HFF, Inc., where he is Chairman of the Audit Committee and serves on the Compensation Committee, Harley-Davidson, Inc., where he serves on the Audit and Nominating and Corporate Governance Committees, WESCO International, Inc., where he serves on the Nominating and Corporate Governance Committee, and EQT Corporation, where he serves on the Executive Committee and as Chairman of the Corporate Governance Committee. In the past five years, Mr. Miles has also served as a director of Citizens Financial Corporation and Westwood One, Inc. Mr. Miles is a Certified Public Accountant. In light of Mr. Miles’ experience in accounting as well as his professional experience across the operations and technology industry, AIG’s Board has concluded that Mr. Miles should be re-elected to the Board.

HENRY S. MILLER Director since 2010	Chairman and Managing Director, Miller Buckfire & Co., LLC; Chairman and Chief Executive Officer, Marblegate Asset Management Age 65

Mr. Miller has served as the Chairman and a Managing Director of Miller Buckfire & Co., LLC, an investment bank, since 2002 and as Chief Executive Officer until December 31, 2009 and as the Chairman and Chief Executive Officer of Marblegate Asset Management, an affiliate of Miller Buckfire & Co., LLC, since February 2009. Prior to founding Miller Buckfire & Co., LLC, Mr. Miller was Vice Chairman and a Managing Director at Dresdner Kleinwort Wasserstein and its predecessor company Wasserstein Perella & Co., where he served as the global head of the firm’s financial restructuring group. Prior to that, Mr. Miller was a Managing Director and Head of both the Restructuring Group and Transportation Industry Group of Salomon Brothers Inc. From 1989 to 1992 Mr. Miller was a managing director and from 1990 to 1992 co-head of investment banking at Prudential Securities. In light of Mr. Miller’s experience in restructuring as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Miller should be re-elected to the Board.

ROBERT S. MILLER Director since 2009	Former Executive Chairman, Delphi Corporation Age 69

Mr. Miller has been Chairman of MidOcean Partners, a leading middle market private equity firm, since December 2009. Mr. Miller also served as the Executive Chairman of the Delphi Corporation from 2007 to 2009. He was previously Chairman and Chief Executive Officer of Delphi Corporation from 2005 to 2007. Prior to joining Delphi Corporation, Mr. Miller served in a number of corporate restructuring situations, including as Chairman and Chief Executive Officer of Bethlehem Steel Corporation, Chairman and Chief Executive Officer of Federal Mogul Corporation, Chairman and Chief Executive Officer of Waste Management, Inc., and Executive Chairman of Morrison Knudsen Corporation. He has also served as Vice Chairman and Chief Financial Officer of Chrysler Corporation. Mr. Miller is currently a director of Symantec Corporation, where he is a member of the Audit and Nominating and Governance Committees. In the past five years, Mr. Miller has also served as a director of Delphi Corporation and UAL Corporation (United Airlines). Mr. Miller was Chairman and Chief Executive Officer of Delphi Corporation when it filed for Chapter 11 bankruptcy in October 2005 and Chairman and Chief Executive Officer of Bethlehem Steel Corporation when it filed for Chapter 11 bankruptcy in 2001. In light of Mr. Miller’s experience in managing large, complex, international institutions, his experience in finance, accounting and risk management and restructuring, as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Miller should be re-elected to the Board.

SUZANNE NORA JOHNSON Director since 2008	Former Vice Chairman, The Goldman Sachs Group, Inc. Age 53

Ms. Nora Johnson is a former Vice Chairman of The Goldman Sachs Group, Inc., serving from 2004 to 2007. During her 21 years at Goldman Sachs, she also served as the Chairman of the Global Markets Institute, Head of the Global Investment Research Division and Head of the Global Healthcare Business. Ms. Nora Johnson is currently a director of Intuit Inc., where she serves on the Acquisitions and Audit and Risk Committees, Pfizer Inc., where she serves on the Audit, Compensation and Science and Technology Committees, and Visa Inc., where she serves on the Compensation Committee and chairs the Nominating and Corporate Governance Committee. In light of Ms. Nora Johnson’s experience in managing large, complex, international institutions, her experience in finance as well as her professional experience across the financial services industry, AIG’s Board has concluded that Ms. Nora Johnson should be re-elected to the Board.

MORRIS W. OFFIT Director since 2005	Chairman, Offit Capital Advisors LLC; Founder and Former Chief Executive Officer, OFFITBANK Age 74

Mr. Offit is the Chairman of Offit Capital Advisors LLC, a wealth management advisory firm, and served as the Co-Chief Executive Officer of Offit Hall Capital Management LLC from 2002 to 2007. He was the founder and former Chief Executive Officer of OFFITBANK, a private bank, from 1990 to 2001. Prior to that, he was President of Julius Baer Securities, a General Partner at Salomon Brothers, an adjunct professor at Columbia Business School and Head of Stock Research at Mercantile Safe Deposit and Trust Co. In light of Mr. Offit’s experience in accounting and risk management as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Offit should be re-elected to the Board.

RONALD A. RITTENMEYER Director since 2010	Former Chairman, Chief Executive Officer and President, Electronic Data Systems Corporation; Former Chairman, Chief Executive Officer and President, Safety-Kleen Corp. Age 63

Mr. Rittenmeyer is the Former Chairman, Chief Executive Officer and President of Electronic Data Systems Corporation, serving from 2005 to 2008. Prior to that, Mr. Rittenmeyer was a Managing Director of the Cypress Group, a private equity firm, serving from 2004 to 2005. Mr. Rittenmeyer also served as Chairman, Chief Executive Officer and President of Safety-Kleen Corp. from 2001 to 2004. Among his other leadership roles, Mr. Rittenmeyer served as President and Chief Executive Officer of AmeriServe Food Distribution Inc. from 2000 to 2001, Chairman, Chief Executive Officer and President of RailTex, Inc. from 1998 to 2000, President and Chief Operating Officer of Ryder TRS, Inc. from 1997 to 1998, President and Chief Operating Officer of Merisel, Inc. from 1995 to 1996 and Chief Operating Officer of Burlington Northern Railroad Co. from 1994 to 1995. Mr. Rittenmeyer is currently a director of Tenet Healthcare Corporation, where he serves on the Audit Committee and Compensation Committee. In the past five years, Mr. Rittenmeyer served as a director of Electronic Data Systems Corporation and RH Donnelly Corporation (presently Dex One Corporation). In light of Mr. Rittenmeyer’s experience in managing large, complex, international institutions, his experience in finance and restructuring as well as his professional experience across the financial services industry and railroad industry, AIG’s Board has concluded that Mr. Rittenmeyer should be re-elected to the Board.

DOUGLAS M. STEENLAND Director since 2009	Former President and Chief Executive Officer, Northwest Airlines Corporation Age 59

Mr. Steenland is the former Chief Executive Officer of Northwest Airlines Corporation, serving from 2004 to 2008, and President, serving from 2001 to 2004. Prior to that, he served in a number of Northwest Airlines executive positions after joining Northwest Airlines in 1991, including Executive Vice President, Chief Corporate Officer and Senior Vice President and General Counsel. Mr. Steenland retired from Northwest Airlines upon its merger with Delta Air Lines, Inc. Prior to joining Northwest Airlines, Mr. Steenland was a senior partner at a Washington, D.C. law firm that is now part of DLA Piper. Mr. Steenland is currently a director of Delta Air Lines, Inc., where he serves on the Finance Committee, Digital River, Inc., where he serves on the Compensation Committee and Finance Committee, and International Lease Finance Corporation, an AIG subsidiary, where he is Non-Executive Chairman. In the past five years, Mr. Steenland has also served as a director of Northwest Airlines Corporation. Mr. Steenland was President and Chief Executive Officer of Northwest Airlines Corporation when it filed for Chapter 11 bankruptcy in 2005. In light of Mr. Steenland’s experience in managing large, complex, international institutions and his experience in restructuring as well as his professional experience in the airline industry, AIG’s Board has concluded that Mr. Steenland should be re-elected to the Board.

All of these nominees have lengthy direct experience in the oversight of public companies as a result of their service on AIG’s Board and/or those of other public companies and their involvement in the other organizations described above. This diverse and complementary set of skills, experience and backgrounds creates a highly qualified and independent Board of Directors.

CORPORATE GOVERNANCE

GOVERNANCE

AIG’s Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, charters and practices from time to time. AIG’s Corporate Governance Guidelines are included as Appendix A. AIG’s Corporate Governance Guidelines and the charters of the Audit Committee, the Compensation and Management Resources Committee, the Finance and Risk Management Committee, the Nominating and Corporate Governance Committee, and the Regulatory, Compliance and Public Policy Committee are available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com or in print by writing to American International Group, Inc., 180 Maiden Lane, New York, New York 10038, Attention: Investor Relations.

AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and a Code of Conduct for employees are available, without charge, in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com or in print by writing to American International Group, Inc., 180 Maiden Lane, New York, New York 10038, Attention: Investor Relations. Any amendment to AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and any waiver applicable to AIG’s directors, executive officers or senior financial officers will be posted on AIG’s website within the time period required by the SEC and the NYSE.

Using the current AIG Director Independence Standards that are included with the Corporate Governance Guidelines as Annex A thereto, the Board, on the recommendation of the Nominating and Corporate Governance Committee, determined that Ms. Koellner, Ms. Nora Johnson and Messrs. Cornwell, Fitzpatrick, Layton, Lynch, Martinez, Miles, Henry Miller, Robert Miller, Offit, Rittenmeyer and Steenland are independent under NYSE listing standards and the AIG Director Independence Standards. In addition, Mr. Golub, who served as Chairman of the Board until July 2010, and Mr. Dammerman, who served on the Board in 2010 before the 2010 Annual Meeting of Shareholders, were independent under NYSE listing standards and the AIG Director Independence Standards.

In making the independence determinations, the Nominating and Corporate Governance Committee considered relationships arising from: (1) contributions by AIG to charitable organizations with which Ms. Nora Johnson and Mr. Offit or members of their immediate families are affiliated; and (2) in the case of certain directors, investments and insurance products provided to them by AIG in the ordinary course of business and on the same terms made available to third parties. None of these relationships exceeded the thresholds set forth in the AIG Director Independence Standards.

AIG’s current policy, as reflected in its By-laws, is that the role of the Chairman should be separate from that of the CEO and that the Chairman should be an independent director. AIG believes that this structure is optimal in AIG’s current situation because it permits the Chairman to deal with AIG’s various stakeholders while permitting the CEO to focus more on AIG’s business.

The Board oversees the management of risk through the complementary functioning of the Finance and Risk Management Committee and the Audit Committee and interaction with other committees of the Board. The Finance and Risk Management Committee oversees AIG’s enterprise risk management as one of its core responsibilities while the Audit Committee reviews the guidelines and policies governing the process by which AIG assesses and manages risk and considers AIG’s major risk exposures and how they are monitored and controlled. The Chairmen of the two committees then coordinate with each other and the Chairmen of the other committees of the Board to help ensure that each committee has received the information that it needs to carry out its responsibilities with respect to risk management. Both the Finance and Risk Management Committee and the Audit Committee report to the Board with respect to any notable risk management issues.

There were twenty-five meetings of the Board during 2010. The non-management directors meet in executive session, without any management directors present, in conjunction with each regularly scheduled Board meeting. Mr. Golub, as Non-Executive Chairman of the Board, presided at the executive sessions before his departure in July 2010 and Mr. Robert Miller, as Non-Executive Chairman of the Board, presided at the executive sessions after July 14, 2010. For 2009 and 2010, all of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the committees of the Board on which they served. Under AIG’s Corporate Governance Guidelines, any director who, for two consecutive calendar years, attends fewer than 75 percent of the regular meetings of the Board and the meetings of all committees of which such director is a voting member will not be nominated for reelection at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Board and the Nominating and Corporate Governance Committee in making its recommendations to the Board.

Directors are expected to attend the annual meeting of shareholders. All directors serving at the time of the 2010 Annual Meeting of Shareholders attended that meeting.

AIG has adopted policies on reporting of concerns regarding accounting and other matters and on communicating with non-management directors. These policies are available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com. Interested parties may make their concerns known to the non-management members of AIG’s Board of Directors as a group or the other members of the Board of Directors by writing in care of Special Counsel and Secretary to the Board, American International Group, Inc., 180 Maiden Lane, New York, New York 10038 or by email to: boardofdirectors@aig.com.

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Overview

The role of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members and recommend these individuals to the Board for nomination as members of the Board and its committees, to advise the Board on corporate governance matters and to oversee the evaluation of the Board and its committees.

Committee Organization

Committee Charter. The Nominating and Corporate Governance Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com.

Independence. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as required by NYSE listing standards.

Conduct of meetings and governance process. During 2010, the Nominating and Corporate Governance Committee held seven meetings. In discussing governance initiatives and in preparation for meetings, the Chairman of the Board, the Chairman of the Nominating and Corporate Governance Committee and the Special Counsel and Secretary to the Board of Directors met and consulted frequently with the other Committee and Board members.

Board Membership and Composition

Election of Messrs. Layton and Rittenmeyer. On January 6, 2011, the Board, on the recommendation of the Nominating and Corporate Governance Committee, elected Donald H. Layton and Ronald A. Rittenmeyer as directors, effective upon the Recapitalization Closing. Prior to the Recapitalization Closing, Messrs. Layton and Rittenmeyer served as directors of AIG pursuant to the exercise by the Department of the Treasury, as sole holder of the AIG Series E Preferred Stock and the AIG Series F Preferred Stock, of its right to elect additional directors to the Board. Upon the Recapitalization Closing, the AIG Series E Preferred Stock and the AIG Series F Preferred Stock were cancelled, and Messrs. Layton and Rittenmeyer would no longer have been directors of AIG. The Board determined, on the recommendation of the Nominating and Corporate Governance Committee, that it was advisable and in the best interests of AIG and its shareholders to provide for the continued service of Messrs. Layton and Rittenmeyer as directors of AIG. See “Election of Directors” above and “Nomination and Election of Directors” below for more information regarding the nomination and election of Messrs. Layton and Rittenmeyer at the 2011 Annual Meeting of Shareholders.

Nomination and Election of Directors. The Nominating and Corporate Governance Committee evaluated and recommended to the Board of Directors the fourteen nominees discussed under “Election of Directors” that are standing for election at the 2011 Annual Meeting of Shareholders, based on the criteria set forth in AIG’s Corporate Governance Guidelines. A description of the nominees recommended by the Nominating and Corporate Governance Committee is set forth under “Election of Directors.” The process for identification of director nominees when standing for election for the first time is provided below in “Committees—Nominating and Corporate Governance Committee.”

Nomination of Messrs. Cornwell and Fitzpatrick. The Nominating and Corporate Governance Committee evaluated and recommended to the Board that Messrs. Cornwell and Fitzpatrick be nominated for election to the Board. Both nominees were brought to the Committee’s attention by Korn/Ferry International, an executive search firm the Committee engaged to assist it in identifying potential director nominees. The Committee believes that Mr. Cornwell brings further expertise to the Board in finance, restructuring and the financial services industry, while Mr. Fitzpatrick brings his broad experience in the insurance and reinsurance industry to the Board. The Board determined, on the recommendation of the Nominating and Corporate Governance Committee, to nominate Messrs. Cornwell and Fitzpatrick for election to the Board at the 2011 Annual Meeting of Shareholders. For more information on the experiences and backgrounds of Messrs. Cornwell and Fitzpatrick, see “Election of Directors.”

Independence. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, determined that each of AIG’s thirteen non-management directors or director nominees is independent within the meaning of the NYSE listing standards. Mr. Benmosche is the only director or director nominee who holds an AIG management position and, therefore, is not an independent director.

Diversity Consideration. The Nominating and Corporate Governance Committee does not have a specific diversity policy. Rather, the Nominating and Corporate Governance Committee considers diversity in terms of minority status and sex as factors in evaluating director candidates and also considers diversity in the broader sense of how a candidate’s experience and skills could assist the Board in light of the Board’s then composition.

Conclusion

During 2010, the Nominating and Corporate Governance Committee performed its duties and responsibilities under the Nominating and Corporate Governance Committee charter.

Nominating and Corporate Governance Committee American International Group, Inc. George L. Miles, Jr., Chairman Donald H. Layton Arthur C. Martinez Suzanne Nora Johnson

COMMITTEES

The following table sets forth the current membership on each standing committee of the Board and the number of committee meetings held in 2010. Mr. Benmosche does not serve on any committees of the Board. Mr. Golub was Chairman of the Board from August 6, 2009 until he resigned on July 14, 2010. From June 30, 2009 until April 7, 2010, Mr. Golub also served as a member of the Compensation and Management Resources Committee and the Nominating and Corporate Governance Committee. On July 14, 2010, Mr. Robert Miller became Chairman of the Board. From April 7, 2010 to July 14, 2010, he was a member of the Audit Committee and from July 30, 2009 to July 14, 2010, he was a member of the Finance and Risk Management Committee and the Regulatory, Compliance and Public Policy Committee. During their respective tenures as Chairman of the Board, Mr. Golub was and Mr. Robert Miller is an ex-officio member of each Committee. Mr. Layton became a member of the Board on April 1, 2010 and a member of the Audit Committee and the Nominating and Corporate Governance Committee on April 7, 2010. Mr. Martinez became Chairman of the Compensation and Management Resources Committee on March 1, 2010. From June 30, 2009 until April 7, 2010, Mr. Martinez also served as a member of the Audit Committee. Mr. Henry Miller became a member of the Board, the Finance and Risk Management Committee and the Regulatory, Compliance and Public Policy Committee on April 7, 2010. Mr. Rittenmeyer became a member of the Board on April 1, 2010 and a member of the Audit Committee and the Compensation and Management Resources Committee on April 7, 2010.

Director	Audit Committee		Compensation and Management Resources Committee		Finance and Risk Management Committee		Nominating and Corporate Governance Committee		Regulatory, Compliance and Public Policy Committee

Laurette T. Koellner			✓						✓	(C)

Donald H. Layton	✓	***					✓	***

Christopher S. Lynch	✓	(C)			✓

Arthur C. Martinez			✓	(C)**			✓

George L. Miles, Jr.	✓						✓	(C)

Henry S. Miller					✓	***			✓	***

Robert S. Miller	*		*		*		*		*

Suzanne Nora Johnson			✓				✓

Morris W. Offit					✓	(C)			✓

Ronald A. Rittenmeyer	✓	***	✓	***

Douglas M. Steenland					✓				✓

Number of meetings in 2010	14		13		12		7		5

✓ = Member
C = Chairman

*	Mr. Robert Miller is an ex-officio, non-voting member.

**	Mr. Dammerman served as Chairman of the Compensation and Management Resources Committee until February 28, 2010.

***	Member since April 7, 2010.

Audit Committee

The Audit Committee, which held fourteen meetings during 2010, assists the Board in its oversight of AIG’s financial statements and compliance with legal and regulatory requirements, the qualifications and performance of AIG’s independent registered public accounting firm and the performance of AIG’s internal audit function. As part of these oversight responsibilities, the Audit Committee discusses with senior management the guidelines and policies by which AIG assesses and manages risk. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of AIG’s independent registered public accounting firm. In its oversight of AIG’s internal audit function, the Audit Committee also is involved in performance reviews and determining compensation of AIG’s chief internal auditor. The Audit Committee’s assistance in the Board of Directors’ oversight of AIG’s compliance with legal and regulatory requirements primarily focuses on the effect of such matters on AIG’s financial statements, financial reporting and internal control over financial reporting. In considering AIG’s compliance with legal and regulatory requirements, the Audit Committee also takes into account the oversight of legal and regulatory matters by the Regulatory, Compliance and Public Policy Committee.

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are independent under both NYSE listing standards and SEC rules. The Board has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards, and are audit committee financial experts, as defined under SEC rules. Although designated as audit committee financial experts, no member of the Committee is an accountant for AIG or, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act of 1933, as amended (the Securities Act), or for any other purpose.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held seven meetings in 2010. The Board has determined that all members of the Nominating and Corporate Governance Committee are independent under NYSE listing standards. The primary responsibilities of the Nominating and Corporate Governance Committee are to identify and recommend individuals to the Board of Directors for nomination, election or appointment as members of the Board and its committees, to advise the Board on corporate governance matters and to oversee the evaluation of the Board and its committees.

The AIG Corporate Governance Guidelines include characteristics that the Nominating and Corporate Governance Committee considers important for nominees for director and information for shareholders with respect to director nominations. The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders and will evaluate shareholder nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at the 2012 Annual Meeting of Shareholders may do so by submitting in writing such nominees’ names, in compliance with the procedures described in “Other Matters—Shareholder Proposals for 2012 Annual Meeting” in this Proxy Statement.

Compensation and Management Resources Committee

The Compensation and Management Resources Committee, which held thirteen meetings during 2010, is responsible for reviewing and approving the compensation awarded to AIG’s Chief Executive Officer (subject to ratification or approval by the Board) and to the other senior executives under its purview, including the performance measures and goals relevant to that compensation. The Compensation and Management Resources Committee is also responsible for making recommendations to the Board with respect to AIG’s compensation programs for senior executives and other employees, for evaluating, in conjunction with AIG’s Chief Risk Officer, any risks posed to AIG by its compensation programs and whether such compensation programs encourage AIG’s senior executive officers to take unnecessary and excessive risks that threaten the value of AIG, and for oversight of AIG’s management development and succession planning programs. These responsibilities, which may not be delegated to persons who are not members of the Compensation and Management Resources Committee, are set forth in the Committee’s charter, which is available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com.

Seventeen key employees are currently under the purview of the Compensation and Management Resources Committee, including all of the current executive officers named in the 2010 Summary Compensation Table. Additionally, because of AIG’s current circumstances, the Committee reviews certain actions for two other groups of employees (whether or not they are under the purview of the Committee): Senior Partners and the 100 most highly compensated employees who fall within the purview of the Special Master for TARP Executive Compensation. Mr. Benmosche participates in meetings of the Compensation and Management Resources Committee and makes recommendations with respect to the annual compensation of employees under the Committee’s purview other than himself. Pursuant to AIG’s By-laws, the Board ratifies or approves the determination of the Compensation and Management Resources Committee as to the compensation paid or to be paid to AIG’s Chief Executive Officer.

The Compensation and Management Resources Committee does not determine the compensation of the Board of Directors. The compensation of directors is recommended by the Nominating and Corporate Governance Committee and is approved by the Board.

To provide independent advice, the Compensation and Management Resources Committee engaged Frederic W. Cook & Co. (the Cook firm) as a consultant and has used the services of the Cook firm since 2005. The Compensation and Management Resources Committee directly engaged the Cook firm to provide independent, analytical and evaluative advice about AIG’s compensation programs for senior executives, including comparisons to industry peers and comparisons to “best practices” in general. A senior consultant of the Cook firm regularly attends Committee meetings and provides information on compensation trends along with specific views on AIG’s compensation programs. For services related to board and executive officer compensation, the Cook firm was paid $204,238 in 2010.

The Cook firm has provided advice to the Nominating and Corporate Governance Committee on AIG director compensation and market practices with respect to director compensation. The Cook firm reports directly to the Chairman of the Compensation and Management Resources Committee. Other than services provided to the Compensation and Management Resources Committee and the Nominating and Corporate Governance Committee, neither the Cook firm nor any of its affiliates provides any other services to AIG.

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Compensation and Management Resources Committee are independent under NYSE listing standards.

Other Committees

The Finance and Risk Management Committee held twelve meetings in 2010. The Finance and Risk Management Committee assists the Board in its oversight responsibilities by reviewing and making recommendations to the Board with respect to AIG’s financial and investment policies, provides strategic guidance to management as to AIG’s capital structure, the allocation of capital as to its businesses, methods of financing its businesses and other related strategic initiatives. The Finance and Risk Management Committee also reports to and assists the Board in overseeing and reviewing information regarding AIG’s enterprise risk management, including the significant policies, procedures, and practices employed to manage liquidity risk, credit risk, market risk, operational risk and insurance risk. The Finance and Risk Management Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com.

The Regulatory, Compliance and Public Policy Committee held five meetings in 2010. The Regulatory, Compliance and Public Policy Committee assists the Board in its oversight of AIG’s handling of legal, regulatory and compliance matters and reviews AIG’s position and policies that relate to current and emerging corporate social responsibility and political and public policy issues. The Regulatory, Compliance and Public Policy Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com.

The Government Repayment Committee held 22 meetings in 2010. The Government Repayment Committee was established in April 2010 to evaluate a possible transaction with the Department of the Treasury, the FRBNY and the Trust to repay amounts owed under the FRBNY Credit Agreement and to permit the government to exit its ownership relationship with AIG. This evaluation ultimately resulted in the Government Repayment Committee recommending to the Board approval of an agreement in principle that was the basis for the Recapitalization. The Government Repayment Committee comprised Mr. Steenland as Chairman, Mr. Lynch, Mr. Henry Miller and Mr. Robert Miller (until he became Chairman of the Board, at which time he became an ex-officio member of the Committee), with Mr. Offit and the Chairman of the Board as ex-officio members.

COMPENSATION OF DIRECTORS

From January 2010 until April 2010, the annual retainer for each non-management director was $75,000. In 2010, the chairman of each committee received an annual committee retainer of $15,000, except the chairman of the Audit Committee, who received $25,000. For each other member of each committee, the annual committee retainer was $5,000. See “Committees” for information on current committee memberships and committee memberships during 2010.

In 2010, the Chairman of the Board received an additional annual retainer of $500,000 (the additional retainer was prorated for the part of the year that such director served as Chairman). The Chairman of the Board serves as an ex-officio member of all standing committees of the Board of which such director is not a member.

In April 2010, the Nominating and Corporate Governance Committee completed a review of AIG non-management director compensation. The review included the consideration of the level of non-management director compensation at other companies and the level of commitment required by the directors, given AIG’s current circumstances. As a result of this review, the Nominating and Corporate Governance Committee recommended to the Board, and the Board approved, effective April 1, 2010, the increase of the annual retainer to $150,000 and the addition of an annual award of Deferred Stock Units (DSUs) in an amount of $50,000. The other elements of non-management director compensation remained unchanged.

Each DSU provides that one share of AIG Common Stock will be delivered when a director ceases to be a member of the Board and includes dividend equivalent rights that entitle the director to a quarterly payment, in the form of DSUs, equal to the amount of any regular quarterly dividend that would have been paid by AIG if the shares of AIG Common Stock underlying the DSUs had been outstanding. DSUs granted after April 2010 were granted under the 2010 Stock Incentive Plan (2010 Stock Incentive Plan). DSUs granted prior to April 2010 were granted under the Amended and Restated 2007 Stock Incentive Plan (2007 Stock Incentive Plan).

Under director stock ownership guidelines, non-management directors should own at least 10,000 shares of AIG Common Stock (including deferred stock and DSUs).

Mr. Benmosche did not receive any compensation for his service as a director.

The following table contains information with respect to the compensation of the individuals who served as non-management directors of AIG for all or part of 2010.

2010 Non-Management Director Compensation

Non-Management Members of the Board in 2010	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Total
Dennis D. Dammerman	$23,750	$0	$23,750
Harvey Golub	$471,250	$49,970	$521,220
Laurette T. Koellner	$151,250	$49,970	$201,220
Donald H. Layton	$120,000	$49,970	$169,970
Christopher S. Lynch	$161,250	$49,970	$211,220
Arthur C. Martinez	$150,000	$49,970	$199,970
George L. Miles, Jr.	$151,250	$49,970	$201,220
Henry S. Miller	$120,000	$49,970	$169,970
Robert S. Miller	$369,519	$49,970	$419,489
Suzanne Nora Johnson	$141,250	$49,970	$191,220
Morris W. Offit	$151,250	$49,970	$201,220
Ronald A. Rittenmeyer	$120,000	$49,970	$169,970
Douglas M. Steenland	$341,250	$49,970	$391,220

(1)

This column represents annual retainer fees, committee and committee chairman retainer fees. For Mr. Steenland, the amount includes $200,000, which is the annual retainer fee for his service as Non-Executive Chairman of ILFC. For Mr. Dammerman, the amount does not include (i) $107,972, which represents the value of the shares of AIG Common Stock that were delivered when he ceased to be a member of the Board in accordance with the terms of the DSUs (the grant of which has been previously reported) and (ii) $47,500, which represents the delivery of previously reported but deferred director compensation, the deferral of which ended when he ceased to be a member of the Board. For Mr. Golub, the amount does not include $46,433, which represents the value of the shares of AIG Common Stock that were delivered when he ceased to be a member of the Board, in accordance with the terms of the DSUs, the grant of which is disclosed in this table under the Stock Awards column. For Messrs. Golub and Robert Miller, the amount includes a prorated portion of the additional annual retainer for serving as Chairman of the Board.

(2)	This column represents the grant date fair value of DSUs granted in 2010 to directors, based on the closing sale price of AIG Common Stock on the date of grant.

The following table sets forth information with respect to the option and stock awards outstanding at December 31, 2010 for the non-management directors of AIG.

Stock and Option Awards Outstanding at December 31, 2010

Non-Management Members of the Board in 2010	Option Awards(1)	Deferred Stock(2)	Deferred Stock Units(3)
Dennis D. Dammerman	0	0	0
Harvey Golub	0	0	0
Laurette T. Koellner	0	0	1,207
Donald H. Layton	0	0	1,207
Christopher S. Lynch	0	0	1,207
Arthur C. Martinez	0	0	1,207
George L. Miles, Jr.	250	90	1,465
Henry S. Miller	0	0	1,207
Robert S. Miller	0	0	1,207
Suzanne Nora Johnson	0	0	4,296
Morris W. Offit	250	90	1,465
Ronald A. Rittenmeyer	0	0	1,207
Douglas M. Steenland	0	0	1,207

(1)

Represents outstanding option awards made by AIG in 2006 and prior years. All options are exercisable, but have exercise prices far in excess of the value of AIG Common Stock at year-end 2010 ($57.62). The exercise price of the options ranges from $1,250.00 to $1,253.39.

(2)	No deferred stock was awarded in 2010. Deferred stock shown was awarded in 2007 and prior years. Receipt of deferred stock is deferred until the director ceases to be a member of the Board.

(3)

DSUs shown include DSUs awarded in 2010 and prior years, director’s fees deferred into DSUs and DSUs awarded as dividend equivalents. Receipt of shares of AIG Common Stock underlying DSUs is deferred until the director ceases to be a member of the Board.

COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE INTERLOCKS AND
INSIDER PARTICIPATION

No member of the Compensation and Management Resources Committee has served as an officer or employee of AIG at any time or has any relationship with AIG requiring disclosure as a related-party transaction under SEC rules. During 2010, none of AIG’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation and Management Resources Committee; and none of AIG’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of the Board of Directors of AIG.

OWNERSHIP OF CERTAIN SECURITIES

AIG Common Stock

The following table contains information regarding the only persons who, to the knowledge of AIG, beneficially own more than five percent of AIG Common Stock at January 31, 2011.

Name and Address	Shares of Common Stock Beneficially Owned
	Number	Percent
U.S. Department of the Treasury c/o Timothy Massad United States Department of the Treasury 1500 Pennsylvania Avenue, NW Washington D.C. 20220	1,655,037,962	92.2%

The following table summarizes the ownership of AIG Common Stock by the current and nominee directors, by the current and former executive officers named in the 2010 Summary Compensation Table in “Executive Compensation—2010 Compensation” and by the directors and current executive officers as a group. None of the shares of AIG Common Stock listed in the following table have been pledged as security.

	AIG Common Stock Owned Beneficially as of January 31, 2011
	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
Robert H. Benmosche	90,846	.01
W. Don Cornwell	0	0
John H. Fitzpatrick	0	0
Peter D. Hancock	32,617	(3)
David L. Herzog	9,010	(3)
Laurette T. Koellner	1,207	(3)
Donald H. Layton	1,207	(3)
Christopher S. Lynch	1,207	(3)
Arthur C. Martinez	1,207	(3)
George L. Miles, Jr.	1,805	(3)
Henry S. Miller	1,207	(3)
Robert S. Miller	1,207	(3)
Kris P. Moor	20,931	(3)
Suzanne Nora Johnson	4,296	(3)
Morris W. Offit	5,256	(3)
Ronald A. Rittenmeyer	1,207	(3)
Douglas M. Steenland	1,207	(3)
Mark A. Wilson	141,450	.01
Jay S. Wintrob	162,195	.01
All Directors and Executive Officers of AIG as a group (27 individuals)	630,283	0.04

(1)

Amount of equity securities shown includes (i) shares of AIG Common Stock subject to options which may be exercised within 60 days as follows: Herzog — 8,204 shares, Miles — 250 shares, Moor — 17,244 shares, Offit — 250 shares, Wintrob — 20,744 shares and all directors and the former and current executive officers of AIG as a group — 78,693 shares; and (ii) shares receivable upon the exercise of warrants which may be exercised within 60 days as follows: Benmosche — 400 warrants, Herzog — 280 warrants, Moor — 1,283 warrants, Offit — 1,201 warrants, Wintrob — 49,231 warrants and all directors and the former and current executive officers of AIG as a group — 95,360 warrants; (iii) for non-management directors, shares granted to each non-employee director with delivery deferred until the director ceases to be a member of the Board as follows: Miles — 90 shares and Offit — 90 shares; and (iv) DSUs granted to each non-employee director with delivery of the underlying AIG Common Stock deferred until such director ceases to be a member of the Board as follows: Koellner — 1,207 shares, Layton — 1,207 shares, Lynch — 1,207 shares, Martinez — 1,207 shares, Miles — 1,465 shares, Henry Miller — 1,207 shares, Robert Miller — 1,207 shares, Nora Johnson — 4,296 shares, Offit — 1,465 shares, Rittenmeyer — 1,207 shares and Steenland — 1,207 shares.

(2)

Amount of equity securities shown also excludes the following securities owned by or held in trust for members of the named individual’s immediate family as to which securities such individual has disclaimed beneficial ownership: Hancock — 32 shares, Wintrob — 200 shares and all directors and current executive officers of AIG as a group — 1,331 shares.

(3)	Less than .01 percent.

AIG Series G Preferred Stock

The Department of the Treasury, c/o Timothy Massad, United States Department of the Treasury, 1500 Pennsylvania Avenue, NW, Washington D.C. 20220, holds all of the outstanding 20,000 shares of the AIG Series G Preferred Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers, and greater than ten percent holders of AIG Common Stock to file reports with respect to their ownership of AIG equity securities. Based solely on the review of the Forms 3, 4 and 5 and amendments thereto furnished to AIG and certain representations made to AIG, AIG believes that the only filing deficiency under Section 16(a) by its directors, executive officers, and greater than ten percent holders during 2010 was one late report filed by then-Executive Vice President, Mark A. Wilson, reporting the distribution of 3,721.4999 shares under the 2010 Stock Salary Plan.

RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Transactions in 2011 with the Trust and the Department of the Treasury

For a discussion of the transactions between AIG, the Trust and the Department of the Treasury in 2010 and 2011, see “Relationships with the Federal Reserve Bank of New York, the AIG Credit Facility Trust and the United States Department of the Treasury.”

Co-Investments with AIG

AIG has established employee investment funds to permit selected employees to participate alongside AIG’s merchant banking, venture capital and similar funds. Such employee investment funds have a fee structure that is generally more favorable than that offered by AIG to non-employees. AIG employees who have invested in these funds include one former employee who was an executive officer during a part of 2010, one former employee who was an executive officer for all of 2010 but retired in 2011 and two of AIG’s current executive officers. These investment funds are managed by PineBridge Investments LLC, which was a wholly owned subsidiary of AIG until it was sold on March 26, 2010. There were no distributions from these funds in 2010. A current executive officer invested in a similar fund, the SunAmerica Venture Fund 2000, LP.

Related-Party Transactions Approval Policy

The Board of AIG has adopted a related-party transaction approval policy. Under this written policy, any transaction that involves more than $120,000 and would be required to be disclosed in AIG’s Proxy Statement, between AIG or any of its subsidiaries and any director or executive officer, or their related persons, must be approved by the Nominating and Corporate Governance Committee. In determining to approve a related-party transaction, the Nominating and Corporate Governance Committee will consider:

•

Whether the terms of the transaction are fair to AIG and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or employee of AIG;

•	Whether there are demonstrable business reasons for AIG to enter into the transaction;

•	Whether the transaction would impair the independence of a director; and

•

Whether the transaction would present an improper conflict of interest for any director, executive officer or employee of AIG, taking into account the size of the transaction, the overall financial position of the director, executive officer or employee, the direct or indirect nature of the interest of the director, executive officer or employee in the transaction, the ongoing nature of any proposed relationship and any other factors the Nominating and Corporate Governance Committee or its chairman deems relevant.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE

Overview

The Compensation and Management Resources Committee reviews and approves the compensation awarded to AIG’s Chief Executive Officer (subject to ratification or approval by the Board) and to the other key employees under its purview, oversees AIG’s compensation programs for key and other employees and makes recommendations to the Board where appropriate, oversees AIG’s management development and succession planning programs and produces this Report on annual compensation. In carrying out these responsibilities, our objective is to maintain responsible compensation practices that attract, develop and retain high performing senior executives and other employees.

Risk and Compensation Plans

AIG continues to enhance its risk management control environment, risk management processes and enterprise risk management functions. AIG’s compensation practices are essential parts of AIG’s approach to risk management, and the Committee regularly monitors AIG’s compensation programs to ensure they align with sound risk management principles. In March 2009, the Committee’s charter was amended to expressly include the Committee’s duty to meet periodically to discuss and review, in consultation with the Chief Risk Officer, the relationship between AIG’s risk management policies and practices and the incentive compensation arrangements applicable to senior executives.

Risk Assessment

As a TARP recipient, AIG must comply with the executive compensation requirements set forth in the TARP Standards for Compensation and Corporate Governance (the TARP Standards) and the interpretations of those standards by the Special Master for TARP Executive Compensation (the Special Master), who is appointed by the Secretary of the Treasury. To comply with these standards, the Committee must annually provide a narrative description of how the senior executive officer (SEO) compensation plans do not encourage the SEOs to take unnecessary and excessive risks that threaten the value of AIG (including how the SEO plans do not encourage behavior focused on short-term results rather than long-term value creation), the risks posed by the employee compensation plans and how these risks were limited (including how the employee compensation plans do not encourage behavior focused on short-term results rather than long-term value creation) and how AIG has ensured that the employee compensation plans do not encourage the manipulation of AIG’s reported earnings to enhance the compensation of any employee.

In accordance with these standards, the Committee instructed AIG’s Chief Risk Officer to conduct an assessment of AIG’s compensation plans. The Committee then met with AIG’s Chief Risk Officer on multiple occasions to discuss the assessment, to develop appropriate performance metrics and to further discuss, evaluate and review the compensation plans. The Committee also discussed the process with its independent consultant, the Cook firm, who participated in the Committee meetings in which the assessments were discussed and who advised that the process was thorough and well designed.

Senior Executive Officer Compensation Plans

The Committee reviewed, with AIG’s Chief Risk Officer, the SEO compensation plans and made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of AIG. During the review, the Committee and the Chief Risk Officer focused on any features that could encourage behavior focused on short-term results rather than long-term value creation.

Our SEOs participate in compensation structures approved and/or determined by the Special Master, which generally consist of cash salary, equity-based awards (including “Stock Salary,” described under “Compensation Discussion and Analysis—Compensation Structure—Direct Compensation Components—Stock Salary,” and performance-based incentive compensation) as well as benefits categorized as “perquisites” or “other” compensation under the SEC rules that may not exceed specified limits set by the Special Master. AIG provides the SEOs with retirement benefits under various defined benefit and defined contribution plans, including AIG’s tax-qualified 401(k) plan, tax-qualified pension plan, Excess Retirement Income Plan and Supplemental Executive Retirement Plan. Certain of the SEOs also have balances under legacy nonqualified defined contribution plans. Pursuant to the Special Master’s determinations, the accrual of benefits under these retirement plans, other than the tax-qualified plans, have been frozen for the SEOs, although they may continue to receive age and service credit for the purpose of vesting in previously accrued benefits. Because AIG received financial assistance, the SEOs may not receive severance or other benefits as a result of a termination of employment or a change of control during 2011.

As described in the Compensation Discussion and Analysis that follows, the Special Master approved the compensation structures for AIG’s SEOs and, in certain cases, amounts payable or potentially payable to them. The approved structures contain numerous features that emphasize long-term value creation and help prevent unnecessary or excessive risk-taking. The majority of compensation is performance-based and paid in equity. Such equity-based compensation is subject to transfer restrictions and, in certain cases, tied to repayment of AIG’s TARP financial assistance.

The approved structures include performance-based awards granted based on the achievement of objective performance criteria tailored to each individual. For the SEOs, therefore, we focused on developing and reviewing performance metrics in consultation with the Office of the Special Master, that encourage appropriate levels of risk-taking and emphasize behavior focused on long-term value creation. With a view towards proactive risk management, AIG established a working group (the Working Group) in 2010 to develop and review the SEOs’ 2010 performance metrics. The Working Group includes, among others, AIG’s Chief Risk Officer, Chief Financial Officer, director of Human Resources and director of the Internal Audit Division. The performance metrics of our CEO and CFO emphasized responsible management of the company’s assets, including goals such as setting appropriate relative priority between short-term profitability, long-term growth and risk mitigation; maintaining ratings; and establishing a technology architecture and plan for effective operation of critical control functions, including enterprise risk management and human resources. Such metrics are not tied directly to AIG’s reported earnings. The Working Group was also thoroughly engaged in the development of performance metrics for our other SEOs. These metrics included the achievement of risk management objectives, as recommended by AIG’s Chief Risk Officer, such as supporting a robust compliance framework and improving governance mechanisms through the appointment of chief risk officers at the business unit level.

The Committee retains discretion to reduce the amount of any incentive compensation on the basis of individual or company-wide performance, and all incentive compensation paid is subject to clawback if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, or if the individual is terminated due to misconduct that occurred during the period in which the payment was earned.

Some SEOs also have outstanding awards under legacy long-term incentive plans, including the Senior Partners Plan, the Partners Plan and AIG’s 2005-2006 Deferred Compensation Profit Participation Plan. As the performance periods for such awards are complete, and the awards are fully earned but not yet vested, they do not encourage the SEOs to take unnecessary and excessive risks or behavior focused on achieving short-term results. In addition, some SEOs were granted retention awards in 2008. These awards were initially payable 60 percent on December 31, 2008 and 40 percent payable on December 31, 2009, and later extended voluntarily to April 2009 and April 2010, respectively. The April 2009 payment was further delayed by AIG as part of a general freeze on non-salary payments instituted early in 2009. The Office of the Special Master determined that, with respect to certain members of our Top 25 and Top 26-100, both as described under “Compensation Discussion and Analysis—Executive Summary” (and, together, the Top 100), further restructuring of these retention awards would not be consistent with the public interest. The Committee considered the risks of these awards as part of the award process and believes retention of critical senior executive talent is a crucial part of restoring the value of AIG.

Employee Compensation Plans

The Committee reviewed with AIG’s Chief Risk Officer the employee compensation plans to eliminate any features that would encourage the manipulation of reported earnings of AIG to enhance the compensation of any employee and made all reasonable efforts to limit any unnecessary risks these plans pose to AIG. As recommended by AIG’s Chief Risk Officer, the Committee focused its review of employee compensation plans on incentive-based compensation plans and their administration. Information for 358 plans covering over 100,429 employees was collected, with programs applicable to the same business unit and containing similar design features sometimes combined to facilitate review. The Committee’s review was guided by the work of AIG human resources professionals, who identified the incentive plans and received training from AIG risk officers to develop a profile for each plan based on evaluation of features such as number of participants, mix of incentive pay compared to salary, performance and vesting periods and performance goals. Human resources then assigned the plans to one of four risk quadrants: low risk (low business risk/low design risk), intermediate risk (low business risk/high design risk), intermediate risk (high business risk/low design risk) or high risk (high business risk/high design risk). After taking into account the analysis carried out by AIG human resources, risk officers reviewed any plans classified as high risk or intermediate risk, as well as a sampling of low risk plans. They produced a final classification of the plans as follows:

Business Unit	Low Risk	Intermediate Risk (low business risk/ (high design risk)	Intermediate Risk (high business risk/ low design risk)	High Risk	Total
Corporate	34	0	0	0	34
Asset Mgmt Group	1	0	1	0	2
Financial Services	28	0	0	0	28
Chartis	188	0	0	0	188
SAFG	86	1	0	0	87
UGC	7	0	0	0	7
Nan Shan	12	0	0	0	12

Total	356	1	1	0	358

During 2010, some plans were eliminated through divestitures, termination and consolidation with other plans. Plans added during 2010 were mainly plans that facilitate the reporting and tracking of compensation prescribed under the TARP Standards, completion plans approved by the Committee to promote the achievement of transactions to repay the U.S. taxpayer and plans added to Chartis as a result of its acquisition of Fuji Fire and Marine Insurance Co., Ltd. These additional plans, which the Committee reviewed with the Chief Risk Officer, are all classified as low risk.

AIG also actively targeted plans to reduce risky features, either through termination of the plan where legally feasible or restructuring of the plan. In 2010, no plans were categorized as high risk and the number of intermediate risk plans was reduced from eleven in 2009 to two in 2010.

Most plans were categorized as low risk. While these plans vary in structure and payout, the incentive pay is generally discretionary or based on strict performance parameters. Other features incorporated into these plans that mitigate risk include capped payouts, consideration of qualitative aspects of performance, multi-year vesting periods and use of equity and deferrals.

Two plans were classified as intermediate risk, and we concluded that these plans were within tolerable risk limits. In the case of the low business risk/high design risk plan, features such as the ability to set reserves and a multi-year vesting period function as sufficient mitigants. Similarly, the high business risk/low design risk plan contains design features, including oversight from a steering committee and a requirement that all payments under the plan be approved by AIG’s Chief Risk Officer and Chief Financial Officer, which mitigate risk. The Committee will continue to monitor these plans with the Chief Risk Officer.

The Chief Risk Officer also provided detailed recommendations for certain business units, including the appointment of chief risk officers at the business, the implementation of special goals and the use of risk-adjusted performance metrics. These recommendations are currently being addressed. In addition, the Committee, together with the Chief Risk Officer and the Working Group, developed and reviewed separately the performance metrics used to grant incentive awards to the Top 25 (other than the SEOs, whose performance metrics are discussed above) and the Top 26-100 under the compensation structures approved by the Special Master, and we determined that these metrics do not pose unnecessary risks to AIG or encourage the manipulation of AIG’s reported earnings to enhance the compensation of any of the executives. We concluded that AIG has made major strides over the past year in the oversight of its compensation plans and in ensuring that these plans do not expose AIG to unnecessary and excessive risks that threaten the value of AIG. Nonetheless, AIG will continue to enhance its risk management by utilizing lessons learned from 2010 to establish 2011 performance metrics, develop an approval process for proposed new compensation plans and work with the chief risk officers at the business unit level to implement specific risk management goals.

Certifications

The Compensation Discussion and Analysis that follows discusses the principles the Committee has been using to guide its compensation decisions for senior executives. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. The Cook firm has also reviewed and discussed the Compensation Discussion and Analysis on behalf of the Committee with management and outside counsel. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in AIG’s 2010 Annual Report on Form 10-K.

The Committee certifies that all incentive compensation granted in respect of 2010 to the SEOs and Top 100 was awarded pursuant to objective performance criteria developed and reviewed by the Committee that met the requirements of the Special Master.

In addition, the Committee certifies the following:

1.

It has reviewed with the Chief Risk Officer the SEO compensation plans and has made all reasonable efforts to ensure that these plans do not encourage SEOs to take unnecessary and excessive risks that threaten the value of AIG;

2.	It has reviewed with the Chief Risk Officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to AIG; and

3.	It has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of AIG to enhance the compensation of any employee.

Compensation and Management Resources Committee
American International Group, Inc.

Arthur C. Martinez, Chairman
Laurette T. Koellner
Suzanne Nora Johnson
Ronald A. Rittenmeyer

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

By all accounts, 2010 was a year of significant progress for AIG. The year ended with AIG ready to complete the restructuring of its government ownership. During 2010, AIG raised more than $37 billion in cash and securities, primarily through the initial public offering (IPO) of AIA and the sale of ALICO. During this same period, AIG experienced growth at both Chartis and SunAmerica Financial Group (SunAmerica), its two most significant business operations. AIG also started to regain investor confidence, tapping the credit markets after a more than two-year absence.

These were the types of objectives that the Committee emphasized as part of its 2010 compensation program. AIG is committed to compensation practices that allow it to attract and retain capable and experienced professionals and motivate them to achieve strong business results, both in the short and long term. AIG is now a stronger company than at the end of 2009 and is on the road to independence from government support and a return to its former prominence as a leader in insurance services worldwide.

AIG has been subject to limits on its executive compensation program beginning with the receipt of government support in 2008 and, since 2009, has been subject to the more restrictive limits on the structure and amounts of compensation established by statute. Accordingly, the 2010 pay structures for AIG’s senior executive officers and 20 other most highly paid employees (based on 2009 compensation) were prescribed by law, as interpreted by the Special Master. The Special Master also determined the specific compensation structures and amounts payable for this “Top 25” group, which included Messrs. Benmosche, Herzog, Moor and Wintrob. The determined compensation for AIG’s Top 25 group was publicly announced by the Special Master in March 2010.

The Special Master also determined the pay structure (but not the amounts) of the remainder of AIG’s 100 most highly compensated employees (based on 2009 compensation) and executive officers. Mr. Hancock, who joined AIG in February 2010, was a member of this “Top 26-100” group for 2010 due to his position as an executive officer. The Special Master approved and publicly announced a compensation structure for Mr. Hancock in February 2010. The structures determined for other members of the Top 26-100 group were publicly announced by the Special Master in April 2010.

The Committee’s executive compensation proposals were made in the context of the legal restrictions discussed above and, for the Top 25, these proposals were then reviewed and modified by the Special Master’s determinations. As a result, the Committee’s decisions for the Top 25 were effectively confined to approving year-end compensation awards up to the amounts allowed by the Special Master. The Committee made these and other executive compensation decisions in the context of the exceptional results achieved by AIG’s executive team during 2010 relative to previously established performance goals developed in consultation with the Special Master’s Office.

Approved Compensation

The following table shows the approved 2010 annualized compensation rates and target incentive amounts for Messrs. Benmosche, Herzog, Hancock, Moor and Wintrob as determined by the Special Master and the actual incentive awards for 2010 as determined by the Committee for these executives. We refer to the executives listed on this table as AIG’s “current named executives.”

	Structure and Maximum Amounts Determined by Special Master(1)				Structure Determined by Special Master
	Robert H. Benmosche	David L. Herzog	Kris P. Moor	Jay Wintrob	Peter Hancock
2010 Special Master Approved Structure
Cash Salary(2)	$3,000,000	$495,000	$700,000	$495,000	$1,500,000
Stock Salary(2)	$4,000,000	$4,485,000	$5,000,000	$5,149,000	$2,400,000
Target Incentive(3)	$3,500,000	$1,020,000	$1,900,000	$1,156,000	$3,600,000

Total	$10,500,000	$6,000,000	$7,600,000	$6,800,000	$7,500,000
2010 Committee Awarded Incentive % of Target	100%	100%	90%	100%	120%
Amount(3)	$3,500,000	$1,020,000	$1,710,000	$1,156,000	$4,320,000

(1)

The manner in which the Special Master and the Committee administered 2010 compensation for the current named executives is substantially different from the manner in which SEC rules require the compensation to be presented in the 2010 Summary Compensation Table. For further discussion, see “2010 Compensation—Summary Compensation Table.”

(2)

The approved cash salary and Stock Salary rates for Messrs. Benmosche and Hancock were effective as of their dates of hire, August 10, 2009 and February 8, 2010, respectively. The approved cash salary and Stock Salary rates for Messrs. Herzog, Moor and Wintrob became effective January 1, 2010, the effective date required by the Special Master’s determination.

(3)

No cash incentives were permitted for Messrs. Benmosche, Herzog, Moor and Wintrob, and incentives were instead required to be paid in unvested “TARP RSUs” (described under “Compensation Structure—Direct Compensation Components—2010 Incentive Compensation”) up to the maximum (target) amounts approved by the Special Master. Mr. Hancock’s incentive was paid in a mix of cash and restricted stock designed to comply with the Special Master’s structural requirements for the Top 26-100.

For 2011, each of the current named executives is a Top 25 employee and is subject to the heightened restrictions that apply to that group. On April 1, 2011, the Special Master determined the following structures and maximum amounts for 2011.

	2011 Structure and Maximum Amounts Approved by Special Master
	Robert H. Benmosche	David L. Herzog	Peter Hancock	Kris P. Moor	Jay Wintrob
Cash Salary	$3,000,000	$495,000	$1,800,000	$700,000	$495,000
Stock Salary	$7,500,000	$4,734,000	$4,400,000	$5,300,000	$5,315,000
Target Incentive (1)	$0	$1,071,000	$800,000	$2,000,000	$1,190,000

Total	$10,500,000	$6,300,000	$7,000,000	$8,000,000	$7,000,000

(1)

Required to be in the form of unvested TARP RSUs. Because Mr. Benmosche has stated that he currently intends to retire before the end of the minimum two-year vesting period required by regulation for any TARP RSUs he would earn for 2011, the Special Master revised Mr. Benmosche’s compensation structure at the Committee’s request to keep his total annual direct compensation opportunity constant but to substitute Stock Salary for the prior TARP RSU target incentive.

This Compensation Discussion and Analysis also discusses the compensation of Mr. Wilson, who served as Chief Executive Officer and President of AIA Group Limited (AIA) during a portion of 2010. (AIA was a subsidiary of AIG until its IPO in the fourth quarter of 2010.) Mr. Wilson’s compensation is discussed separately. His cash salary and Stock Salary through AIA’s IPO in October 2010 were determined by AIG, but his compensation after the offering, including the form and amount of his 2010 year-end compensation, was determined by AIA after consultation with AIG. Mr. Wilson separated from AIA in January 2011, and AIA, after discussion and consultation with AIG, determined his separation entitlements. Mr. Wilson and the current named executives are, together, our “named executive officers.”

Objectives and Design of Compensation Framework

In 2010, the Committee approved a comprehensive compensation philosophy that centers around the following:

•	Attracting and retaining the strongest employees for AIG’s various business needs by providing competitive and consistent compensation opportunities.

•

Creating a culture of performance management and pay-for-performance by providing total direct compensation opportunities that reward the performance of AIG, AIG’s business units and individual employees.

•

Managing total direct compensation to provide a market-competitive, performance driven structure through a four-part program that takes into account base salary, annual incentives, long-term incentives and benefits and perquisites.

•

Motivating all AIG employees to achieve sustainable increases in AIG’s “intrinsic value,” which represents a balance of profitability, growth and risk, to drive long-term value creation for shareholders.

•	Aligning the long-term economic interests of key employees with those of shareholders by ensuring that a meaningful component of each key employee’s compensation is represented by AIG securities.

•

Avoiding incentives that encourage employees to take unnecessary or excessive risks that could threaten the value of AIG by appropriately balancing risk and reward as well as rewarding both annual and long-term performance.

•	Maintaining strong corporate governance practices by meeting evolving standards of compensation governance and complying with regulations applicable to employee compensation.

These objectives apply enterprise-wide, but we are required to implement them differently for our current named executives for so long as we are subject to the statutory compensation restrictions. In particular, the Special Master was required to determine the compensation structure for each of the current named executives (and, in the case of Messrs. Benmosche, Herzog, Moor and Wintrob, amounts payable or potentially payable) and to conclude that the compensation structures will not result in payments that are inconsistent with the purposes of Section 111 of the Emergency Economic Stabilization Act of 2008 (EESA) or TARP, and will not otherwise be contrary to the public interest. In doing so, the Special Master must consider the following six principles:

•	Risk. Compensation should avoid incentives that encourage employees to take unnecessary or excessive risks that could threaten the value of AIG.

•

Taxpayer Return. Compensation should reflect the need for AIG to remain a competitive enterprise and to retain and recruit talented employees so that AIG will ultimately be able to repay its TARP obligations.

•

Appropriate Allocation. Compensation should be appropriately allocated to different components, such as salary and short- and long-term incentives, and forms, such as cash and equity, based on the role of each employee and other relevant circumstances.

•	Performance-based Compensation. An appropriate portion of compensation should be performance-based, and the performance metrics should be measurable, enforceable, and actually enforced if not met.

•

Comparable Structures and Payments. Compensation should be consistent with compensation for executives in similar positions at entities that are similarly situated, including at financially distressed institutions.

•	Employee Contributions to AIG’s Value. Compensation should reflect current and prospective contributions of the employee to AIG’s value.

During the period that compensation for AIG employees is subject to the determinations of the Special Master, the Committee’s approach for those employees also will focus on these principles.

The Special Master had discretion to determine the appropriate weight or relevance of each principle, depending on his views of the facts and circumstances surrounding the compensation structure or payment for a particular employee. To the extent that two or more principles are inconsistent in a particular situation, the Special Master exercised his discretion to determine the relative weight to be accorded to each principle.

In the course of applying these principles, the Special Master was permitted to take into account other compensation structures and other compensation earned, accrued, or paid, including compensation and compensation structures that are not subject to the restrictions of EESA. For example, the Special Master was permitted to consider payments by AIG under valid contracts entered into before the enactment of EESA.

As required by EESA, AIG held a non-binding shareholder advisory vote at its 2010 Annual Meeting of Shareholders to approve the compensation of AIG’s named executives. This shareholder resolution was approved by over 97 percent of the votes cast. Although the Committee reviewed the outcome of the vote, the result did not impact compensation decisions in light of the authority of the Special Master to determine the specific compensation structures and/or amounts for AIG’s named executives.

Compensation Structure—Direct Compensation Components

Cash Salary. In 2009 and 2010, the Special Master determined that compensation for Top 25 and Top 26-100 employees should be primarily performance-based. He therefore required that cash salaries be generally limited to $500,000, except in certain exceptional cases. AIG’s historical practice has been to pay a limited portion of overall compensation in the form of base salary. However, under the prescribed structure for the Top 25, cash salary is the only source of liquid compensation AIG can provide to the Top 25 that is not dependent on the future performance of AIG securities. As a result, the limitation on cash salary has resulted in cash compensation opportunities for members of the Top 25 in 2009 and 2010 that are lower than ever before, as a percentage of total compensation, and that are significantly lower than AIG’s competitors.

Stock Salary. As a result of the Special Master’s determinations, in 2009, AIG implemented a program of regular grants of vested stock or units that has become generally referred to as “Stock Salary.” The ultimate value of Stock Salary is determined by the value of AIG Common Stock or a basket of AIG Common Stock and debt securities over a period of years, and the Special Master has therefore determined that this compensation is both performance-based and consistent with the long-term interest of shareholders. In large part, Stock Salary takes the place of what would otherwise be annual and long- term cash, stock and performance-based incentive programs.

Stock Salary generally takes the form of regular, semi-monthly grants of immediately vested stock or units. The amount of stock or units awarded on each grant date is based on the dollar value of the Stock Salary earned over the period since the preceding grant date. Furthermore, each grant of Stock Salary is subject to transfer or payment restrictions over a multi-year period. The periods of restriction for Stock Salary paid to AIG’s current named executives in 2010 are as follows:

•	For Mr. Benmosche, restrictions will lapse on the fifth anniversary of the date of hire.

•	For Messrs. Herzog, Hancock, Moor, and Wintrob, the restrictions will lapse on one-third of the Stock Salary each year, starting on the first anniversary of grant.

The 2010 determination permitted AIG to use a new form of Stock Salary based on a basket of AIG Common Stock and debt securities designed to serve as a proxy for AIG’s long-term value. In May 2010, final terms for long-term performance units (LTPUs) based on a basket of AIG Common Stock and debt securities were approved by the Special Master, and the Committee determined to pay 2010 Stock Salary in LTPUs for a group of senior employees including Messrs. Herzog, Hancock, Moor and Wintrob. Grants of LTPU-based Stock Salaries were then made to Messrs. Herzog, Moor and Wintrob with retroactive effect from January 1, 2010 and to Mr. Hancock with retroactive effect from his date of hire on February 8, 2010. The grant date notional value of an LTPU is $1,000, representing 20 percent AIG Common Stock and 80 percent debt securities by value. The amount of LTPUs awarded on each grant date is determined by dividing the dollar value of the Stock Salary earned over the period since the preceding grant date by $1,000. At any other time, the value of an LTPU equals the value of the underlying securities, determined by reference to the trailing ten-trading-day volume weighted average price as reported by the Financial Industry Regulatory Authority, Inc. (in the case of the debt securities) or the closing sale price on the NYSE (in the case of the AIG Common Stock). The 2010 determination for Mr. Benmosche required that grants of Stock Salary continue to be made on the terms specified in his August 16, 2009 letter agreement with AIG. The amount of restricted stock awarded to Mr. Benmosche on each grant date is determined by dividing the dollar value of the Stock Salary earned since the preceding grant date by the market price of AIG Common Stock on the date of grant. All Stock Salary granted in 2009 was granted in restricted shares of AIG Common Stock or units based on AIG Common Stock.

Under the terms of the AIG Long-Term Performance Units Plan, the LTPUs must become based solely on AIG Common Stock 90 days after the date on which at least 75 percent of the preferred securities in AIG held by the Department of the Treasury are converted into AIG Common Stock. On January 14, 2011, AIG completed a series of integrated transactions to recapitalize AIG, including the exchange of more than 75 percent of the Department of the Treasury’s preferred holdings for AIG Common Stock. Accordingly, on April 14, 2011, the debt securities portion of any outstanding LTPU will be converted into AIG Common Stock based on the values of the debt securities and AIG Common Stock at the time of the conversion. The Special Master’s April 1, 2011 determination memorandum provides for payment of Stock Salary earned in 2011 in AIG Common Stock or units based on the value of AIG Common Stock.

Stock Salary awards to AIG’s current named executives in 2010 generally took the form of cash-settled units. An exception was made for Mr. Benmosche’s Stock Salary, which as an inducement grant continued to be paid outside a shareholder-approved plan and took the form of restricted stock.

2010 Incentive Compensation. The current named executives in the Top 25 could not receive any incentive compensation other than TARP RSUs during 2010. Under the structure determined by the Special Master, Mr. Hancock could be paid incentives in the form of cash or other equity, so long as:

•	incentives were based on objective performance metrics,

•	no more than half of the incentives were paid in cash and at least half were paid in stock (based on the value at grant) that could not be transferred for at least three years from grant,

•	at least half of any cash incentive was deferred for at least one year,

•	no more than 45 percent of total compensation was paid in cash, and

•	at least 50 percent of total compensation was paid in a form that was not transferable over a period of at least three years.

TARP RSUs. TARP RSUs are a form of incentive compensation defined by applicable regulation under the name “long-term restricted stock.” In order to qualify as TARP RSUs, the award must generally have at least a two-year vesting period and may only become transferable or payable in 25 percent increments in proportion to AIG’s repayment of its TARP obligations. For TARP RSUs awarded to Messrs. Herzog, Moor and Wintrob, the Special Master extended the vesting period to three years. TARP RSUs granted to the current named executives in 2010 were issued under the 2007 Stock Incentive Plan or the 2010 Stock Incentive Plan, depending on the date of grant.

Cash Incentive. Members of AIG’s Top 25, including Messrs. Benmosche, Herzog, Moor and Wintrob, were not eligible for any cash incentives. Cash incentives to members of AIG’s Top 26-100 were generally payable half in March 2011 and half in March 2012. In light of the restrictions that would apply to Mr. Hancock because he was entering the Top 25 for 2011, the Special Master allowed his cash incentive to be paid in December 2010, with half paid in cash and half paid in the form of restricted stock, issued under the 2010 Stock Incentive Plan, that cannot be transferred until the first quarter of 2012. We refer to this award as his “Variable Cash Incentive.” In light of the substantial stock component required by the Special Master’s determination and in light of the necessity to convert an additional part of the cash incentive to restricted stock, AIG structured Mr. Hancock’s incentive opportunities to permit the maximum amount of target cash incentive.

Stock Incentive. Members of AIG’s Top 25, including Messrs. Benmosche, Herzog, Moor and Wintrob, were not eligible for any stock incentives other than a limited amount of TARP RSUs. For Mr. Hancock, a member of AIG’s Top 26-100 for 2010, stock incentive was paid in the form of restricted stock, issued under the 2010 Stock Incentive Plan, which cannot be transferred until December 2013. The three-year restriction was designed so that the award would reflect long-term performance and comply with the Special Master’s structural requirements. We refer to this award as his “Variable Stock Incentive.”

Performance Determination. Incentives were awarded on the basis of performance criteria tailored to each executive’s particular situation and responsibilities, and reviewed and approved by the Committee in consultation with the Special Master. However, notwithstanding the full or partial satisfaction of the performance criteria, the Committee retained the discretion to reduce any employee’s incentive award on the basis of its overall evaluation of the employee’s or AIG’s performance. The performance criteria used for each current named executive are summarized under “Committee Compensation Decisions for 2010—Incentive Awards.”

The same performance criteria were used for determining grants of each form of incentive compensation. For Mr. Hancock, and other employees in the Top 26-100, when the level of performance had been determined, the dollar value of the incentive awarded was allocated in a way that followed the approved structure. For Mr. Hancock’s Variable Stock Incentive, AIG determined the number of shares awarded by dividing the dollar value of the incentive by the closing sale price of AIG Common Stock on the NYSE on the date of grant.

Clawback. All of the 2010 incentive compensation paid to the current named executives is subject to “clawback” if it is later determined to have been based on materially inaccurate financial statements or any other materially inaccurate performance metrics, or if the current named executive is terminated due to misconduct that occurred during 2010.

Timing. AIG granted incentive awards to Messrs. Herzog, Hancock, Moor and Wintrob on December 20, 2010 to facilitate compliance with the TARP Standards, although the Committee reevaluated the incentives granted following the issuance of AIG’s audited financial statements. The incentive award for Mr. Benmosche was determined by the Committee on March 8, 2011, ratified by the Board on March 9, 2011, approved by the Special Master on March 11, 2011 and granted on March 15, 2011.

Historic Compensation Components

Deferred Payments of 2008 Compensation. Due to a number of actions taken by AIG in consultation with the Department of the Treasury, the service period for some payments that were originally intended to be made with respect to 2008 and 2009 for Messrs. Herzog, Moor and Wintrob was extended and the payments were subjected to additional performance review. According to SEC rules, certain of these payments must be included as 2010 compensation in AIG’s 2010 Summary Compensation Table. The payments, which are described in the following paragraphs, were detailed in proxy statements for the past two years and were specifically considered by the Special Master. These amounts are included as 2010 compensation in the 2010 Summary Compensation Table in addition to the full amount of the 2010 compensation for these named executives.

As described in AIG’s 2009 Proxy Statement, promptly following the announcement of the FRBNY Credit Agreement in September 2008, AIG instituted a program in order to retain key employees. Awards under this program were received by Messrs. Herzog, Moor and Wintrob in the amounts of $2,500,000, $4,000,000, and $3,000,000, respectively, based on multiples of their base salaries. These amounts were initially scheduled to be paid 60 percent for service through December 31, 2008, and 40 percent for service through December 31, 2009.

AIG did not pay any retention awards to the current named executives in 2008. In November 2008, all of AIG’s executive officers, including Messrs. Herzog, Moor and Wintrob, voluntarily agreed to extend the period for earning these awards to April 2009 and April 2010, and the April 2009 payment was further delayed by AIG as part of a general review of non-salary payments instituted early in 2009. After consulting with officials at the FRBNY and officials at the Department of the Treasury, and considering their opinions, the Special Master concluded that, due to the unique financial circumstances existing at AIG, and the need to retain the services of employees deemed to be particularly critical to AIG’s long-term financial success, further restructuring of the retention awards would not be consistent with the public interest. Instead, the Special Master was permitted to take the awards into consideration when deciding compensation amounts for Messrs. Herzog, Moor and Wintrob.

Based on the Committee’s review of AIG’s progress under its restructuring plans through September 2009, payments of the deferred 2008 retention awards were made to the named executives in October and December 2009. The remaining retention awards were paid in April 2010, based on the Committee’s assessment of additional restructuring actions taken in the fourth quarter of 2009 and the first quarter of 2010, including the following:

•	Closing the AIA SPV and ALICO SPV transactions,

•	Preparing for a potential IPO of AIA,

•	Signing or closing of dispositions/asset sales that would generate proceeds available to be used to repay the FRBNY,

•

Reducing further the systemic risk posed by the AIG Financial Product Corp. (AIGFP) derivatives portfolio, including a 34 percent reduction in notional amount of the portfolio since September 30, 2009, and a 26 percent reduction in the number of trade positions over the same period, and

•	Developing and implementing de-risking plans in AIG’s major operating subsidiaries to minimize the need for liquidity and capital injections from AIG.

Other Components. In January 2010, Messrs. Herzog, Moor and Wintrob received 123 shares, 503 shares and 431 shares, respectively, of AIG Common Stock upon the vesting of awards previously made under AIG’s 2006 Partners Plan (the Partners Plan).

In May 2010, Messrs. Herzog, Moor and Wintrob received 270 shares, 1,400 shares and 1,200 shares, respectively, of AIG Common Stock upon the vesting of awards previously made under AIG’s 2005-2006 Deferred Compensation Profit Participation Plan (the DCPPP). In December 2010, Mr. Herzog also received 31 shares of AIG Common Stock upon the vesting of a 2007 grant of time-vested restricted stock units under AIG’s 2007 Stock Incentive Plan. These awards are described in greater detail in the 2010 Vesting of Stock-Based Awards table.

In January 2010, Messrs. Herzog, Moor, and Wintrob received $206,563, $1,652,500 and $1,239,375, respectively, upon the vesting of awards previously earned for the 2004-2006 performance period under AIG’s Senior Partners Plan. Messrs. Herzog, Moor and Wintrob each had additional outstanding awards under the Senior Partners Plan in 2010 that had been earned in prior performance periods but were not yet vested. These awards are described in greater detail in the 2010 Nonqualified Deferred Compensation table.

Compensation Structure—Indirect Compensation Components

Welfare and Other Indirect Benefits. AIG’s senior executives generally participate in the same broad-based health, life and disability benefit programs as AIG’s other employees.

Retirement Benefits. AIG provides a number of retirement benefits to eligible employees, including both defined contribution plans (such as 401(k) plans) and traditional pension plans (called defined benefit plans).

The Special Master required that further accruals under all of these plans, other than the tax-qualified plans, be halted for employees in the Top 25 and Top 26-100 but stated that such employees may continue to receive age and service credit for the purpose of vesting in previously accrued benefits. Mr. Hancock did not accrue any benefits under any AIG pension plan.

AIG’s only active defined contribution plan for the current named executives is a 401(k) plan, which is tax-qualified. AIG matched a percentage of participants’ contributions to the 401(k) plan, depending on a participant’s length of service, up to $17,150 in 2010 for the current named executives. This plan was not affected by the TARP Standards and the Special Master permitted employees in the Top 25 and Top 26-100 to continue to participate in this plan. In addition, some current named executives have balances under legacy nonqualified defined contribution plans. These plans are described in greater detail in “Post-Employment Compensation—Nonqualified Deferred Compensation.” AIG’s defined benefit plans include a tax-qualified pension plan, an Excess Retirement Income Plan (a “restoration” plan) and a Supplemental Executive Retirement Plan (SERP). Each of these plans provides for a yearly benefit based on years of service and average final salary. These plans and their benefits are described in greater detail in “Post-Employment Compensation—Pension Benefits.”

Perquisites and Other Compensation. To facilitate the performance of their management responsibilities, AIG provides some employees with automobile allowances, parking, legal services, financial and tax planning and other benefits categorized as “perquisites” or “other” compensation under the SEC rules.

The Special Master generally limited the amount of perquisites and “other” compensation for employees in the Top 25 and Top 26-100 to $25,000 per year. In addition, all payments of tax “gross-ups” to these employees have been prohibited, except in connection with expatriate arrangements. Under the structure the Special Master approved, Mr. Hancock was entitled to payment of legal fees incurred in connection with his hire in early 2010. These fees exceeded $25,000.

In addition, since September 2009, AIG has maintained a Luxury Expenditure Policy, which summarizes existing relevant underlying policies and guidelines that address corporate expenditures, including entertainment and events, office and facility renovations, aviation and other transportation services and other similar items, activities and events. The policy is intended to help ensure that AIG’s expenses are reasonable and appropriate. A copy of the policy may be obtained from the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com.

Termination Benefits and Policies. Under the TARP Standards, none of the current named executives may receive severance or other benefits as a result of termination or a change in control during 2011, and Messrs. Benmosche, Herzog, Moor and Wintrob could not have received such benefits in 2010. If any of the current named executives becomes no longer subject to this restriction in future years, they may be eligible for benefits upon termination under AIG’s Executive Severance Plan (ESP), except for Mr. Benmosche, who does not participate in the ESP. However, benefits under the ESP could not be increased by any of the 2010 compensation structures for the current named executives or by the 2009 compensation structure for Messrs. Herzog, Moor and Wintrob. Mr. Hancock would have been eligible for benefits under the ESP under certain circumstances if his employment had been terminated in 2010.

The ESP generally extends to senior managers who participated in AIG’s historical Partners Plan, although Mr. Hancock’s eligibility is specified in his employment agreement. The ESP provides for severance payments and benefits if terminated by AIG without “Cause” or if a qualifying executive terminates for “Good Reason.”

In the event of a qualifying termination, but subject to the restrictions described above in the case of the current named executives, a participant is eligible to receive an annual amount equal to the sum of salary, annual quarterly bonuses and three-year-average performance-based annual incentives for a severance period of up to two years that is based on the executive’s seniority or length of service. Unvested long-term awards (other than TARP RSUs) continue to vest during the severance period but otherwise generally will be forfeited. As of March 2010, any severance payments that would otherwise be payable under the ESP are offset by any amounts resulting from the participant’s subsequent employment by another employer.

Committee Compensation Decisions for 2010

Total Direct Compensation Opportunity. AIG based its 2010 compensation proposals largely on the 2009 structures determined by the Special Master for Top 25 and Top 26-100 employees. For Mr. Benmosche, AIG proposed the same structure set forth in his August 16, 2009 letter agreement with AIG and approved by the Special Master in 2009, including a total opportunity of $10.5 million. AIG believed that this level was appropriate and significantly less than actual historic compensation of Chief Executive Officers at AIG and other large insurance companies and Mr. Benmosche’s total compensation at his prior employer. The Special Master approved the amounts potentially payable for 2010, subject to the Special Master’s further formal review and approval of any incentive award.

AIG had several discussions with the Special Master regarding the appropriate total opportunity for each Top 25 employee. These discussions focused on three major factors: the amount of total direct compensation, the appropriate allocation between cash and non-cash compensation components and the form and transferability of the non-cash components. The Special Master determined total compensation opportunities of $6,000,000, $7,600,000 and $6,800,000 for Messrs. Herzog, Moor and Wintrob, respectively. These compensation levels were less than AIG’s proposal.

For members of the Top 26-100, AIG was permitted to establish total opportunities subject to the Special Master’s structural requirements. For Mr. Hancock, AIG established target total compensation of $7,500,000. This amount was based on Mr. Hancock’s anticipated level of responsibility at AIG, the historic compensation of persons with similar responsibilities at peer companies and Mr. Hancock’s total compensation with his prior employer. Mr. Hancock accepted this proposal, and the Special Master approved Mr. Hancock’s structure.

Cash Salary. For Mr. Benmosche, the Special Master approved a salary level of $3,000,000, which AIG first proposed in 2009 as an appropriate level in light of the prohibition on other cash pay to Mr. Benmosche under the TARP Standards, historic cash opportunities of Chief Executive Officers at AIG and at other large insurance companies and Mr. Benmosche’s compensation at his prior employer.

For 2010, the Special Master increased the salaries for Messrs. Herzog, Moor and Wintrob from their 2009 levels of $350,000, $450,000 and $375,000 to $495,000, $700,000 and $495,000, respectively. These cash salaries were significantly below the levels AIG proposed for the executives and substantially less than their salary levels in effect prior to the involvement of the Special Master in AIG’s compensation process.

Mr. Hancock’s annualized cash salary rate was set at $1,500,000 in light of the significant role he was expected to play in AIG’s de-risking and restructuring plans, historic cash opportunities of persons with similar responsibilities at peer companies and Mr. Hancock’s compensation at his prior employer. Mr. Hancock’s cash salary level was discussed with, and included in AIG’s submission to, the Special Master.

Stock Salary. For Mr. Benmosche, the Special Master approved a Stock Salary level of $4,000,000. This level was first proposed by AIG in 2009 in order to allow Mr. Benmosche to receive the targeted annual total opportunity using the maximum amount of TARP RSUs that could be granted under the TARP Standards.

For Messrs. Herzog, Moor and Wintrob, the Special Master determined the amount of their total opportunity that was to be in the form of Stock Salary and also established the related transfer restrictions.

For Mr. Hancock, AIG set the amount of Stock Salary so as to allow the largest target incentive award opportunity consistent with the approved structure and the targeted total direct compensation level (on the basis that 50 percent of the targeted incentive award would be paid in cash and 50 percent would be paid in stock). Because of Mr. Hancock’s position, AIG proposed, and the Special Master approved, transfer restrictions on Mr. Hancock’s Stock Salary identical to those on Top 25 employees’ Stock Salaries.

Incentive Awards. For each of the current named executives, the Special Master required that incentive awards be granted based on objective performance metrics. For Mr. Benmosche, the Special Master was required to formally review and approve the actual amount awarded. The performance metrics, and associated weights, for the current named executives were established in July 2010 and reviewed favorably by the Office of the Special Master. The metrics were established across four categories—financial, strategic, operational and organizational—and were selected to reflect objectives deemed critical for the continued stabilization of AIG’s businesses and the successful implementation of AIG’s restructuring.

For Mr. Benmosche, the performance metrics were designed to reflect the performance of AIG’s business as a whole, and included the following measures:

Metric	Significant Achievements
Financial (30%)
Achieve a permanent reduction of $6 billion in the FRBNY credit facility by year end	Achieved a permanent reduction of $10.5 billion by year end and set the stage for full repayment of the FRBNY credit facility on January 14, 2011
Maintain AIG’s creditworthiness within a target multiple (460%) of its peers as measured by its 5 year CDS spread vs. the peer average	Met and exceeded target multiple by lowering AIG’s 5 year CDS spread to 151% of the peer average
Establish a sustainable, recurring dividend strategy, with a 2010 target of $1 billion for operating companies up to the holding company	Introduced initiatives resulting in an annual dividend capacity of $2.5 billion
Strategic (30%)
Clarify which businesses are core	Simplified AIG’s business portfolio by successfully completing divestures that allow AIG, going forward, to focus on its core businesses and to benefit from diversification and economies of scale

Set appropriate relative priority between short- term profitability, long-term growth and risk mitigation initiatives as expressed in 2011 Long- Term Incentive Plan (LTIP) metrics and incentive compensation goals

Guided management’s focus on profitability and long-term value creation, including the development of 2011 LTIP metrics that emphasize growth in AIG’s intrinsic value
Enhance management process

Improved decision-making and cooperation by establishing monthly reviews with senior management and the AIG Group Risk Committee (a management committee) to discuss AIG’s businesses and to deliberate key decisions on strategy, performance metrics, capital allocation and risk

Operational (20%)
Support and promote a robust compliance framework within AIG	Led the implementation of AIG’s compliance framework, including recruiting executive and senior level compliance professionals
Promoted ethical integrity by setting the “tone at the top” and fully supporting compliance framework

Establish a technology architecture and implementation plan for the effective operation of critical control functions, including financial reporting, investments, Enterprise Risk Management, compliance and human resources

Reviewed the current state of critical control functions and designed three-year implementation plans for more effective operations, including a modernization plan for human resources operations, recommendations for new information technology service delivery options and the re-design of technology architecture and support for risk management

Organizational (20%)
Succession planning for top 10 executives	Developed succession plans for top 25 executives
Strengthen senior management team through executive development and targeted new hires	Recruited new talent, realigned roles and responsibilities to fill critical senior management positions and prepared for a 2011 launch of AIG’s executive development program

Implement a governance model with clear decision rights and accountability between the Board and management and businesses and functions. Model will provide role clarity between the central functions and the businesses, along with a target operating model

Led senior management team in extensive review of available alternatives, developing the framework for a governance model tailored to AIG’s needs

For Mr. Herzog, performance criteria were based on business-wide financial and fiscal management measures, as follows:

Metric	Significant Achievements
Financial (50%)
Develop and implement plans to increase dividends from subsidiaries	Implemented increase in 2010 dividends received by AIG from SunAmerica and Chartis and implemented plan for further increase in 2011

Committee noted that metric was designed to address the legal, financial and ratings obstacles to increased dividends and that need for additional subsidiary contributions by AIG therefore did not affect achievement

Develop and execute strategies to realize the range of AIG’s deferred tax assets	Designed multiple strategies, including with respect to SunAmerica and Chartis assets; execution pending
Implement strategies to reduce general operating expenses	Implemented headcount and consulting controls and implemented strategies to reduce day-to-day expense for 2011
Committee noted that remediation, restructuring and investment in infrastructure took priority over expense management for 2010
Implement metrics and functionality of business unit performance measurement	Engaged staff to support initiative and implemented pilots in selected areas
Committee noted that infrastructure needs are still significant
Strategic (20%)
Gain access to capital markets	Achieved in multiple instances, including through unsecured debt offerings, unsecured bank facility financing, contingent capital facility and capital raises by International Lease Finance Corporation
Committee noted that achievement exceeded expectations
Develop AIG Direct Investment business	Direct Investment business established
Management of appropriate AIGFP credit assets and debt migrated to Direct Investment business
Maintain ratings	Ratings maintained other than as a result of the restructuring and charge to strengthen Chartis’ loss reserves
Operational (15%)
Achieve milestones with respect to finance infrastructure transformation	Relevant milestones achieved
Achieve control environment improvement objectives	Partially achieved and well positioned for 2011
Improve reliability of earnings estimates	Improved process and results
Support and promote robust compliance framework within Finance which complements and supports the overall AIG compliance framework	Promoted ethical integrity by setting the “tone at the top” and fully supporting compliance framework

Organizational (15%)
Finance organizational transformation and staffing	Completed global assessment of Finance and filled all senior positions
Committee noted particularly strong achievements in this area
Staff development/feedback/career path and skills development	Successfully implemented the relative performance rating process
Reinstituted crucial training and development programs for Finance function

For Mr. Hancock, who served as Executive Vice President, Finance, Risk and Investments in 2010, performance metrics were based on the performance of the functional areas of AIG that reported to him and Mr. Hancock’s contributions to AIG’s business as a whole. These metrics included:

Metric	Significant Achievements
Financial (60%)
Plan and implement AIG’s restructuring and divestiture initiatives (40%)	AIG accomplished an unprecedented divestiture program, divesting 34 businesses
Restructuring planned and implemented successfully, including framing of negotiations with the Department of the Treasury and the FRBNY
AIG de-risked and deleveraged, resulting in significant reduction in operating and financial leverage
Continue to de-risk AIGFP and transition the appropriate portfolios to AIG investment management (10%)	Developed metrics for assessing risk reduction (focusing on liquidity risks), achieved reduction targets and achieved FRBNY risk reduction closing condition to the restructuring
Develop a plan to recapitalize the equity and debt structure of AIG (10%)

Plan developed, including working with the Chief Financial Officer and other officers on a new capital structure that both achieved satisfactory ratings and enabled increased capital mobility among legal entities

Strategic (10%)
Introduce and implement a plan to create and measure intrinsic value concepts (5%)	Dividend goals and basic intrinsic value growth concepts developed and incorporated in 2010 and 2011 LTIP design
Establish associated governance process (5%)	Led a series of workshops with Finance, Risk, SunAmerica and Chartis to introduce intrinsic value concepts
Operational (15%)
Achieve Enterprise Risk Management objectives (5%)	Shifted focus to a better understanding of aggregate exposures to macro risk factors
Facilitate the timely, accurate and complete internal financial reporting in support of AIG’s quarterly and annual financial reporting (5%)	Achieved
Support and promote a robust compliance framework in the Finance, Risk and Investment area that complements and supports the overall AIG compliance framework (5%)	Promoted ethical integrity by setting the “tone at the top” and fully supporting compliance framework

Organizational (15%)
Clarify investment department and business unit responsibilities and implement organizational structure and goals to manage, as appropriate, roles and responsibilities (5%)	Worked with investment department to execute strategic asset allocation and organizational redesign
Build risk function at business unit level and execute governance plan for the risk function (5%)	Recruited new talent and realigned roles and responsibilities to better match skills and needs of the organization

Assess talent of Risk, Finance, Internal Audit, Strategic Planning and Investments and implement development and succession planning programs as appropriate for top 10 positions across all departments (5%)

Successfully transitioned reporting relationships of six executives reporting to the Chief Executive Officer to enable the Chief Executive Officer to focus on critical tasks, worked with the Chief Financial Officer in finance organization design and worked with the Chief Human Resources Officer in critical compensation design

For Mr. Moor, who served as President and Chief Executive Officer of Chartis in 2010, the performance metrics related to the performance of Chartis, as follows:

Metric	Significant Achievements
Financial (30%)
Achieve Non-CAT Accident Year Combined Ratio in top 1/2 of peer group (10%)	Non-CAT Accident Year Combined Ratio was not in top 1/2 of peer group
Implement expense management program (10%)	Reduced U.S. general operating expenses run rate by $100 million
Maintain current ratings (10%)	Ratings maintained at two of four agencies
Strategic (30%)
Significantly enhance the visibility of Chartis innovation and service excellence; maintain leadership role in the release of new products (10%)	Chartis won more customer awards in 2010 than any other year, including 2010 Most Innovative Product and 2010 Best Global Insurance Company
Demonstrate significant accomplishment of key business strategies related to structure and technology improvement (10%)

Successfully reorganized both the domestic and international businesses to create regional operating centers and customer segments allowing for greater focus on clients needs and empowered decision making

Enhance the leadership development and succession planning activities to ensure a deep and nimble bench to drive the business strategies of Chartis (10%)	Succession planning implemented with talent development governance and programs
Operational (30%)
Complete steps to access the capital markets (10%)	Chartis issued three-year combined U.S. GAAP audited financial statements for the first time, enabling it to put in place a $1.3 billion syndicated letter of credit facility
Led Chartis’ first use of catastrophe bonds for protection against losses from U.S. hurricanes and earthquakes, obtaining $875 million in coverage from two issuances during 2010
Achieve Enterprise Risk Management objectives (10%)	Established a Chartis Risk Committee, implemented organizational changes surrounding the Chief Underwriting Officer position and implemented a defined risk tolerance statement

Facilitate timely, accurate and complete internal financial reports in support of AIG’s quarterly and annual financial reporting (5%)	Achieved
Support and promote robust compliance framework within Chartis which complements and supports the overall AIG compliance framework (5%)	Promoted ethical integrity by setting the “tone at the top” and fully supporting compliance framework
Organizational (10%)
Upgrade policies and improve practices that enhance the employee value proposition and create an inclusive, dynamic culture (5%)	Created the Executive Diversity Council and Employee Resources Groups, which sponsored a number of educational and training events
Implemented a Flexible Work Arrangements policy allowing for telecommuting and job sharing possibilities
Expand performance management initiative globally (5%)	Achieved

For Mr. Wintrob, President and Chief Executive Officer of SunAmerica, performance metrics related to the performance of SunAmerica. These metrics included:

Metric	Significant Achievements
Financial (50%)

Achieve business goals with respect to premiums, deposits and other considerations (35% of metric); operating income (30% of metric); expenses (12.5% of metric); return on equity (12.5% of metric) and risk-based capital (10% of metric):

Premiums, deposit and other considerations target: $19.563 billion	2% below target. Committee noted industry-wide trend of lower sales due to interest rate environment; maintenance of number one position for fixed annuities in bank channel
Pre-tax operating income target: $2.985 billion	Achieved above target
General and administrative operating expenses target: $1.295 billion	Achieved above target
Return on Equity target: 8.3%	Achieved above target
Risk-based capital target: 350%	Achieved above target
Strategic (15%)
Stabilize AIG Star and AIG Edison and provide strategic leadership and high level goal setting to those organizations

Chairman of AIG Star and AIG Edison successfully integrated into SunAmerica senior leadership team; AIG Star and AIG Edison stabilized; and AIG Star and AIG Edison financial goals estimated to be achieved

Engage SunAmerica functional leadership in the Japan business and ensure communication between corresponding functions in US and Japan

Paired senior functional leaders at AIG Star and AIG Edison with counterparts at SunAmerica and initiated robust two-way communication and information sharing and selected visits by SunAmerica functional leaders to Japan (Committee noted that this activity came to halt due to the decision to sell AIG Star and AIG Edison, as announced in September 2010 and completed in February 2011)

Take steps to facilitate successful signing and closing of sale of AIG Star and AIG Edison (added during 2010)	Designed, implemented and communicated a completion plan for key employees in Japan

Sale agreement executed and all other signing objectives achieved in 2010 and positioned organizations for a successful closing, which occurred in February 2011
Operational (10%)
Support and promote a robust compliance framework at SunAmerica which complements and supports the overall AIG compliance framework	Appointed a Chief Compliance Officer covering all profit centers. Committee noted that SunAmerica Compliance Committee is fully operational
Facilitate timely, accurate and complete internal financial reporting in support of AIG’s quarterly and annual financial reporting	Achieved
Oversee the establishment of the SunAmerica Enterprise Risk Management function

SunAmerica Enterprise Risk Management function established and staffed, including through appointment of a Chief Risk Officer and senior staff. Risk and Capital Committee and various subcommittees established and chartered and meeting regularly

Achieve Enterprise Risk Management Objectives

Initiated and achieved progress on bulk of identified projects related to risk controls and mitigation, capital management and investment strategy processes and articulation of risk tolerance. Well positioned for 2011

Organizational (25%)
Create unified shared service functions to support SunAmerica business units and facilitate integration of retirement services and domestic life shared service functions	Established shared service functional team and appointed heads of Finance, Human Resources, Information Technology, Legal/Regulatory, Compliance, Administration, Risk, Communications, and Actuarial
Recruit and retain key senior leaders	Retained key talent and recruited new head of Human Resources

In light of the applicable TARP restrictions, the Committee reviewed performance against these metrics in late 2010 for Messrs. Herzog, Hancock, Moor and Wintrob and granted year-end incentive awards in mid-December. Based on the results at that time, the Committee determined that each of Messrs. Herzog, Hancock, Moor and Wintrob had substantially achieved or exceeded target performance as a whole. Because the incentive compensation of Messrs. Herzog, Moor and Wintrob could not exceed the target amounts authorized by the Special Master, the Committee did not attempt to quantify the extent of any overachievement and awarded the target incentive amounts. For Mr. Hancock, the Committee determined that, in light of the success of AIG’s financial, restructuring and recapitalization activities, the de-risking of AIGFP and the organizational accomplishments, an award above target was warranted and awarded incentives at 120 percent of the target amount.

In early 2011, following the issuance of AIG’s audited financial statements, the Committee re-reviewed performance for Messrs. Herzog and Moor. In this review, the Committee considered the achievements noted in the preceding tables, which reflect results for full-year 2010. Due to underachievement of certain financial metrics as noted above, the Committee determined that the appropriate amount for Mr. Moor’s incentives was 90 percent of the target amount, and Mr. Moor’s award was adjusted accordingly.

The Committee also reviewed performance for Mr. Benmosche in early 2011 and, after taking into account the achievements noted in the preceding table for Mr. Benmosche, concluded that he had substantially achieved or exceeded target performance as a whole. The Committee therefore determined to award incentive compensation to Mr. Benmosche at the target amount (as with incentives for the other current named executives who were members of the Top 25 group, Mr. Benmosche’s award could not exceed the target amount established by the Special Master). Mr. Benmosche’s incentive award was subsequently ratified by the Board and reviewed and approved by the Special Master.

Reconciliation of Non-GAAP Financial Measures

Certain of the performance measurements used by AIG management are “non-GAAP financial measures” under SEC rules and regulations. Operating income (loss) before net realized capital gains (losses), related deferred acquisition costs (DAC), value of business acquired (VOBA), and sales inducement asset (SIA) amortization and goodwill impairment charges (pre-tax operating income or PTOI) is utilized to report results for SunAmerica operations. Premiums, deposits and other considerations (PDOC) is a non-GAAP financial measure which includes life insurance premiums, deposits on annuity contracts and mutual funds. General and administrative operating expenses (one of two components of General Operating Expenses) excludes restructuring costs, costs of long-term incentive plans and certain other non-operating expenses, including an accrued guaranty fund assessment for the State of New York and certain litigation accruals. For SunAmerica, after-tax return on equity (ROE) is calculated based on PTOI, average SunAmerica shareholders’ equity excluding Other Comprehensive Income (Loss) and certain affiliated investments and an assumed tax rate of 35 percent. Risk Based Capital ratios are determined using accounting principles promulgated by the National Association of Insurance Commissioners for use in insurance company reporting.

Management believes that these measures enhance the understanding of the underlying profitability of the ongoing operations of these businesses and allow for more meaningful comparisons with AIG’s insurance competitors. The reconciliations of the Non-GAAP financial measures to the most comparable GAAP measures in accordance with Regulation G are included below, within the relevant tables in Parts I and II of AIG’s 2010 Annual Report on Form 10-K, or in the fourth quarter 2010 Financial Supplement (Supplement) available in the Investor Information section of AIG’s corporate website, www.aigcorporate.com, as follows:

Measure	Location or Explanation
Operating income (loss)	AIG’s 2010 Annual Report on Form 10-K, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A), p. 111
PDOC	AIG’s 2010 Annual Report on Form 10-K, Item 1. Business, p. 14
PTOI	AIG’s 2010 Annual Report on Form 10-K, Item 7. MD&A, p. 111
Adjusted average shareholders’ equity	Supplement, pp. 8-9
General and administrative operating expenses

Calculated by reducing General Operating Expenses (the GAAP measure) by Other general and administrative expenses (the second component of General Operating Expenses), restructuring charges and costs associated with the Long Term Incentive Plan. Other general and administrative expenses are excluded as they are deemed to be outside of SunAmerica management’s control

ROE	Calculated by dividing After-tax operating income (PTOI less taxes at the 35 percent effective rate) by Adjusted average (beginning and end of year) shareholders’ equity

Arrangements for Former Executive Officer

Mr. Wilson, a member of the Top 26-100 group for 2010, was Executive Vice President and served as Chief Executive Officer and President of AIA for a part of 2010. In this capacity, until the IPO of AIA, Mr. Wilson received cash salary at an annual rate of $900,000 and Stock Salary at an annual rate of $1,580,000 paid in LTPUs. Mr. Wilson’s cash salary was set at $900,000 due to the crucial role of AIA in AIG’s restructuring efforts, and the Committee certified to the exceptional circumstances in accordance with the Special Master’s determination. A portion of Mr. Wilson’s Stock Salary is restricted for one year and the remainder is restricted for three years to comply with the Special Master’s requirement that at least 50 percent of total compensation be paid in a form that is non-transferable over a period of at least three years. Mr. Wilson also received certain expatriate benefits, including payment of housing and educational expenses, and tax preparation services due to his service in Hong Kong, which were expressly permitted under the approved compensation structure for Top 26-100 employees. These benefits are described in further detail in the Perquisites and Benefits table.

Mr. Wilson participated in the AIA-JF Premium Mandatory Provident Fund Scheme of Hong Kong, AIA, as described in “Post-Employment Compensation—Nonqualified Deferred Compensation”, and did not participate in any AIG domestic retirement plan.

In March 2010, Mr. Wilson received a $4,700,000 award of restricted stock for his performance in 2009 when he was not a member of the Top 25 or Top 26-100. Fifty percent of the award was vested at grant and fifty percent was scheduled to vest on the earlier of the completion of the sale of AIA or the nine-month anniversary of the grant date in light of the potential that Mr. Wilson would become part of the Top 25 for 2011 and would be unable to continue vesting. The Committee determined to grant a portion of the first tranche in cash to enable Mr. Wilson to satisfy his Hong Kong tax law obligations on the award, and subjected both tranches to transfer restrictions that will lapse in one-third increments over a three-year period following the grant date.

AIG completed the IPO of AIA in October 2010, raising over $20 billion. Following the IPO, AIA was no longer a subsidiary of AIG and responsibility for compensation determinations for AIA’s executive directors and senior managers was assumed by AIA. After discussion and consultation with AIG, AIA determined to pay a $4,280,000 year-end incentive award to Mr. Wilson based on the consummation of the offering and his assistance with the transition of AIA’s new executive team. This award was consistent with the annual incentive target that AIG had previously established for Mr. Wilson.

Mr. Wilson left AIA in January 2011. In addition to severance and accrued benefits, he received a payment in lieu of a pension benefit he forfeited with his prior employer, a payment to settle a disputed claim under his employment agreement with AIA and payment of certain equity awards previously granted under his AIA employment agreement. These payments are described in greater detail in the Termination Payments and Benefits table. Due to the release, non-solicitation and non-disparagement agreements Mr. Wilson provided and to clarify the treatment of pre-IPO awards, AIG is a party to the separation agreement with Mr. Wilson. AIG was not obligated to make any post-IPO awards or additional payments to Mr. Wilson in connection with his separation.

In December 2010, Mr. Wilson also received 701 shares of AIG Common Stock upon the vesting of awards previously made under AIG’s 2007 Stock Incentive Plan, as described in greater detail in the 2010 Vesting of Stock-Based Awards table.

Process for Compensation Decisions

Role of the Committee. The Committee determines the compensation of AIG’s Chief Executive Officer, and the Board approves or ratifies the amounts to be awarded to him. After considering the recommendation of AIG’s Chief Executive Officer, the Committee also reviews and approves the compensation of other employees in the Top 25 and Top 26-100. As described above, decisions regarding the structure (and, for the Top 25, amount) of compensation for these employees was required to be approved by the Special Master.

The Committee also makes recommendations to the Board with respect to AIG’s compensation programs for other key employees and oversees AIG’s management development and succession planning programs.

Attendance at Committee meetings generally includes internal legal and human resources executives and their staff members (depending upon agenda items), outside counsel and the Committee’s independent consultant; since October 2009, attendance also regularly includes representatives of the Department of the Treasury. Between September 2008 and January 14, 2011 (the date of AIG’s Recapitalization Closing), attendance regularly included representatives of the FRBNY and their advisors.

Consultants. To provide independent advice, the Committee has used the services of the Cook firm since 2005. A senior consultant of the Cook firm regularly attends the Committee’s meetings and is instructed to provide independent, analytical and evaluative advice about AIG’s compensation programs for senior executives, including comparisons to industry peers and comparisons to “best practices” in general. The Cook firm responds on a regular basis to questions from the Committee and the Committee’s other advisors, providing its opinions with respect to the design and implementation of current or proposed compensation programs. The Cook firm also participated in the Committee meetings in which the compensation risk assessments were conducted and advised that the process was thorough and well designed. Neither the Cook firm nor any of its affiliates provide any other services to AIG or its management except with respect to director compensation.

In 2010, the Committee also considered materials prepared by Mercer and Johnson Associates related to various aspects of AIG’s efforts to comply with the TARP Standards and the requirements of the Special Master. Mercer and Johnson Associates were engaged by AIG to assist management with this work.

Consideration of Competitive Compensation Levels. In 2009 and 2010, based on the direction of the staff of the Office of the Special Master, the Committee considered information based on a wider range of peer companies than the Committee had used in recent years. In 2010, for each position (other than Messrs. Benmosche and Hancock, for whom only proxy data was used), the Committee considered information from data disclosed in company proxy statements of appropriate peer companies (Proxy Data), as well as information from the 2009 Hewitt TCM Financial Services Executive Survey (Survey Data). The companies used to analyze compensation for each of AIG’s current named executives were:

Mr. Benmosche. Proxy Data: ACE Ltd., AFLAC, The Allstate Corporation, Chubb Group, Hartford Financial Services, Loews Corporation, MetLife Inc., Prudential Financial Inc. and The Travelers Companies Inc.

Mr. Herzog. Proxy Data: ACE Ltd., AFLAC, The Allstate Corporation, Chubb Group, Hartford Financial Services, Loews Corporation, MetLife Inc., Prudential Financial Inc. and The Travelers Companies Inc. Survey Data: American Express Company, Bank of America Corporation, Citigroup Inc., JP Morgan Chase & Co., MetLife Inc., Prudential Financial Inc., The Travelers Companies Inc. and Wells Fargo & Company.

Mr. Hancock. Proxy Data: Citigroup Inc., JP Morgan Chase & Co., Prudential Financial Inc. and The Travelers Companies Inc.

Mr. Moor. Proxy Data: ACE Ltd., AFLAC, The Allstate Corporation, Chubb Group, Hartford Financial Services, Loews Corporation, MetLife Inc., Prudential Financial Inc. and The Travelers Companies Inc. Survey Data: American Express Company, Bank of America Corporation, Citigroup Inc., JP Morgan Chase & Co., MetLife Inc., Prudential Financial Inc., The Travelers Companies Inc. and Wells Fargo & Company.

Mr. Wintrob. Proxy Data: ACE Ltd., AFLAC, The Allstate Corporation, Chubb Group, Hartford Financial Services, Loews Corporation, MetLife Inc., Prudential Financial Inc. and The Travelers Companies Inc. Survey Data: American Express Company, Bank of America Corporation, Citigroup Inc., JP Morgan Chase & Co., MetLife Inc., Prudential Financial Inc., The Travelers Companies Inc. and Wells Fargo & Company.

Consultations with Stakeholders. AIG’s compensation decisions in 2010 were guided by discussions with a number of outside stakeholders. AIG spoke frequently with the Special Master both while formulating its proposals and while implementing the Special Master’s decisions. AIG also regularly consulted with the FRBNY and the Department of the Treasury regarding compensation matters. For certain compensation actions, AIG also sought and obtained the consent of the trustees of the AIG Credit Facility.

Consideration of Prior Years’ Compensation. When deciding on appropriate amounts and/or structures of compensation to approve, the Special Master is permitted to take into account prior years’ compensation, including legally binding rights under valid employment contracts that are not themselves subject to review by the Special Master. The Special Master was provided with information on prior years’ compensation, and indicated that the information was considered when making decisions.

Consideration of Risk Management. As required by the TARP Standards, the Committee reviewed the compensation arrangements of AIG’s employees, including the current named executives, with AIG’s senior risk officer at least every six months. For further discussion of the risk review process, see the Report of the Compensation and Management Resources Committee.

Other Considerations

Other Treasury Limits. The agreements pursuant to which the Department of the Treasury agreed to purchase preferred stock from AIG placed additional compensation limits on the 2010 compensation of AIG employees, including Messrs. Herzog, Moor, and Wintrob. These limits included limiting the 2010 annual bonuses and cash performance awards paid to executive officers and Senior Partners to the aggregate adjusted net income for 2010 of AIG’s insurance company subsidiaries included in AIG’s 2010 consolidated financial statements (excluding certain amounts distributed to AIG in the form of dividends and other distributions). Each of Messrs. Herzog, Moor, and Wintrob is a Senior Partner. The compensation for AIG’s current named executives was designed to comply with these limits.

Aggregate Limit on Incentives. As part of the approved compensation structure for the Top 26-100, the Special Master limited total incentives for that group to a percentage of AIG’s earnings determined by the Committee. Based on an assessment of historic and current incentive levels and a range of performance scenarios, the Committee limited total incentives for the Top 26-100 to three percent of AIG’s eligible earnings, defined as the aggregate adjusted net income from AIG’s insurance company subsidiaries included in AIG’s consolidated financial statements. The aggregate actual incentive compensation awarded to all members of the Top 26-100 for 2010 did not exceed the limit.

Deductibility of Executive Compensation. As a participant in TARP, AIG is subject to Section 162(m)(5) of the Internal Revenue Code of 1986, as amended, which limits AIG’s ability to take a federal income tax deduction for compensation paid to the current named executives. Section 162(m)(5) generally lowers the cap on the deductibility of compensation paid to these individuals from $1,000,000 to $500,000 per year and removes the exemption for compensation determined to be “performance-based” under applicable tax regulations. As a result of these limitations, deductibility was not taken into account in making compensation decisions.

Share Ownership Guidelines and No-Hedging Policy. AIG’s share ownership guidelines establish levels of ownership of AIG Common Stock at five times salary for the Chief Executive Officer and three times salary for other officers at the level of Senior Vice President and above, which includes the remaining current named executives. Until the guidelines are met, such employees are required to retain 50 percent of the shares of AIG Common Stock received upon the exercise of stock options or upon the vesting of restricted stock units granted by AIG. Shares held for purposes of the guidelines include stock owned outright by the officer or his or her spouse and earned but unvested share-based awards. In July 2010, the Committee extended the share ownership guidelines to Top 25 and Top 26-100 employees not already covered and amended the guidelines to provide that vested LTPUs qualify as shares held for purposes of the guidelines.

AIG’s Code of Conduct prohibits employees from engaging in any hedging transactions with respect to any of AIG’s securities including trading in any derivative security relating to AIG’s securities.

Adjustment and Recovery of Awards. Both the Partners Plan and the Senior Partners Plan provide that the Committee can adjust outstanding awards for any restatement of financial results. The Senior Partners Plan specifically notes that adjustments may take into account the fact that prior vested awards may have been overpaid. No misconduct on the part of a participant is required for the Committee to exercise this authority. Because of the vesting periods applicable to the Senior Partners Plan, a significant amount of each Senior Partner’s compensation is subject to these provisions.

Additionally, as noted above, the incentive compensation paid to each of the current named executives will be subject to clawback by AIG if it is based on materially inaccurate financial statements or any other materially inaccurate performance metrics or if the current named executive is terminated for misconduct that occurred during the period in which the incentive compensation was earned.

Conclusion

Over 2010, AIG has rebuilt many key functions, including Human Resources, and adopted a comprehensive compensation philosophy. The Human Resources team, AIG senior management and the Committee expect to build on this foundation in the coming year to support and incentivize AIG’s independence from government support, including continuing to strengthen our performance management systems to differentiate performance and reward exceptional, long-term achievement.

2010 COMPENSATION

Summary Compensation Table

The following tables contain information with respect to AIG’s named executive officers. As required by SEC rules, AIG’s named executives include the Chief Executive Officer, Chief Financial Officer and three other most highly paid executive officers, as well as an additional individual who served as an executive officer during a part of 2010.

The presentation below differs substantially from the manner in which AIG and the Special Master administered the compensation of named executive officers. The most significant differences are:

•

For Messrs. Benmosche and Wilson, amounts for 2010 include equity incentive awards for 2009 performance. Conversely, for Mr. Benmosche, amounts listed for 2010 exclude equity incentive awards for 2010 performance, while Mr. Wilson did not receive an award from AIG for 2010 performance.

•

Mr. Wilson’s amounts for 2010 include year-end compensation and severance arrangements (as well as certain salary changes) that were determined by AIA, after consultation with AIG and after AIA ceased to be a subsidiary of AIG, and were not subject to supervision by the Special Master.

•

For Messrs. Herzog, Moor and Wintrob, amounts for 2010 include certain payments that were originally intended to be made with respect to 2009. At the request of the Department of the Treasury, the service period for these amounts was extended and the payments were subjected to additional performance review. These amounts were detailed in proxy statements for the past two years and were specifically considered by the Special Master.

•	Mr. Moor’s equity incentive award for 2010 performance is shown at target, although the final award was 90 percent of the target amount.

Please see “Compensation Discussion and Analysis” for detail regarding the manner in which the compensation of the named executives was administered.

2010 Summary Compensation Table

Name and Principal Position(1)	Year	Salary	Bonus(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value(5)	All Other Compensation(6)	Total
Robert H. Benmosche	2010	$3,000,000	$0	$5,380,802	$0	$18,467	$25,000	$8,424,269
Chief Executive Officer	2009	$1,153,964	$0	$1,538,402	$0	$0	$14,164	$2,706,530
David L. Herzog	2010	$492,769	$1,000,000	$5,656,588	$0	$112,279	$10,408	$7,272,044
Executive Vice President	2009	$625,000	$1,500,000	$3,937,470	$0	$78,488	$5,876	$6,146,834
and Chief Financial Officer	2008	$675,000	$0	$0	$27,164	$111,400	$14,626	$828,190
Peter D. Hancock	2010	$1,326,923	$0	$5,464,938	$1,080,000	$0	$212,256	$8,084,117
Executive Vice President— Finance, Risk and Investments
Kris P. Moor	2010	$696,154	$1,600,000	$7,068,672	$0	$379,804	$39,990	$9,784,620
Executive Vice President—	2009	$915,385	$2,400,000	$6,691,640	$0	$354,874	$37,229	$10,399,128
General Insurance	2008	$959,615	$561,563	$0	$163,338	$535,339	$38,990	$2,258,845
Jay S. Wintrob	2010	$493,154	$1,200,000	$6,479,016	$0	$165,580	$41,683	$8,379,433
Executive Vice President— Domestic Life and Retirement Services
Former Executive Officer
Mark A. Wilson	2010	$1,162,852	$4,280,000	$6,069,453	$0	$0	$1,793,071	$13,305,376

Footnotes to 2010 Summary Compensation Table

(1)

Reflects principal positions held by the current named executives in 2010. In March 2011, AIG announced that Mr. Hancock has been named Chief Executive Officer of Chartis and Mr. Moor has been named Vice Chairman of Chartis.

(2)	The amounts in this column for Messrs. Herzog, Moor and Wintrob in 2010 represent only the payment of extended and performance-earned retention awards.

These payments were originally scheduled to be made with respect to 2009. However, the date on which these awards were payable was subsequently extended and payment was made only after a determination of satisfactory progress under AIG’s restructuring plans. After consulting with officials at the FRBNY and officials at the Department of the Treasury, and considering their opinions, the Special Master concluded that, due to the unique financial circumstances existing at AIG, and the need to retain the services of employees deemed to be particularly critical to AIG’s long-term financial success, further restructuring the retention awards would not be consistent with the public interest. Instead, the Special Master was permitted to take the awards into consideration when deciding compensation amounts for Messrs. Herzog, Moor and Wintrob.

(3)

2010 Amounts. For Mr. Benmosche, the amount represents the grant date fair value of Stock Salary paid during 2010 in AIG Common Stock and TARP RSUs awarded in March 2010 for 2009 performance, and includes $414 in cash paid in lieu of fractional shares. For Messrs. Herzog, Moor and Wintrob, the amounts represent the grant date fair value of Stock Salary paid during 2010 in LTPUs and TARP RSUs awarded in December 2010 for 2010 performance. Although Mr. Moor’s TARP RSUs award is shown at its full target amount ($1,900,000), his final award was only 90 percent of target ($1,710,000). For Mr. Hancock, the amount represents the grant date fair value of Stock Salary paid during 2010 in LTPUs, Variable Stock Incentive for 2010 performance awarded in December 2010 and half of the Variable Cash Incentive award amount for 2010 performance that was awarded in December 2010 and denominated in immediately vested restricted stock transferable in the first quarter of 2012, as described in footnote 4. For Mr. Wilson, the amount represents the grant date fair value of Stock Salary paid during 2010 in LTPUs and a restricted stock grant awarded in March 2010 for 2009 performance, fifty percent of which was immediately vested and fifty percent of which vested on the nine-month anniversary of the date of grant. In light of the Hong Kong tax regime, a portion of the immediately vested restricted stock was paid in cash ($614,000) so that Mr. Wilson could meet his tax obligations on the award.

Footnotes to 2010 Summary Compensation Table, continued

Calculation. The amount shown for the awards granted by AIG was calculated using the assumptions described in Note 19 to the Consolidated Financial Statements included in AIG’s 2010 Annual Report on Form 10-K (in the case of awards granted in 2010) and the assumptions described in Note 18 to the Consolidated Financial Statements included in AIG’s Annual Report on Form 10-K for the year ended December 31, 2009 and Note 17 to the Consolidated Financial Statements included in AIG’s Annual Report on Form 10-K for the year ended December 31, 2008 (in the case of awards granted prior to 2010).

(4)

The amount shown for Mr. Hancock represents 2010 year-end Variable Cash Incentive pay. Messrs. Benmosche, Herzog, Moor and Wintrob were not eligible under the TARP Standards to receive any 2010 cash incentive pay. Mr. Hancock received a 2010 Variable Cash Incentive award of $2,160,000 based on his performance against objective metrics reviewed favorably by the Office of the Special Master. In light of the restrictions applicable to Mr. Hancock because he was expected to enter the Top 25 for 2011, half of the Variable Cash Incentive ($1,080,000) was paid in cash in December 2010, whereas the remaining half was paid in the form of immediately vested restricted stock that cannot be transferred until the first quarter of 2012 and is shown in the Stock Awards column.

(5)

The amounts in this column do not represent amounts that were paid to the named executives. Rather, the amounts represent the total change of the actuarial present value of the accumulated benefit under AIG’s defined benefit (pension) plans, including the U.S. qualified and excess plans and the SERP (AIG and/or American General Corporation), if applicable. These plans are described in “Post-Employment Compensation—Pension Benefits.” (For Messrs. Herzog and Moor, the amounts previously reported in AIG’s 2010 Proxy Statement were overstated by small amounts as the three-year average earnings used for that proxy calculation included three years of base salary paid though October 31, 2009. The calculation should have been based upon three years of base salary paid through October 22, 2009 to reflect the date their non qualified pension benefits were frozen).

Mr. Hancock was not yet a participant in the AIG qualified pension plan at December 31, 2010. Mr. Hancock became a participant in AIG’s qualified pension plan effective March 1, 2011, after he completed one year of service with AIG, with service credited retroactive to September 1, 2010. Mr. Wilson did not participate in any defined benefit or actuarial pension plans.

Pursuant to the Determination Memoranda issued by the Office of the Special Master on October 22, 2009, December 11, 2009, March 23, 2010, April 16, 2010 and April 1, 2011 (the Memoranda), there is a freeze on future benefit accruals with regard to the benefits provided under the Excess Retirement Income Plan and the SERP. The Memoranda require AIG to cease any future benefit accruals for executives while they are among the top 100 paid employees under TARP. Benefit accruals in these plans ceased on October 22, 2009 for Messrs. Benmosche, Herzog, Moor and Wintrob. Mr. Hancock commenced employment after the freeze and therefore did not accrue any benefits in these plans.

(6)	Perquisites. This column includes the incremental costs of perquisites and benefits. The following table details the incremental cost to AIG of perquisites received by each named executive.

Footnotes to 2010 Summary Compensation Table, continued

Perquisites and Benefits

Name	Personal Use of Car Service/Car Allowance/Parking(a)	Financial, Tax and Legal Planning(b)	Personal Use of Club Memberships and Recreational Opportunities	Assignee Benefits(c)	Total
Robert H. Benmosche	$24,390	$0	$0	$0	$24,390
David L. Herzog	$9,469	$0	$0	$0	$9,469
Peter D. Hancock	$5,594	$203,596	$0	$0	$209,190
Kris P. Moor	$6,300	$15,600	$0	$0	$21,900
Jay S. Wintrob	$18,594	$5,000	$0	$0	$23,594
Former Executive Officer
Mark A. Wilson	$15,659	$0	$8,423	$261,344	$285,426

(a)

For Messrs. Benmosche and Wilson, who were each provided with a dedicated car and driver, car use reflects the incremental cost of driver overtime compensation, fuel and maintenance attributable to personal use. Although this benefit was provided to enhance the security and efficient travel of Messrs. Benmosche and Wilson, SEC rules require that costs of commuting and other uses not directly and integrally related to business be disclosed as compensation to the executive. For the other named executives, the incremental cost for car-related perquisites represents AIG’s direct expenditures.

(b)

Incremental costs related to financial, tax and legal planning represent AIG’s direct expenditures. Under the structure the Special Master approved, Mr. Hancock was entitled to payment of legal fees incurred in connection with his hire in early 2010 and the amount shown represents those fees.

(c)	Assignee Benefits include housing reimbursement ($205,269), educational expenses for children ($36,109), and travel for home leave ($19,966).

Other Benefits. This column also includes life insurance premiums paid for the benefit of the named executives. All current named executives are covered under the AIG Basic Group Life Insurance Plan. For group life insurance, the 2010 company-paid costs were: Benmosche — $610; Herzog — $939; Hancock — $759; Moor — $940; Wintrob — $939; and Wilson — $1,722. The cost for Mr. Wilson is attributable to the life insurance plan provided to AIA employees.

This column also includes matching contributions by AIG under its 401(k) plan and, for Mr. Wilson, the defined contribution plan in which he participated in Hong Kong. These matching contributions include the following amounts in 2010: Benmosche — $0; Herzog — $0; Hancock — $2,307; Moor — $17,150; Wintrob — $17,150; and Wilson — $39,502. See “Post-Employment Compensation—Nonqualified Deferred Compensation” for additional details. Mr. Wilson participated in a different defined contribution plan in connection with his years of service in Hong Kong as described in greater detail in “Post Employment Compensation—Nonqualified Deferred Compensation.” The amount of the contribution included in “All Other Compensation” in the 2010 Summary Compensation Table for 2010 for Mr. Wilson reflects conversion to U.S. dollars at a rate of HK$7.7725 per U.S. dollar, the month-end rate for December 2010.

For Mr. Wilson, this column also includes the following payments made to Mr. Wilson by AIA, in connection with his January 2011 departure: a payment in lieu of a pension benefit Mr. Wilson forfeited with his prior employer ($520,000), a payment to settle a disputed claim under his employment agreement with AIA ($450,000), severance ($309,247), accrued and unpaid vacation ($161,524) and monetization of unvested restricted stock units (RSUs) ($25,650).

AIG maintains a policy of directors and officers liability insurance for itself, its directors and officers, its subsidiaries and their directors and officers. The premium for this policy for the year ended September 22, 2010 was approximately $52.2 million, and for the year ending September 22, 2011 was approximately $51 million. In addition, AIG purchased coverage in 2008 that will be in effect until 2014 and will allow AIG and its subsidiaries to report claims that relate to director and officer conduct during the period from May 24, 2005 to September 22, 2008, at a total cost of approximately $75.1 million.

2010 Grants of Plan-Based Awards

Total 2010 Grants. The following table details all equity and non-equity plan-based awards granted to each of the named executives in 2010.

2010 Grants of Plan-Based Awards

Name	Grant Date	Committee Action Date(1)	Estimated Possible Payouts Under Non-equity Incentive Plan Awards	Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards (# of AIG Shares)	All Other Awards (# of LTPUs)(2)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)(3)
				Threshold	Target	Maximum
Robert H. Benmosche Stock Salary paid in restricted stock(4)	01/07/10	11/24/09	—	—	—	—	5,383	—	—	$153,846
	01/21/10	11/24/09	—	—	—	—	5,584	—	—	$153,839
	02/04/10	11/24/09	—	—	—	—	6,810	—	—	$153,838
	02/18/10	11/24/09	—	—	—	—	5,759	—	—	$153,823
	03/04/10	11/24/09	—	—	—	—	5,759	—	—	$153,823
	03/18/10	11/24/09	—	—	—	—	4,441	—	—	$153,836
	04/01/10	11/24/09	—	—	—	—	4,510	—	—	$153,836
	04/15/10	11/24/09	—	—	—	—	3,848	—	—	$153,843
	04/29/10	11/24/09	—	—	—	—	3,824	—	—	$153,840
	05/13/10	11/24/09	—	—	—	—	3,784	—	—	$153,820
	05/27/10	11/24/09	—	—	—	—	4,219	—	—	$153,825
	06/10/10	11/24/09	—	—	—	—	4,358	—	—	$153,837
	06/24/10	11/24/09	—	—	—	—	4,184	—	—	$153,846
	07/08/10	11/24/09	—	—	—	—	4,332	—	—	$153,829
	07/22/10	11/24/09	—	—	—	—	4,216	—	—	$153,842
	08/05/10	11/24/09	—	—	—	—	3,855	—	—	$153,815
	08/19/10	11/24/09	—	—	—	—	4,327	—	—	$153,825
	09/02/10	11/24/09	—	—	—	—	4,283	—	—	$153,845
	09/16/10	11/24/09	—	—	—	—	4,308	—	—	$153,839
	09/30/10	11/24/09	—	—	—	—	3,934	—	—	$153,819
	10/14/10	11/24/09	—	—	—	—	3,668	—	—	$153,836
	10/28/10	11/24/09	—	—	—	—	3,664	—	—	$153,815
	11/10/10	11/24/09	—	—	—	—	3,578	—	—	$153,818
	11/24/10	11/24/09	—	—	—	—	3,684	—	—	$153,844
	12/09/10	11/24/09	—	—	—	—	3,219	—	—	$153,804
	12/23/10	11/24/09	—	—	—	—	2,831	—	—	$153,808
TARP RSUs	03/15/10	03/09/10	—	—	—	—	40,233	—	—	$1,380,797

Total							152,595	—		$5,380,388
David L. Herzog Stock Salary paid in LTPUs	05/28/10	05/28/10	—	—	—	—	—	30,824	—	$1,868,750
	06/15/10	05/28/10	—	—	—	—	—	2,923	—	$186,875
	06/30/10	05/28/10	—	—	—	—	—	2,924	—	$186,875
	07/15/10	05/28/10	—	—	—	—	—	2,788	—	$186,875
	07/30/10	05/28/10	—	—	—	—	—	2,685	—	$186,875
	08/13/10	05/28/10	—	—	—	—	—	2,662	—	$186,875
	08/30/10	05/28/10	—	—	—	—	—	2,741	—	$186,875
	09/15/10	05/28/10	—	—	—	—	—	2,649	—	$186,875
	09/30/10	05/28/10	—	—	—	—	—	2,454	—	$186,875
	10/15/10	05/28/10	—	—	—	—	—	2,296	—	$186,875
	10/29/10	05/28/10	—	—	—	—	—	2,260	—	$186,875
	11/15/10	05/28/10	—	—	—	—	—	3,700	—	$338,515
	11/30/10	05/28/10	—	—	—	—	—	2,330	—	$186,875
	12/15/10	05/28/10	—	—	—	—	—	2,164	—	$186,875
	12/30/10	05/28/10	—	—	—	—	—	2,062	—	$186,875
TARP RSUs	12/20/10	12/20/10	—	—	—	—	19,093	—	—	$1,019,948

Total							19,093	67,462		$5,656,588
Peter D. Hancock Stock Salary paid in LTPUs	05/28/10	05/28/10	—	—	—	—	—	12,135	—	$735,714
	06/15/10	05/28/10	—	—	—	—	—	1,564	—	$100,000
	06/30/10	05/28/10	—	—	—	—	—	1,565	—	$100,000
	07/15/10	05/28/10	—	—	—	—	—	1,492	—	$100,000
	07/30/10	05/28/10	—	—	—	—	—	1,437	—	$100,000
	08/13/10	05/28/10	—	—	—	—	—	1,425	—	$100,000
	08/30/10	05/28/10	—	—	—	—	—	1,467	—	$100,000
	09/15/10	05/28/10	—	—	—	—	—	1,418	—	$100,000

Name	Grant Date	Committee Action Date(1)	Estimated Possible Payouts Under Non-equity Incentive Plan Awards	Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards (# of AIG Shares)	All Other Awards (# of LTPUs)(2)	Exercise Price of Option Awards ($/Sh)	Grant Date Fair Value of Equity Awards ($)(3)
				Threshold	Target	Maximum
	09/30/10	05/28/10	—	—	—	—	—	1,313	—	$100,000
	10/15/10	05/28/10	—	—	—	—	—	1,229	—	$100,000
	10/29/10	05/28/10	—	—	—	—	—	1,209	—	$100,000
	11/15/10	05/28/10	—	—	—	—	—	1,872	—	$169,582
	11/30/10	05/28/10	—	—	—	—	—	1,247	—	$100,000
	12/15/10	05/28/10	—	—	—	—	—	1,158	—	$100,000
	12/30/10	05/28/10	—	—	—	—	—	1,319	—	$119,666
Restricted Stock(5)	12/20/10	12/20/10	—	—	—	—	60,651	—	—	$3,239,976
Variable Cash Incentive Award	12/20/10	12/20/10	$1,080,000	—	—	—	—	—	—	—

Total			$1,080,000				60,651	31,850		$5,464,938
Kris P. Moor Stock Salary paid in LTPUs	05/28/10	05/28/10	—	—	—	—	—	34,364	—	$2,083,333
	06/15/10	05/28/10	—	—	—	—	—	3,259	—	$208,333
	06/30/10	05/28/10	—	—	—	—	—	3,259	—	$208,333
	07/15/10	05/28/10	—	—	—	—	—	3,108	—	$208,333
	07/30/10	05/28/10	—	—	—	—	—	2,993	—	$208,333
	08/13/10	05/28/10	—	—	—	—	—	2,968	—	$208,333
	08/30/10	05/28/10	—	—	—	—	—	3,056	—	$208,333
	09/15/10	05/28/10	—	—	—	—	—	2,953	—	$208,333
	09/30/10	05/28/10	—	—	—	—	—	2,736	—	$208,333
	10/15/10	05/28/10	—	—	—	—	—	2,560	—	$208,333
	10/29/10	05/28/10	—	—	—	—	—	2,520	—	$208,333
	11/15/10	05/28/10	—	—	—	—	—	4,121	—	$377,021
	11/30/10	05/28/10	—	—	—	—	—	2,597	—	$208,333
	12/15/10	05/28/10	—	—	—	—	—	2,413	—	$208,333
	12/30/10	05/28/10	—	—	—	—	—	2,299	—	$208,333
TARP RSUs(6)	12/20/10	12/20/10	—	—	—	—	35,567	—	—	$1,899,989

Total							35,567	75,206		$7,068,672
Jay S. Wintrob
Stock Salary paid in LTPUs	05/28/10	05/28/10	—	—	—	—	—	35,388	—	$2,145,417
	06/15/10	05/28/10	—	—	—	—	—	3,356	—	$214,542
	06/30/10	05/28/10	—	—	—	—	—	3,357	—	$214,542
	07/15/10	05/28/10	—	—	—	—	—	3,200	—	$214,542
	07/30/10	05/28/10	—	—	—	—	—	3,082	—	$214,542
	08/13/10	05/28/10	—	—	—	—	—	3,056	—	$214,542
	08/30/10	05/28/10	—	—	—	—	—	3,147	—	$214,542
	09/15/10	05/28/10	—	—	—	—	—	3,041	—	$214,542
	09/30/10	05/28/10	—	—	—	—	—	2,818	—	$214,542
	10/15/10	05/28/10	—	—	—	—	—	2,636	—	$214,542
	10/29/10	05/28/10	—	—	—	—	—	2,595	—	$214,542
	11/15/10	05/28/10	—	—	—	—	—	4,247	—	$388,598
	11/30/10	05/28/10	—	—	—	—	—	2,674	—	$214,542
	12/15/10	05/28/10	—	—	—	—	—	2,484	—	$214,542
	12/30/10	05/28/10	—	—	—	—	—	2,368	—	$214,542
TARP RSUs	12/20/10	12/20/10	—	—	—	—	21,639	—	—	$1,155,955

Total							21,639	77,449		$6,479,016
Former Executive Officer
Mark A. Wilson
Stock Salary paid in LTPUs	05/28/10	05/28/10	—	—	—	—	—	10,859	—	$658,333
	06/15/10	05/28/10	—	—	—	—	—	1,030	—	$65,833
	06/30/10	05/28/10	—	—	—	—	—	1,030	—	$65,833
	07/15/10	05/28/10	—	—	—	—	—	982	—	$65,833
	07/30/10	05/28/10	—	—	—	—	—	946	—	$65,833
	08/13/10	05/28/10	—	—	—	—	—	938	—	$65,833
	08/30/10	05/28/10	—	—	—	—	—	966	—	$65,833
	09/15/10	05/28/10	—	—	—	—	—	933	—	$65,833
	09/30/10	05/28/10	—	—	—	—	—	865	—	$65,833
	10/15/10	05/28/10	—	—	—	—	—	809	—	$65,833
	10/29/10	05/28/10	—	—	—	—	—	796	—	$65,833
	11/15/10	05/28/10	—	—	—	—	—	495	—	$52,848
Restricted Stock	03/29/10	03/29/10	—	—	—	—	118,605	—	—	$4,699,942	(7)

Total							118,605	20,649		$6,069,453

(1)	Date on which grants were approved by the Compensation and Management Resources Committee.

(2)

Each LTPU has a grant date notional value of $1,000, representing 20 percent AIG Common Stock and 80 percent debt securities by value. At any other time, the value of an LTPU is based on the value of the underlying securities. Both components of the LTPU are market observable. LTPUs issued as Stock Salary will be settled in three equal installments on the first, second and third anniversary of the date of grant other than LTPUs issued to Mr. Wilson, which settle on the first or third anniversary of the date of grant. As a result of the Recapitalization, on April 14, 2011, the debt securities portion of outstanding LTPUs will be converted into AIG Common Stock based on the values of the debt securities and AIG Common Stock at the time of conversion.

(3)	Calculated based on the following closing prices of AIG Common Stock and the debt securities at the grant date:

Grant Date	Closing Price	Debt Security Price	Grant Date	Closing Price	Debt Security Price
01/07/10	$28.58	—	08/05/10	$39.90	—
01/21/10	$27.55	—	08/13/10	$36.67	$90.9926
02/04/10	$22.59	—	08/19/10	$35.55	—
02/18/10	$26.71	—	08/30/10	$34.00	$91.0580
03/04/10	$26.71	—	09/02/10	$35.92	—
03/15/10	$34.32	—	09/15/10	$36.16	$92.5458
03/18/10	$34.64	—	09/16/10	$35.71	—
03/29/10	$34.45	—	09/30/10	$39.10	$99.7592
04/01/10	$34.11	—	10/14/10	$41.94	—
04/15/10	$39.98	—	10/15/10	$41.47	$107.1738
04/29/10	$40.23	—	10/28/10	$41.98	—
05/13/10	$40.65	—	10/29/10	$42.01	$109.0798
05/27/10	$36.46	—	11/01/10	$42.99	—
05/28/10	$35.38	$73.7900	11/15/10	$42.42	$106.8345
06/10/10	$35.30	—	11/24/10	$41.76	—
06/15/10	$37.88	$77.2000	11/30/10	$41.29	$104.9609
06/24/10	$36.77	—	12/09/10	$47.78	—
06/30/10	$34.44	$81.3168	12/15/10	$51.19	$104.2593
07/08/10	$35.51	—	12/20/10	$53.42	—
07/15/10	$37.38	$83.6270	12/23/10	$54.33	—
07/22/10	$36.49	—	12/30/10	$57.53	$105.8252
07/30/10	$38.47	$87.2582	—	—	—

(4)	Amounts do not include cash paid in lieu of fractional shares.

(5)	Consists of Mr. Hancock’s Variable Stock Incentive award and the portion of Mr. Hancock’s Variable Cash Incentive award denominated in immediately vested restricted stock.

(6)	Although Mr. Moor’s TARP RSUs award is shown at its full target amount, his final award was 90 percent of target.

(7)

Represents Mr. Wilson’s $4,700,000 restricted stock award for 2009 performance, including $614,000 paid in cash to enable him to meet his Hong Kong tax obligations on the award and excluding $58 in fractional shares.

EXERCISES AND HOLDINGS OF PREVIOUSLY AWARDED EQUITY

Outstanding Equity Awards at December 31, 2010

Equity-based awards held at the end of 2010 by each named executive, including awards under AIG’s Partners Plan and the DCPPP, were issued under the incentive plans and arrangements described below. Shares of AIG Common Stock deliverable under the Partners Plan or the DCPPP and AIG’s time-vested equity and option awards will be delivered under the 2007 Stock Incentive Plan, AIG’s Amended and Restated 2002 Stock Incentive Plan or AIG’s Amended and Restated 1999 Stock Option Plan, as applicable. Also included in outstanding equity-based awards are grants historically made by Starr International Company, Inc. (SICO) under a series of two-year Deferred Compensation Profit Participation Plans.

The following table sets forth outstanding equity-based awards held by each named executive as of December 31, 2010.

Outstanding Equity Awards at December 31, 2010

Name	Option Awards(1)					Stock Awards
						Unvested (No Longer Subject to Performance Conditions)
	Year Granted(1)	Number Exercisable	Number Unexercisable	Exercise Price	Expiration Date	Plan(2)(3)(4)	Number	Market Value(5)
Robert H. Benmosche	—	—	—	—	—	TARP RSUs	40,233	$2,318,225
David L. Herzog	2007	1,312	437	$1,140.99	12/13/2017	TARP RSUs	45,548	$2,624,476
	2006	1,499	—	$1,420.00	12/11/2016	2006 PP	123	$7,087
	2005	1,249	—	$1,319.79	12/14/2015	DCPPP	189	$10,890
	2005	750	—	$1,187.00	09/01/2015	SICO	810	$46,672

	2004	749	—	$1,289.39	12/16/2014	Total	46,670	$2,689,125
	2003	399	—	$1,279.00	12/17/2013
	2003	400	—	$940.00	02/10/2013
	2002	400	—	$1,225.99	12/16/2012
	2002	1,446	—	$1,592.19	01/17/2012
	2001	1,446	—	$1,315.40	01/17/2011
Peter D. Hancock	—	—	—	—	—	—	—	—
Kris P. Moor	2007	2,250	749	$1,140.99	12/13/2017	TARP RSUs(6)	99,059	$5,707,780
	2006	2,999	—	$1,420.00	12/11/2016	2006 PP	504	$29,040
	2005	2,499	—	$1,319.79	12/14/2015	DCPPP	560	$32,267
	2005	2,000	—	$1,187.00	09/01/2015	SICO	9,623	$554,477

	2004	1,999	—	$1,289.39	12/16/2014	Total	109,746	$6,323,564
	2003	1,750	—	$1,279.00	12/17/2013
	2003	1,499	—	$940.00	02/10/2013
	2002	1,499	—	$1,225.99	12/16/2012
	2001	749	—	$1,592.19	12/13/2011
Jay S. Wintrob	2007	2,250	749	$1,140.99	12/13/2017	TARP RSUs	77,194	$4,447,918
	2006	2,999	—	$1,420.00	12/11/2016	2006 PP	432	$24,892
	2005	2,999	—	$1,319.79	12/14/2015	DCPPP	480	$27,658
	2005	2,500	—	$1,187.00	09/01/2015	SICO	5,760	$331,891

	2004	2,499	—	$1,289.39	12/16/2014	Total	83,866	$4,832,359
	2003	2,000	—	$1,279.00	12/17/2013
	2003	1,999	—	$940.00	02/10/2013
	2002	1,999	—	$1,225.99	12/16/2012
	2001	1,499	—	$1,592.19	12/13/2011
Former Executive Officer
Mark A. Wilson	2008	112	112	$1,028.39	02/26/2018	RSUs	475	$27,370
	2007	186	63	$1,393.19	07/19/2017
	2007	187	63	$1,347.19	03/13/2017

(1)

None of the named executives has received options since 2008. All previously granted options had four-year pro rata vesting schedules, and all options have an exercise price equal to the closing sale price of AIG Common Stock on the NYSE on the date of grant.

(2)

AIG’s Partners Plan, which has been discontinued, operated for successive overlapping two-year performance periods. The first performance period was January 1, 2006 through December 31, 2007, and the last performance period was January 1, 2008 through December 31, 2009. Participants received Performance RSUs that entitled them to earn shares of AIG Common Stock based on the average of the percentage increase of AIG’s diluted adjusted earnings per share for the first year of the performance period over the prior year and the percentage increase of AIG’s diluted adjusted earnings per share for the second year of the performance period over the first year. Performance was relative to pre-established goals and ranges established by the Compensation and Management Resources Committee at the start of the period. The number of Performance RSUs that could be earned at the end of each period ranged from 0 to 150 percent of target.

Outstanding Performance RSUs for the 2006-2007 performance period (2006 PP) were earned and one-half vested after the fourth anniversary of the first day of the performance period and the other half will vest on the sixth anniversary. Any unvested awards generally will be forfeited if the named executive ceases employment with AIG prior to normal retirement at age 65. Performance RSUs, whether earned or unearned, pay no dividends.

(3)

The DCPPP was modeled on plans previously provided by SICO, described in footnote 4, except that it is administered by AIG and its costs are borne directly by AIG. Under the DCPPP, in 2007 participants were awarded time-vested RSUs based upon the number of plan units they had been granted. Fifty percent of these time-vested RSUs vested in May 2009 and the remainder vested in May 2010. An incremental allocation of RSUs equal to 20 percent or 35 percent of the RSUs initially allocated was made in 2009, and the incremental RSUs will vest in 2012. Any unvested RSUs generally will be forfeited if the named executive ceases employment with AIG prior to normal retirement at age 65.

(4)

Prior to 2005, key employees participated in a series of two-year Deferred Compensation Profit Participation Plans that historically were provided by SICO. The original SICO plan came into being in 1975. Participation in the SICO plans by any person, and the extent of such participation, has been at the sole discretion of SICO’s Board of Directors. SICO is responsible for issuing cash or AIG Common Stock under the SICO plans when required; AIG has made no payments under these plans, although AIG records the expense attributable to these plans in its financial statements. In 2005, AIG took steps to protect the interests of AIG’s current employees with respect to these benefits. AIG agreed, subject to certain conditions, to make any payment or delivery of AIG Common Stock that is not promptly made with respect to the benefits accrued by current employees of AIG and its subsidiaries under the SICO plans.

Shares that have been contingently allocated to named executives under the SICO plans will not be paid until age 65 and generally are subject to forfeiture on earlier termination of employment. SICO’s Board of Directors has the authority to reinstate a payout right and may permit early payout of shares. Before earning the right to payout, a participant is not entitled to any equity interest with respect to the contingently allocated shares.

Under certain of the SICO plans, if a participating named executive continues to be employed by AIG at the end of the eighth year after units were granted and has not yet reached age 65, he will be contingently allocated additional shares equal to 20 percent of the shares initially allocated. The contingent allocations are reflected in this table.

(5)	Based on AIG’s closing sale price on the NYSE on December 31, 2010 of $57.62 per share.

(6)	Includes the full target amount for Mr. Moor’s 2010 TARP RSUs award. Mr. Moor’s final award was 90 percent of target.

Vesting of Stock-Based Awards During 2010

The following table sets forth the amounts notionally realized in accordance with SEC rules by each named executive as a result of the vesting of stock-based awards in 2010. The vast majority of the amounts in the table were not actually permitted to be monetized during 2010. Other than the limited grants under the Partners Plan, DCPPP and 2007 Stock Incentive Plan, all of these awards were subject to transfer restrictions and, therefore, continue to tie the interests of the named executives to those of AIG’s stockholders. There were no options exercised in 2010 by any of the named executives.

2010 Vesting of Stock-Based Awards

Name	Stock-Based Awards Vested in 2010
	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert H. Benmosche(1)	112,362.00	$3,999,591
David L. Herzog(2)	24,096.10	$912,856
Peter D. Hancock(3)	71,889.83	$3,670,885
Kris P. Moor(4)	28,293.30	$1,070,391
Jay S. Wintrob(5)	28,807.74	$1,090,131
Former Executive Officer
Mark A. Wilson(6)	126,529.99	$4,383,288

(1)	Represents delivery of shares under the 2009-2010 Stock Salary Award. These shares are restricted from transfer until August 10, 2014.

(2)

Represents (i) 123 shares delivered under the Partners Plan; (ii) 270 shares delivered under the DCPPP; (iii) 31 shares delivered under a December 2007 time-vested restricted stock award granted under the 2007 Stock Incentive Plan; and (iv) 23,672.10 shares, representing the share-based portion of fully vested LTPUs granted as 2010 Stock Salary, based on the value of AIG Common Stock on the respective dates of grant. One-third of this share-based portion will be payable in cash based on the value of the shares on each of the first, second and third anniversary of the applicable grant date. As a result of the Recapitalization, the debt securities portion of the 2010 Stock Salary will convert into shares of AIG Common Stock on April 14, 2011.

(3)

Represents (i) 20,217 gross shares (10,872 net shares) restricted from transfer until March 15, 2012; (ii) 40,434 gross shares (21,745 net shares) restricted from transfer until December 20, 2013; and (iii) 11,238.83 shares, representing the share-based portion of fully vested LTPUs granted as 2010 Stock Salary, based on the value of AIG Common Stock on the respective dates of grant. One-third of this share-based portion will be payable in cash based on the value of the shares on each of the first, second and third anniversary of the applicable grant date. As a result of the Recapitalization, the debt securities portion of the 2010 Stock Salary will convert into shares of AIG Common Stock on April 14, 2011.

(4)

Represents (i) 503 shares delivered under the Partners Plan; (ii) 1,400 shares delivered under the DCPPP; and (iii) 26,390.30 shares, representing the share-based portion of fully vested LTPUs granted as 2010 Stock Salary, based on the value of AIG Common Stock on the respective dates of grant. One- third of this share-based portion will be payable in cash based on the value of the shares on each of the first, second and third anniversary of the applicable grant date. As a result of the Recapitalization, the debt securities portion of the 2010 Stock Salary will convert into shares of AIG Common Stock on April 14, 2011.

(5)

Represents (i) 431 shares delivered under the Partners Plan; (ii) 1,200 shares delivered under the DCPPP; and (iii) 27,176.74 shares, representing the share portion of fully vested LTPUs granted as 2010 Stock Salary, based on the value of AIG Common Stock on the respective dates of grant. One-third of this share-based portion will be payable in cash based on the value of the shares on each of the first, second and third anniversary of the applicable grant date. As a result of the Recapitalization, the debt securities portion of the 2010 Stock Salary will convert into shares of AIG Common Stock on April 14, 2011.

(6)

Represents (i) 118,605 shares, one-third of which is restricted from transfer until March 29, 2011, 2012, and 2013, respectively; (ii) 701 shares delivered under a December 2007 time-vested restricted stock unit award granted under the 2007 Stock Incentive Plan; and (iii) 7,223.99 shares, representing the share-based portion of fully vested LTPUs granted as 2010 Stock Salary, based on the value of AIG Common Stock on the respective dates of grant. A portion of this share-based amount will be payable in cash based on the value of the shares on each of the first and third anniversary of the applicable grant date. As a result of the Recapitalization, the debt securities portion of the 2010 Stock Salary will convert into shares of AIG Common Stock on April 14, 2011.

POST-EMPLOYMENT COMPENSATION

Pension Benefits

AIG maintains tax-qualified and nonqualified defined benefit (pension) plans that provide retirement benefits for employees whose length of service allows them to vest in and receive these benefits. Employees of AIG and its subsidiaries who are citizens of the United States or non-citizens working in the United States are covered under the American International Group, Inc. Retirement Plan, a U.S. tax-qualified defined benefit retirement plan. Participants whose formula benefit is restricted from being fully paid from the tax-qualified retirement plan due to Internal Revenue Service (IRS) limits on compensation and benefits are eligible to participate in the Excess Retirement Income Plan. Messrs. Moor and Wintrob also participate in the SERP. In addition, Mr. Herzog has a benefit under the American General Corporation SERP for service accrued to December 31, 2002. This benefit vested and was frozen following the acquisition of the American General Corporation on August 29, 2001.

Participants receive the tax-qualified retirement plan benefit, the Excess Retirement Income Plan benefit and any amount of the SERP benefit in excess of the tax-qualified retirement plan benefit, the Excess Retirement Income Plan benefit and the Social Security benefit.

The Excess Retirement Income Plan provides a benefit equal to the portion of the benefit that is not permitted to be paid from the tax-qualified retirement plan due to IRS limits on compensation and benefits. The tax-qualified retirement plan and Excess Retirement Income Plan formula ranges from 0.925 percent to 1.425 percent times average final salary for each year of credited service accrued since April 1, 1985 up to 44 years and 1.25 percent to 1.75 percent times average final salary for each year of credited service accrued prior to April 1, 1985 up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.

The SERP provides a benefit equal to 2.4 percent times average final salary for each year of credited service up to 25 years, reduced by the monthly benefits payable from the Excess Retirement Income Plan, the tax-qualified retirement plan, Social Security and any predecessor plan or foreign deferred compensation plan sponsored by AIG. Messrs. Benmosche, Herzog, Hancock and Wilson did not participate in the SERP.

Mr. Wilson participated in the AIA-JF Premium Mandatory Provident Fund Scheme of Hong Kong, AIA, as described below in “Nonqualified Deferred Compensation,” and did not participate in any of AIG’s domestic retirement plans.

Pursuant to the Memoranda, there is a freeze on future benefit accruals with regard to the benefits provided under the Excess Retirement Income Plan and the SERP. The Memoranda require AIG to cease any future benefit accruals for executives while they are among AIG’s 100 most highly compensated employees. Benefit accruals in these plans ceased on October 22, 2009 for Messrs. Benmosche, Herzog, Moor and Wintrob. Mr. Hancock, who commenced employment after the freeze, did not accrue any benefit under any AIG pension plan.

For purposes of all of the domestic retirement plans, average final salary is the average pensionable salary of a participant during those three consecutive years in the last 10 years of credited service that afford the highest such average, not including amounts attributable to overtime pay, quarterly bonuses, annual cash bonuses or long-term incentive awards.

Early retirement benefits. Each of the domestic retirement plans provides for reduced early retirement benefits. These benefits are available to participants in the tax-qualified retirement plan who have reached age 55 and have 10 or more years of credited service. The Excess Retirement Income Plan provides reduced early retirement benefits to participants who have reached age 60 with five or more years of service, or who have reached age 55 with 10 or more years of credited service, unless the Committee determines otherwise. The SERP provides reduced early retirement benefits beginning at the same times, except that the Committee must approve payment for eligible participants retiring before age 60.

In the case of early retirement, participants in the SERP will receive the SERP formula benefit reduced by 3, 4 or 5 percent (depending on age and years of service at retirement) for each year that retirement precedes age 65. Participants in the tax-qualified retirement plan and the Excess Retirement Income Plan will receive the plan formula benefit projected to normal retirement at age 65 (using average final salary as of the date of early retirement), but prorated based on years of actual service, then reduced by a further amount in the same manner described with respect to the SERP. Participants in the tax-qualified retirement plan with at least 10 years of credited service to AIG have a vested reduced retirement allowance pursuant to which, in the case of termination of employment prior to reaching age 55, such participants may elect to receive a reduced early retirement benefit commencing at any date between age 55 and age 65. Participants in the domestic retirement plans may not choose to receive a lump sum payment upon normal or early retirement.

Death and disability benefits. Each of the domestic retirement plans also provides for death and disability benefits. In the case of death, the SERP provides a participant with at least five years of credited service to AIG with a survivor annuity equal to 40 percent of the participant’s accumulated benefit, and potentially reduced based on the age of the surviving spouse. The tax-qualified plan and the Excess Retirement Income Plan generally provide a death benefit to active employees who die before age 65 equal to 50 percent of the benefit the participant would have received if he had terminated employment on his date of death, survived until his earliest retirement date and elected a 50 percent joint and survivor annuity.

Under the tax-qualified retirement plan and the Excess Retirement Income Plan, participants continue to accrue credited service while receiving payments under AIG’s long-term disability plan or during periods of unpaid medical leave before reaching age 65 if they have at least 10 years of service when they become disabled. Participants who have less than 10 years of credited service when they become disabled continue to accrue credited service for a maximum of three additional years. Under the SERP, participants do not accrue credited service during that time.

As with other retirement benefits, in the case of death and disability benefits, the formula benefit under the Excess Retirement Income Plan and the SERP is reduced by amounts payable under the tax-qualified retirement plan, and participants in both the SERP and the Excess Retirement Income Plan may receive the formula benefit from the SERP only to the extent that it exceeds the benefit payable from the Excess Retirement Income Plan and the tax-qualified plan.

2010 pension benefits. The following table details the accumulated benefits under the pension plans in which each named executive participates. In accordance with SEC rules, these accumulated benefits are presented as if they were payable upon the named executive’s normal retirement at age 65. However, it is important to note that the benefits shown for the named executives who remain at AIG are at least partially unvested and could be received at lower levels due to reduced benefits or forfeited entirely if the named executive does not continue to work at AIG for the next several years. In particular, as of year-end 2010, Messrs. Herzog, Moor and Wintrob were not eligible for any form of early retirement under AIG’s nonqualified pension plans. Mr. Hancock did not accrue any benefit under any AIG pension plan and Mr. Benmosche is not yet vested in any AIG pension plan.

AIG has not granted extra years of credited service under the defined benefit plans described above to any named executive, other than credit for prior service by Mr. Herzog to American General Corporation (as required by Code regulations applicable to plans assumed in acquisitions). In order to vest in AIG’s nonqualified pension plans, participants must meet the eligibility requirements for early retirement benefits. Vesting in the tax-qualified retirement plan requires five years of service.

2010 Pension Benefits

Name	Plan Name	Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During 2010
Robert H. Benmosche	AIG Retirement Plan	0.833	$18,467	$0
	Excess Retirement Income Plan	0	$0	$0
	Supplemental Executive Retirement Plan	0	$0	$0
	Total		$18,467	$0
David L. Herzog	AIG Retirement Plan	10.917	$167,745	$0
	Excess Retirement Income Plan	9.750	$315,935	$0
	American General Corporation Supplemental Executive Retirement Plan	2.917	$93,753	$0
	Total		$577,433	$0
Peter D. Hancock	AIG Retirement Plan	0	$0	$0
	Excess Retirement Income Plan	0	$0	$0
	Supplemental Executive Retirement Plan	0	$0	$0
	Total		$0	$0
Kris P. Moor	AIG Retirement Plan	25.750	$417,973	$0
	Excess Retirement Income Plan	24.583	$1,259,681	$0
	Supplemental Executive Retirement Plan	25.000	$1,051,702	$0
	Total		$2,729,356	$0
Jay S. Wintrob	AIG Retirement Plan	10.500	$186,931	$0
	Excess Retirement Income Plan	9.333	$500,763	$0
	Supplemental Executive Retirement Plan	9.333	$334,449	$0
	Total		$1,022,143	$0
Former Executive Officer
Mark A. Wilson	AIG Retirement Plan	0	$0	$0
	Excess Retirement Income Plan	0	$0	$0
	Supplemental Executive Retirement Plan	0	$0	$0
	Total		$0	$0

(1)

The named executives had the following years of service with AIG as of December 31, 2010: Mr. Benmosche — 1.416; Mr. Herzog — 9.417; Mr. Hancock — 0.916; Mr. Moor — 29.333; Mr. Wintrob — 11.083; and Mr. Wilson — 4.083.

Mr. Benmosche. Mr. Benmosche had fewer years of credited service than actual service under the tax-qualified retirement plan and the Excess Retirement Income Plan because employees must wait a year after commencing employment with AIG before becoming participants in those plans and receiving credit for service retroactive to six months of employment. Mr. Benmosche became a participant in AIG’s qualified plan effective September 1, 2010, after he completed one year of service with AIG with service credited retroactive to March 1, 2010. He has not accrued any service under the Excess Retirement Income Plan due to the freeze on service accrual required by the Memoranda.

Mr. Herzog. Mr. Herzog’s benefit under the American General Corporation SERP was frozen at December 31, 2002. Mr. Herzog’s credited service under the Excess Retirement Income Plan is less than his credited service under the AIG Retirement Plan due to the freeze on service accrual in the Excess Retirement Income Plan required by the Memoranda.

Mr. Herzog had more years of credited service than actual service under the tax-qualified retirement plan and the Excess Retirement Income Plan because those plans provided credit for years of employment with American General Corporation before its acquisition by AIG. Under the AIG Retirement Plan and the AIG Excess Retirement Income Plan, the credited service typically applies starting 6 months after the date of hire. Mr. Herzog’s credited service is retroactive to his date of hire because he became an AIG employee following AIG’s acquisition of American General Corporation and received credited service from his date of hire with American General Corporation.

Mr. Hancock. Mr. Hancock had no credited service as of December 31, 2010 under the tax-qualified retirement plan and the Excess Retirement Income Plan because employees must wait a year after commencing employment with AIG before becoming participants in those plans and receiving credit for service retroactive to six months of employment. Mr. Hancock became a participant in AIG’s qualified pension plan effective March 1, 2011, after he completed one year of service with AIG with service credited retroactive to September 1, 2010. He has not accrued any service under the Excess Retirement Income Plan due to the freeze on service accrual required by the Memoranda.

Mr. Moor. Mr. Moor has fewer years of credited service than actual service under the AIG Retirement Plan and Excess Retirement Income Plan because he did not enter the plan immediately upon eligibility. Mr. Moor has fewer years of credited service than actual service under the AIG SERP because credited service is capped at 25 years under this plan. Mr. Moor’s credited service under the Excess Retirement Income Plan is less than his credited service under the AIG Retirement Plan due to the freeze on service accrual in the Excess Retirement Income Plan required by the Memoranda.

Mr. Wilson. Mr. Wilson had no credited service under the AIG Retirement Plan and Excess Retirement Income Plan as he participated in the AIA-JF Premium Mandatory Provident Fund Scheme of Hong Kong, AIA, described in “Nonqualified Deferred Compensation” below.

(2)

The actuarial present values of the accumulated benefits are based on service and earnings as of December 31, 2010 (the pension plan measurement date for purposes of AIG’s financial statement reporting). The actuarial present values of the accumulated benefits under the tax-qualified retirement plan, the Excess Retirement Income Plan and the SERP are calculated based on payment of a life annuity beginning at age 65, or current age if older, consistent with the assumptions described in Note 20 to the Consolidated Financial Statements included in AIG’s 2010 Annual Report on Form 10-K. As described in that Note, the discount rate assumption is 5.50 percent (5.00 percent for the AG SERP only), and mortality assumptions are based on the 2011 PPA static annuitant mortality tables.

Benefits accruals in the Excess Retirement Income Plan and the SERP ceased on October 22, 2009 for Messrs. Benmosche, Herzog, Moor and Wintrob, and Mr. Hancock did not accrue any benefits in these plans because he commenced employment after the freeze. Mr. Benmosche became a participant in AIG’s qualified pension plan effective September 1, 2010, after completing one year of service with the company.

The SERP and Excess benefits for these participants, if eligible, are equal to the lesser of the frozen SERP and Excess benefit or the SERP and Excess benefit ignoring the plan freeze. Vesting is determined in the SERP and the Excess Retirement Income Plan based on age and years of service as of the executive’s actual retirement date. Early retirement reduction factors are based on age at the executive’s actual retirement date and years of service as of the freeze date.

Mr. Herzog. Mr. Herzog’s American General Corporation SERP benefit was frozen as of December 31, 2002.

Mr. Hancock. Mr. Hancock had no accumulated benefit under the AIG Pension Plans at December 31, 2010 because employees must wait a year after commencing employment with AIG before becoming participants in those plans and receiving credit for service retroactive to six months of employment.

Nonqualified Deferred Compensation

In 2008, AIG terminated a number of its nonqualified deferred compensation plans, including the Supplemental Incentive Savings Plan (SISP), which allowed employees to contribute to deferred compensation accounts above the 401(k) annual limit, and the Executive Deferred Compensation Plan (EDCP), in which designated key employees also were eligible to participate. However, for certain current and former employees, including the named executives, payments of account balances were not accelerated. AIG also maintains a U.S. tax-qualified (401(k)) defined contribution plan. Messrs. Herzog and Wintrob participated in the EDCP. In addition, Mr. Herzog participated in the American General Supplemental Thrift Plan (AG Supplemental Thrift Plan). Mr. Wilson participated in the AIA-JF Premium Mandatory Provident Fund Scheme of Hong Kong, AIA.

Supplemental Incentive Savings Plan. Participants in the SISP were able to defer cash compensation up to a maximum of $11,500 per year. Amounts deferred under the SISP were credited with earnings based on the returns of a number of mutual funds. All funds available for selection under the SISP were also available for selection under AIG’s 401(k) plan. Amounts deferred during each year, and earnings thereon, will be distributed in accordance with participants’ prior decision to receive installments over a period of five or ten years or in a lump sum payment following termination of employment after reaching age 60. Participants whose employment terminates before reaching age 60 must receive their account balances in a lump sum payment.

Executive Deferred Compensation Plan. Participants in the EDCP were able to defer cash compensation up to a maximum of $300,000 per year. Amounts deferred under the EDCP were credited with earnings based on the returns of a small number of mutual funds. In 2010, based on the performance in these funds, Messrs. Herzog and Wintrob experienced returns of less than 1 percent. Amounts deferred during each year, and earnings thereon, will be distributed in accordance with participants’ prior decision to receive installments over a period of five or ten years or in a lump sum payment following termination of employment after reaching age 60. Participants whose employment terminates before reaching age 60 must receive their account balances in a lump sum payment.

AIA-JF Premium Mandatory Provident Fund (MPF) Scheme of Hong Kong, AIA. Mr. Wilson participated in the MPF, a defined contribution plan that is tax-qualified under Hong Kong law. Under the MPF, participants and the company are required to each contribute five percent of monthly salary into the plan up to a salary level of HK$20,000 per month (U.S. $2,573 per month). The MPF also includes a voluntary company contribution of between six and 12.5 percent of monthly salary, less the required company contribution, based upon a length of service formula. Based upon Mr. Wilson’s actual length of service, the voluntary company contribution percentage in 2010 was six percent. Amounts contributed under the MPF can be invested in up to 18 fund portfolios, among which participants may choose. Amounts contributed to the MPF during each year, and earnings thereon, will be distributed upon the participant’s retirement. The normal retirement date in the Plan is age 65. A participant is eligible for early retirement after reaching age 60, or upon the participant’s retirement after reaching age 55 with at least 15 years of service and with the consent of the company. Participant contributions and required company contributions to the MPF, and earnings thereon, are fully vested. Voluntary company contributions to the MPF, and earnings thereon, are vested on a pro rata vesting schedule with 10 percent vesting after one year of service and 100 percent vesting after 10 years of service. As of December 31, 2010, Mr. Wilson had four years of service and was 40 percent vested in the voluntary company contribution portion of his account balance. In 2010, Mr. Wilson’s balance under the MPF experienced a return of approximately 5.73 percent based on the return in his investment fund.

Senior Partners Plan. In 2009, AIG terminated its Senior Partners Plan for future performance cycles. Each named executive other than Messrs. Benmosche, Hancock and Wilson has awards that have been earned but are not yet vested under the Senior Partners Plan, which was operated for successive overlapping three-year performance periods. The first performance period was January 1, 2004 through December 31, 2006, and the last performance period was January 1, 2006 through December 31, 2008. Participants were granted Senior Partner Units that entitled them to receive deferred cash awards based on a weighted average of the annual growth in AIG’s adjusted book value per share during the performance period. However, no awards were earned under the Senior Partners Plan for a performance period if Partners Plan awards were not earned for the performance period ending in the same year. Consequently, no Senior Partner Units were earned for the performance period ending in 2008. Earned awards under the Senior Partners Plan vest and are paid in two equal installments promptly after the fourth and sixth anniversaries of the first day of the final year of the performance period. In addition, the Senior Partners Plan was preceded by the 2005 Senior Partners Plan, a transition plan under which participants were granted Senior Partner Units with fixed values. The 2005 Senior Partners Plan and the first half of the award for the performance period ending in 2007 vested on January 1, 2011 and were paid promptly thereafter. Any unvested Senior Partner Units under either plan generally will be forfeited if the participant ceases employment with AIG before reaching age 65. Senior Partner Units also provide for a quarterly cash payment on previously earned (but unvested) amounts that generally is equal to the participant’s earned balance, multiplied by the total cash dividends paid on AIG Common Stock during the prior quarter, divided by AIG’s adjusted book value as of the beginning of the prior quarter. These quarterly cash payments are currently suspended since cash dividends paid on AIG Common Stock have been suspended. In

January 2010, Messrs. Herzog, Moor and Wintrob received $206,563, $1,652,500 and $1,239,375, respectively, upon the vesting of awards previously earned for the 2004-2006 performance period.

Stock Salary. Stock Salary takes the form of regular, semi-monthly grants of immediately vested stock or units. The amount of stock or units awarded on each grant date is based on the dollar value of the Stock Salary earned over the period since the preceding grant date. For 2010, AIG was permitted to use a new form of Stock Salary, LTPUs, based on a basket of AIG Common Stock and debt securities designed to serve as a proxy for AIG’s long-term value. In May 2010, final terms for LTPUs were approved by the Special Master, and the Committee determined to pay 2010 Stock Salary in LTPUs for a group of senior employees, including Messrs. Herzog, Hancock, Moor, Wintrob and Wilson. Grants of LTPU-based Stock Salary were then made to Messrs. Herzog, Moor, Wintrob and Wilson with retroactive effect from January 1, 2010 and to Mr. Hancock with retroactive effect from his date of hire on February 8, 2010. Each grant of Stock Salary is subject to transfer or payment restrictions for a multi-year period; the period of restriction for Stock Salary paid to AIG’s named executives in 2010 is as follows:

•	For Mr. Benmosche, Stock Salary consists of AIG Common Stock that cannot be transferred until the fifth anniversary of the date of hire.

•	For Messrs. Herzog, Hancock, Moor and Wintrob, the restrictions will lapse on one-third of the Stock Salary each year, starting on the first anniversary of grant.

•	For Mr. Wilson, the restrictions lapse on a portion of the Stock Salary on the first anniversary of grant, and the remainder is restricted until the third anniversary of grant.

For more details on Stock Salary, please see “Compensation Discussion and Analysis—Compensation Structure—Direct Compensation Components.”

Senior Partners Plan, 2005 Senior Partners Plan and Stock Salary awards, as well as balances under the EDCP and the other plans in which the named executives participated, are detailed in the following table.

2010 Nonqualified Deferred Compensation

Name	Executive Contributions	AIG Contributions(1)	Aggregate Earnings (Loss)(2)	Distributions(3)	Balance
Robert H. Benmosche
Stock Salary(4)	$0	$0	$0	$0	$0
David L. Herzog
EDCP	$0	$0	$231	$0	$372,054
AG Supplemental Thrift Plan	$0	$0	$574	$0	$18,152	(5)
Senior Partners Plan	$0	$0	$0	$206,563	$1,160,813	(6)
2009 Stock Salary(4)	$0	$0	$2,130,817	$0	$3,884,429
2010 Stock Salary(4)	$0	$4,636,640	$1,337,892	$117,850	$5,856,682

Total					$11,292,130
Peter D. Hancock
2010 Stock Salary(4)	$0	$2,224,962	$591,169	$57,626	$2,758,505

Total					$2,758,505
Kris P. Moor
Senior Partners Plan	$0	$0	$0	$1,652,500	$6,569,500	(6)
2009 Stock Salary(4)	$0	$0	$3,210,377	$0	$5,852,442
2010 Stock Salary(4)	$0	$5,168,683	$1,488,379	$142,219	$6,514,843

Total					$18,936,785
Jay S. Wintrob
EDCP	$0	$0	$792	$0	$1,275,548
Senior Partners Plan	$0	$0	$0	$1,239,375	$5,606,375
2009 Stock Salary(4)	$0	$0	$2,451,333	$0	$4,458,620
2010 Stock Salary(4)	$0	$5,323,061	$1,535,672	$136,316	$6,722,417

Total					$18,062,960
Former Executive Officer
Mark A. Wilson(7)
MPF	$32,198	$39,502	$9,615	$0	$249,060
2010 Stock Salary(4)	$0	$1,369,511	$471,162	$0	$1,840,673

Total					$2,089,733

(1)

All of the Stock Salary amounts in this column are included in the Stock Awards column of the 2010 Summary Compensation Table. Mr. Wilson’s MPF amount is included in the All Other Compensation column in the 2010 Summary Compensation Table.

(2)

Represents (i) for Stock Salary, the difference between (x) the grant date fair value of the securities underlying the LTPUs, determined by reference to the trailing ten-trading day volume weighted average price as of the date of grant (in the case of the debt securities) and the closing sale price on the date of grant (in the case of the AIG Common Stock) and (y) the value of the securities underlying the LTPUs on December 31, 2010, determined in the same manner, and (ii) for all other plans, the earnings or loss since December 31, 2009.

(3)	For the Senior Partners Plan, distributions represent amounts paid in January 2010. For Stock Salary, distributions represent FICA and medicare taxes withheld at time of grant.

(4)

All Stock Salary granted in 2009 was granted in restricted shares of AIG Common Stock or units based on AIG Common Stock. AIG Stock Salary granted in 2010 was granted in restricted shares of AIG Common Stock or LTPUs. Stock Salary for Messrs. Herzog, Hancock, Moor, Wilson and Wintrob is subject to transfer restrictions from one to three years as described in “Compensation Discussion and Analysis.” Stock Salary becomes immediately transferable upon an executive’s termination due to death or permanent disability. The following amounts of Mr. Herzog’s and Mr. Moor’s 2009 Stock Salary were previously reported in the 2009 Summary Compensation Table: $3,104,137 and $4,691,642, respectively.

(5)

Represents Mr. Herzog’s balances under the AG Supplemental Plan and contributions made to this plan prior to AIG’s acquisition of American General Corporation. Mr. Herzog may receive a lump sum distribution from this plan when he terminates employment with AIG and elects a distribution from the AIG 401(k). This plan provides a return based on Prime plus 1 percent which resulted in a 3.3 percent return in 2010.

(6)

Senior Partners Plan balances include awards under the 2005 Senior Partners Plan. Messrs. Benmosche, Hancock and Wilson did not participate in any Senior Partners Plans. The following amounts of Mr. Herzog’s Senior Partners Plan balance were previously reported in the 2008 Summary Compensation Table for 2007 and 2006: $679,250 and $413,125, respectively. The following amounts of Mr. Moor’s Senior Partners Plan balance were previously reported in the 2005 Summary Compensation table and in the 2008 Summary Compensation Table for 2007 and 2006: $2,200,000, $2,717,000 and $3,305,000, respectively.

(7)

Mr. Wilson was based in Hong Kong. AIA recorded expense for his company-provided benefits, including matching contributions, and credits his aggregate earnings or loss under the MPF in Hong Kong dollars. The amount in this table for Mr. Wilson reflects conversion to U.S. dollars at a rate of HK$7.7725 per U.S. dollar, the month-end rate for December 2010.

POTENTIAL PAYMENTS ON TERMINATION AND ARRANGEMENTS WITH FORMER OFFICERS

As a result of the TARP Standards, none of the current named executives may receive severance or other “golden parachute payments” following a termination in 2011. The TARP Standards permit payments under qualified pension and retirement plans, payments due to death or disability and payments for services performed or benefits accrued.

SEC rules require presentation of the payments and benefits that each of the current named executives would have been provided if his employment had been terminated on December 31, 2010, under the circumstances indicated in the following table. Mr. Hancock was not a named executive in AIG’s 2010 Proxy Statement and therefore was subject to different restrictions in 2010 than would apply for a termination in 2011. The following table shows the amounts payable to Mr. Hancock under those different, prior restrictions, even though the amounts were not paid and the new, more stringent restrictions now apply. Except where otherwise indicated, payment and benefits would be provided by AIG.

Termination Payments and Benefits for Current Officers as of December 31, 2010

Name	Severance(1)	Medical and Life Insurance(2)	Pension Plan Credit(3)	Unvested Options(4)	Unvested Stock Awards(5)	Unvested Senior Partners Plan Awards(6)	Total
Robert H. Benmosche
Involuntarily by AIG	$0	$0	$0	$0	$0	$0	$0
Voluntarily by Executive	$0	$0	$0	$0	$0	$0	$0
Death	$0	$0	$0	$0	$2,318,225	$0	$2,318,225
Disability	$0	$0	$0	$0	$2,318,225	$0	$2,318,225
David L. Herzog
Involuntarily by AIG	$0	$0	$0	$0	$0	$0	$0
Voluntarily by Executive	$0	$0	$0	$0	$0	$0	$0
Death	$0	$0	$0	$0	$2,689,125	$1,160,813	$3,849,938
Disability	$0	$0	$224,570	$0	$2,689,125	$1,160,813	$4,074,508
Peter D. Hancock
Involuntarily by AIG	$6,253,846	$37,821	$0	$0	$0	$0	$6,291,667
Voluntarily by Executive	$0	$0	$0	$0	$0	$0	$0
Death	$0	$0	$0	$0	$0	$0	$0
Disability	$0	$0	$0	$0	$0	$0	$0
Kris P. Moor
Involuntarily by AIG	$0	$0	$0	$0	$0	$0	$0
Voluntarily by Executive	$0	$0	$0	$0	$0	$0	$0
Death	$0	$0	$0	$0	$6,323,565	$6,569,500	$12,893,065
Disability	$0	$0	$0	$0	$6,323,565	$6,569,500	$12,893,065
Jay S. Wintrob
Involuntarily by AIG	$0	$0	$0	$0	$0	$0	$0
Voluntarily by Executive	$0	$0	$0	$0	$0	$0	$0
Death	$0	$0	$13,105	$0	$4,832,359	$5,606,375	$10,451,839
Disability	$0	$0	$0	$0	$4,832,359	$5,606,375	$10,438,734

(1)

None of the current named executives are eligible to receive severance payments upon voluntary or involuntary termination in 2011. Messrs. Benmosche, Herzog, Moor and Wintrob could not have received such benefits in 2010. Mr. Hancock would have been eligible for severance benefits for 24 months under the ESP in certain cases if his employment had been terminated in 2010.

(2)

All of the current named executives or their estates may receive medical and life insurance benefits upon permanent disability or death only to the extent that they are generally available to all salaried employees.

If eligible for retiree medical and life insurance benefits, Mr. Herzog is covered by the American General Retiree Medical and Life Insurance Plan provisions. All other current named executives are covered under the AIG Retiree Medical and Life Insurance Plan provisions. The amount shown for Mr. Hancock represents the cost to AIG of twenty-four months of continued medical and life insurance under the ESP. Mr. Hancock would not be entitled to these continued medical and life insurance benefits in 2011.

(3)

The amounts in this column for termination due to permanent disability represent the increase in the present value, if any, of the named executive’s accumulated pension benefits, representing additional years of credited service that would accrue during participation in AIG’s long-term disability plan pursuant to the plan provisions applicable to all salaried employees. The amount shown for all of the termination events is the increase above the accumulated value of pension benefits shown in the 2010 Pension Benefits table, calculated using the same assumptions.

For the involuntarily by AIG or voluntarily by executive termination scenarios where the executive is entitled to a benefit reflecting service during the severance period, the pension plan credit assumes:

•	The vested nonqualified benefits will be payable immediately (or six months after termination for key employees); and

•	The qualified plan benefit will be payable at the end of the severance period or when first eligible to retire, if later.

Death benefits under AIG’s pension plans generally are no more than half of normal retirement benefits and would result in a loss of value on a present value basis for the named executives who participate in AIG’s pension plans.

The actual dates of birth for these individuals’ spouses were used to calculate the death benefits.

All termination benefits, except disability benefits, are assumed to commence at the earliest permissible retirement date. Disability benefits are assumed to commence at age 65.

For information on pension benefits generally, see “Post-Employment Compensation—Pension Benefits.”

(4)	No options that become exercisable on retirement, death or permanent disability currently are in the money.

(5)

The amounts in this column represent the total market value (based on the closing sale price on the NYSE of $57.62 on December 31, 2010) of shares of AIG Common Stock underlying unvested equity-based awards and previously earned awards under the DCPPP, the Partners Plan, the SICO plans, and the TARP RSUs, which would have become vested on termination due to permanent disability or death.

For the purposes of providing an estimated value for TARP RSUs upon death or permanent disability, we have assumed that AIG will repay its TARP obligations in full. Although the amount shown for Mr. Moor includes the full target amount of his 2010 TARP RSUs award, his final award was only 90 percent of target. While the full grant of TARP RSUs have been valued at the closing sale price of AIG Common Stock on December 31, 2010 of $57.62, payment is subject to the vesting and payment schedule in the TARP RSU Award Agreements (i.e., after vesting, and any fixed period of restriction, payment occurs in 25 percent increments as AIG repays 25 percent of its TARP obligations).

These amounts reflect that AIG did not achieve threshold performance for the 2008-2009 performance period under the Partners Plan. Awards would be delivered promptly after retirement, the occurrence of permanent disability or death, as applicable. Awards otherwise generally would be forfeited on termination of employment before the relevant named executive reaches age 65. Stock-based award holdings at the end of 2010 are detailed in the Outstanding Equity Awards at December 31, 2010 table.

(6)

The amounts in this column represent Senior Partners Plan and 2005 Senior Partners Plan awards that the named executives would have been eligible to receive on termination due to permanent disability or death. These awards would have been delivered promptly after retirement, the occurrence of permanent disability or death, as applicable. Senior Partners Plan balances otherwise generally would be forfeited on termination of employment before the relevant named executive reaches age 65. For information on other deferred compensation balances held by the named executives, see “Post- Employment Compensation—Nonqualified Deferred Compensation.”

Arrangements for Former Officer. Mr. Wilson was an employee of AIA at year-end. If AIA had terminated his employment on December 31, 2010, Mr. Wilson would have been entitled to the following payments and benefits from AIA:

	Severance	Medical and Life Insurance(1)	Pension Plan Credits(2)
Involuntarily by AIA	$844,219	$0	$0
Voluntarily by Executive	$0	$0	$0
Death	$0	$0	$76,869
Disability	$0	$0	$76,869

(1)	Mr. Wilson or his estate may receive medical and life insurance benefits upon permanent disability or death only to the extent that they are generally available to all AIA employees.

(2)

Mr. Wilson participated in the AIA-JF Premium MPF Scheme of Hong Kong AIA. In the event of death or disability, the participant or legal representative is entitled to 100% of the participant’s account balance, including unvested amounts attributed to voluntary company contributions. At December 31, 2010, Mr. Wilson was 40% vested in the voluntary company contribution portion of his account. The amounts in the table for termination due to death and permanent disability represent the value of the unvested portion of his account balance. At December 31, 2010, the amount payable due to death or disability, including the unvested amount, was $249,060. The distribution of the account would be paid in a lump sum.

As noted above, Mr. Wilson terminated employment with AIA on January 14, 2011. In connection with his departure, Mr. Wilson received from AIA a payment in lieu of a pension benefit he forfeited with his prior employer ($520,000), a payment to settle a disputed claim under his employment agreement with AIA ($450,000), severance ($309,247), accrued and unpaid vacation ($161,524) and monetization of unvested restricted stock units ($25,650).

PROPOSAL 2—NON-BINDING SHAREHOLDER RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

The Emergency Economic Stabilization Act of 2008, enacted in October 2008, as amended by the American Recovery and Reinvestment Act of 2009, enacted in February 2009, imposes a number of requirements on institutions that have participated in the Department of the Treasury’s Troubled Asset Relief Program (TARP), including AIG. One requirement is that at each annual meeting of shareholders during the period in which a TARP investment is outstanding, AIG must permit a non-binding shareholder advisory vote to approve the compensation of AIG’s executives, as disclosed in the annual Proxy Statement.

Accordingly, this Item gives holders of AIG Common Stock the opportunity to vote for or against the following resolution:

RESOLVED: that the holders of the Common Stock of American International Group, Inc. (the “Company”), approve the compensation of the Company’s executives, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2010 Summary Compensation Table and the other related tables and disclosure contained in the Proxy Statement.

Because this resolution relates to the information about executive compensation contained in this Proxy Statement, beginning with “Executive Compensation—Compensation Discussion and Analysis,” shareholders should review that information in considering their vote on the resolution.

The results of the vote on this resolution will not be binding on AIG’s Board of Directors, will not overrule any decisions the Board has made and will not create any duty for the Board to take any action in response to the outcome of the vote. However, AIG’s Compensation and Management Resources Committee may, in its sole discretion, take into account the outcome of the vote in analyzing and evaluating future compensation opportunities.

AIG STATEMENT IN SUPPORT

YOUR BOARD OF DIRECTORS SUPPORTS THIS RESOLUTION.

By all accounts, 2010 was a year of significant progress for AIG. The year ended with AIG ready to complete the restructuring of its government ownership. During 2010, AIG raised more than $37 billion in cash and securities, primarily through the initial public offering of AIA and the sale of ALICO. During this same period, AIG experienced growth at both Chartis and SunAmerica Financial Group, its two most significant business operations. AIG also started to regain investor confidence, tapping the credit markets after a more than two-year absence. These exceptional achievements reflect the objectives that AIG emphasized as part of its compensation program and as described in more detail under the heading “Executive Compensation—Compensation Discussion and Analysis—Executive Summary.”

AIG is subject to limits on its executive compensation program and, accordingly, the 2010 pay structures for AIG’s executive officers were prescribed by law, as interpreted by the Special Master for TARP Executive Compensation. The Special Master determined the specific compensation structures and amounts for the Top 25 group, which included Messrs. Benmosche, Herzog, Moor and Wintrob. Messrs. Benmosche, Herzog, Moor and Wintrob were not eligible for any cash incentives or any stock incentives other than a limited amount of unvested TARP RSUs. For members of the Top 26-100, which included Messrs. Hancock and Wilson, AIG was permitted to establish total opportunities subject to the Special Master’s structural requirements. Mr. Hancock received stock incentive in the form of restricted stock and a “Variable Cash Incentive” award that was paid half in cash and half in the form of restricted stock in light of restrictions that would apply to Mr. Hancock because he was expected to enter the Top 25 for 2011. For Mr. Wilson, his cash and Stock Salary were determined by AIG in compliance with the Special Master’s structural requirements, but his year-end compensation and separation entitlements were determined by AIA, after consultation with AIG, and after AIA ceased to be a subsidiary of AIG, as described in more detail under the heading “Executive Compensation—Compensation Discussion and Analysis—Arrangements for Former Executive Officer.”

AIG’s Board and Compensation and Management Resources Committee believe that the design of AIG’s compensation programs, the oversight by the Special Master and the Compensation and Management Resources Committee’s commitment to making compensation decisions that are appropriate in light of AIG’s goals justify a vote in favor of this resolution.

Holders of AIG Common Stock are entitled to vote on this resolution. Adoption of the resolution requires a vote for the resolution by a majority of votes cast by the shareholders of AIG Common Stock, which votes cast are either “for” or “against” the resolution.

Your Board of Directors recommends a vote FOR this resolution.

BACKGROUND TO PROPOSALS 3 AND 4

AIG has generated significant net operating losses and other deferred tax assets (NOLs). At December 31, 2010, AIG had a U.S. federal net operating loss carryforward of approximately $32.3 billion, $27.8 billion in capital loss carryforwards and $4.6 billion in foreign tax credits carryforward (collectively, Tax Attributes). The Tax Attributes are part of net deferred tax assets of AIG’s U.S. consolidated income tax group.

AIG’s ability to utilize such Tax Attributes to offset future taxable income may be significantly limited if AIG experiences an “ownership change” as defined in Section 382 of the Internal Revenue Code of 1986, as amended (the Code). In general, an ownership change will occur when the percentage of AIG’s ownership (by value) by one or more “5-percent shareholders” (as defined in the Code) has increased by more than 50 percent over the lowest percentage owned by such shareholders at any time during the prior three years (calculated on a rolling basis). An entity that experiences an ownership change generally will be subject to an annual limitation on its pre-ownership change tax losses and credit carryforwards equal to the equity value of the corporation immediately before the ownership change, multiplied by the long-term, tax-exempt rate posted monthly by the Internal Revenue Service (IRS) (subject to certain adjustments). The annual limitation would be increased each year to the extent that there is an unused limitation in a prior year. The limitation on AIG’s ability to utilize its Tax Attributes arising from an ownership change under Section 382 would depend on the value of AIG’s equity at the time of any ownership change.

While the Department of the Treasury owns more than 50 percent of AIG Common Stock, under guidance issued by the IRS, AIG will not be treated as having experienced an ownership change. However, once the Department of the Treasury’s ownership of outstanding AIG Common Stock falls below 50 percent, it is possible for AIG to experience an ownership change as a result of purchases of AIG Common Stock by “5-percent shareholders”. For the purpose of determining whether there has been an “ownership change”, the change in ownership as a result of purchases by “5-percent shareholders” will be aggregated with certain changes in ownership that occurred over the three-year period ending on the date of such purchases, including, for example, the sale of AIG Common Stock that was issued in exchange for the shares of AIG Series C Preferred Stock, but excluding the issuance of the AIG Common Stock that was issued in exchange for the shares of AIG Series E Preferred Stock and AIG Series F Preferred Stock. If AIG were to experience an “ownership change”, it is possible that a significant portion of the Tax Attributes would expire before AIG would be able to use them to offset future taxable income.

After careful consideration, the Board of Directors believes the most effective way to preserve the benefits of the Tax Attributes for long-term shareholder value is to adopt both an amendment to the Amended and Restated Certificate of Incorporation (the Protective Amendment) and the Tax Asset Protection Plan (the Plan). The Protective Amendment, which is designed to prevent certain transfers of AIG securities that could result in an ownership change, is described below under Proposal 3, and its full terms can be found in the accompanying Appendix B. Adoption of the Protective Amendment requires the approval of a majority of the outstanding shares of AIG Common Stock.

The Board of Directors of AIG adopted the Plan on March 9, 2011, pursuant to which AIG has issued certain stock purchase rights with terms designed to deter transfers of AIG Common Stock that could result in an ownership change, which is described below under Proposal 4, and its full terms can be found in the accompanying Appendix C. The Board of Directors is asking AIG’s shareholders to ratify the Board’s adoption of the Plan. AIG’s By-laws and other governing documents and applicable law do not require shareholder ratification of the Plan. However, AIG considers this proposal for shareholders to ratify the adoption of the Plan to be an important opportunity for AIG’s shareholders to provide direct feedback on an important issue of corporate governance. If AIG’s shareholders do not ratify the Plan, the Board will consider whether or not to terminate the Plan. But, because the Board owes fiduciary duties to all shareholders, it must make an independent decision in the exercise of its fiduciary duties whether it is in the best interests of AIG and all of its shareholders to terminate the Plan, and may not rely solely on the shareholder vote in making this decision. Accordingly, the Board may decide that its fiduciary duties require it to leave the Plan in place notwithstanding the failure of shareholders to ratify the Plan. Likewise, even if the Plan is ratified by shareholders, the Board may at any time during the term of the Plan determine, in the exercise of its fiduciary duties, that the Plan should be terminated.

The Board of Directors urges shareholders to carefully read each proposal, the items discussed below under the heading “Certain Considerations Related to the Protective Amendment and the Plan” and the full terms of the Protective Amendment and the Plan.

It is important to note that neither measure offers a complete solution and an ownership change may occur even if the Protective Amendment is adopted and the Plan is ratified. There are limitations on the enforceability of the Protective Amendment against shareholders who do not vote to adopt it that may allow an ownership change to occur, and the Plan may deter, but ultimately cannot block, transfers of AIG Common Stock that might result in an ownership change. The limitations of these measures are described in more detail below. Because of their individual limitations, the Board of Directors believes that both measures are needed and that they will serve as important tools to help prevent an ownership change that could substantially reduce or eliminate the significant long-term potential benefits of the Tax Attributes. Accordingly, the Board of Directors recommends that shareholders adopt the Protective Amendment and ratify the Plan.

PROPOSAL 3—APPROVAL OF PROTECTIVE AMENDMENT TO AIG’S

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

For the reasons discussed above under “Background to Proposals 3 and 4,” the Board of Directors recommends that shareholders adopt the Protective Amendment to the Amended and Restated Certificate of Incorporation. The Protective Amendment is designed to prevent certain transfers of AIG securities that could result in an ownership change under Section 382 of the Code and, therefore, materially inhibit AIG’s ability to use its NOLs to reduce future income taxes. The Board believes it is in AIG’s and AIG shareholders’ best interests to adopt the Protective Amendment to help avoid this result.

The purpose of the Protective Amendment is to protect the long-term value to AIG of its accumulated Tax Attributes by limiting direct or indirect transfers of AIG Common Stock that could affect the percentage of stock that is treated as being owned by a holder of 4.99 percent or more of AIG stock. In addition, the Protective Amendment includes a mechanism to block the impact of such transfers while allowing purchasers to receive their money back from prohibited purchases. In order to implement these transfer restrictions, the Protective Amendment must be adopted. The Board of Directors has adopted resolutions approving and declaring the advisability of amending the Amended and Restated Certificate of Incorporation as described below and as provided in the accompanying Appendix B, subject to shareholder adoption.

Description of Protective Amendment

The following description of the Protective Amendment is qualified in its entirety by reference to the full text of the Protective Amendment, which is contained in a proposed new Article Thirteen of the Amended and Restated Certificate of Incorporation and can be found in the accompanying Appendix B. Please read the Protective Amendment in its entirety as the discussion below is only a summary.

Prohibited Transfers. The Protective Amendment generally will restrict any direct or indirect transfer of AIG Common Stock (such as transfers of AIG securities that result from the transfer of interests in other entities that own AIG Common Stock) if the effect would be to:

•

increase the direct, indirect or constructive ownership by any Person (as defined below) to 4.99 percent or more of AIG Common Stock then outstanding or certain other classes of stock then outstanding (a Five Percent Stockholder); or

•	increase the percentage of AIG stock owned directly, indirectly or constructively by a Five Percent Stockholder.

“Person” means any individual, firm, partnership, limited liability company, trust, association, limited liability partnership, corporation or other “entity” within the meaning of Treasury Regulation § 1.382-3(a)(1)(i), and includes any successor (by merger or otherwise) of such entity.

Restricted transfers include sales to Persons whose resulting percentage ownership (direct, indirect or constructive) of AIG Common Stock would equal or exceed the 4.99 percent threshold discussed above, or to Persons whose direct or indirect ownership of AIG Common Stock would by attribution cause another Person to equal or exceed such threshold. Complicated stock ownership rules prescribed by the Code (and Treasury regulations promulgated thereunder) will apply in determining whether a Person is a 4.99 percent shareholder under the Protective Amendment. A transfer from one member of a “public group” (as that term is defined under Section 382) to another member of the same public group that does not result in such transferee being treated as a “5-percent shareholder” does not increase the percentage interests taken into account for purposes of determining an ownership change and, therefore, such transfers are not restricted. For purposes of determining the existence and identity of, and the amount of AIG Common Stock owned by, any shareholder, AIG will be entitled to rely on the existence or absence of certain public securities filings as of any date, subject to AIG’s actual knowledge of the ownership of AIG Common Stock. The Protective Amendment includes the right to require a proposed transferee, as a condition to registration of a transfer of AIG securities, to provide all information reasonably requested regarding such person’s direct, indirect and constructive ownership of AIG securities.

These transfer restrictions may result in the delay or refusal of certain requested transfers of AIG Common Stock, or prohibit ownership (thus requiring dispositions) of AIG Common Stock due to a change in the relationship between two or more persons or entities or to a transfer of an interest in an entity that, directly or indirectly, owns AIG Common Stock. The transfer restrictions will also apply to proscribe the creation or transfer of certain “options” (which are broadly defined by Section 382) with respect to AIG securities to the extent that, in certain circumstances, the creation, transfer or exercise of the option would result in a proscribed level of ownership. These restrictions also apply to the exercise of the warrants to purchase AIG Common Stock that were distributed to AIG shareholders on January 19, 2011 and the Treasury Warrants.

Consequences of Prohibited Transfers. Upon adoption of the Protective Amendment, any direct or indirect transfer attempted in violation of the Protective Amendment would be void as of the date of the prohibited transfer as to the purported transferee (or, in the case of an indirect transfer, the direct owner of AIG securities would be deemed to have disposed of, and required to dispose, the excess stock (as defined below), with such disposition being deemed to occur simultaneously with the transfer), and the purported transferee (or in the case of any indirect transfer, the direct owner) would not be recognized as the owner of the securities owned in violation of the Protective Amendment for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such AIG Common Stock, or in the case of options, receiving AIG Common Stock in respect of their exercise. In this Proxy Statement, AIG Common Stock purportedly acquired in violation of the Protective Amendment is referred to as “excess stock.”

In addition to a prohibited transfer being void as of the date it is attempted, upon demand, the purported transferee must transfer the excess stock to AIG’s agent along with any dividends or other distributions paid with respect to such excess stock. AIG’s agent is required to sell such excess stock in an arm’s-length transaction (or series of transactions) that would not constitute a violation under the Protective Amendment. The net proceeds of the sale, together with any other distributions with respect to such excess stock received by AIG’s agent, after deduction of all costs incurred by the agent, will be distributed first to the purported transferee in an amount, if any, up to the cost (or, in the case of gift, inheritance or similar transfer, the fair market value of the excess stock on the date of the prohibited transfer) incurred by the purported transferee to acquire such excess stock, and the balance of the proceeds, if any, will be distributed to a charitable beneficiary. If the excess stock is sold by the purported transferee, such person will be treated as having sold the excess stock on behalf of the agent, and will be required to remit all proceeds to AIG’s agent (except to the extent AIG grants written permission to the purported transferee to retain an amount, not to exceed the amount such person otherwise would have been entitled to retain had AIG’s agent sold such shares for an amount equal to the proceeds of such sale (taking into account the actual costs incurred by the Agent)).

With respect to any transfer that does not involve a transfer of AIG’s “securities” within the meaning of Delaware law but that would cause any shareholder of 4.99 percent or more of AIG Common Stock to violate the Protective Amendment, the following procedures will apply in lieu of those described above: In such case, such shareholder and/or any person whose ownership of AIG securities is attributed to such shareholder will be deemed to have disposed of (and will be required to dispose of) sufficient securities, simultaneously with the transfer, to cause such holder not to be in violation of the Protective Amendment, and such securities will be treated as excess stock to be disposed of through the agent under the provisions summarized above, with the maximum amount payable to such shareholder or such other person that was the direct holder of such excess stock from the proceeds of sale by the agent being the fair market value of such excess stock at the time of the prohibited transfer.

Public Groups; Modification and Waiver of Transfer Restrictions. A transfer from one member of a “public group” to another member of the same public group that does not result in such transferee being treated as a “5-percent shareholder” does not increase the percentage interests taken into account for purposes of determining an ownership change and, therefore, such transfers are generally not restricted. In addition, the Board of Directors will have the discretion to approve a transfer of AIG securities that would otherwise violate the transfer restrictions if it determines that the transfer is in AIG’s best interests or if the Board receives a report, at the Board’s request, from AIG’s advisors that the proposed transfer does not create a significant risk of material adverse tax consequences to AIG. However, the Board is required to approve any proposed transfer by the Department of the Treasury if that transfer (and all prior and anticipated transfers or other transactions during the relevant testing period) do not result in an “owner shift” of more than 40 percent under Section 382. Thus, the

Department of the Treasury may be able to unilaterally transfer its shares to one or more “5-percent shareholders” while other shareholders would not be able to do so without the consent of the Board. In connection with any request to waive the transfer restrictions, the Board of Directors may request relevant information from the requesting person. If the Board of Directors decides to grant a waiver, it may impose conditions on the acquirer or selling party.

In the event of a change in law, the Board of Directors will be authorized to modify the applicable allowable percentage ownership interest (currently less than 4.99 percent) or modify any of the definitions, terms and conditions of the transfer restrictions or to eliminate the transfer restrictions, provided that the Board of Directors receives a report, at the Board’s request, from AIG’s advisors that such action is reasonably necessary or advisable to preserve the Tax Attributes or that the continuation of these restrictions is no longer reasonably necessary for such purpose, as applicable. Shareholders will be notified of any such determination through the method of notice that the Board of Directors deems appropriate under the circumstances.

The Board of Directors may, to the extent permitted by law, establish, modify, amend or rescind by-laws, regulations and procedures for purposes of determining whether any transfer of AIG Common Stock would jeopardize AIG’s ability to preserve and use Tax Attributes.

Implementation and Expiration of the Protective Amendment

If AIG’s shareholders adopt the Protective Amendment, AIG intends to promptly file the Protective Amendment with the Secretary of State of the State of Delaware, whereupon the Protective Amendment will become effective. AIG intends to immediately thereafter enforce the restrictions in the Protective Amendment to preserve the future use of Tax Attributes. AIG also intends to disclose such restrictions to persons holding AIG Common Stock in uncertificated form, disclose such restrictions to the public generally and include a legend reflecting the transfer restrictions included in the Protective Amendment on any certificates representing newly issued or transferred shares.

The Protective Amendment would expire on the earliest of (i) the close of business on the third anniversary of the 2011 Annual Meeting of Shareholders, (ii) the date on which the Board receives, at the Board’s request, a report from AIG’s advisors that the Protective Amendment is no longer necessary for the preservation of our Tax Attributes because of the amendment or repeal of Section 382 or any other change in law, (iii) the first day of a taxable year to which the Board of Directors receives a report, at the Board’s request, from AIG’s advisors that no Tax Attributes may be carried forward, and (iv) such date as the Board of Directors determines for the restrictions in the Protective Amendment to terminate.

In taking or omitting to take any action under the Protective Amendment, the Board of Directors will be fully protected in relying on the advice of tax advisors. Further, to the maximum extent permitted by law, no director will be liable for any breach of any duty to any shareholder for any action taken or omitted to be taken under the Protective Amendment.

Effectiveness and Enforceability

Although the Protective Amendment is intended to reduce the likelihood of an ownership change, AIG cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted given that:

•	The Board of Directors can permit a transfer to an acquirer that results or contributes to an ownership change if it determines that such transfer is in AIG’s best interests.

•

A court could find that part or all of the Protective Amendment is not enforceable, either in general or as to a particular fact situation. Under the laws of the State of Delaware, AIG’s jurisdiction of incorporation, a corporation is conclusively presumed to have acted for a reasonable purpose when restricting the transfer of its securities in its certificate of incorporation for the purpose of maintaining or preserving any tax attribute (including Tax Attributes). Delaware law provides that transfer restrictions with respect to shares of AIG Common Stock issued prior to the effectiveness of the restrictions will be effective against (i) shareholders with respect to shares that were voted in favor of this proposal and (ii) purported transferees of shares that were voted for this proposal if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). AIG intends to disclose such restrictions to persons holding AIG Common Stock in uncertificated form, and to cause any shares of AIG Common Stock issued in certificated form after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares. Therefore, under Delaware law, such newly issued shares will be subject to the transfer restriction. For the purpose of determining whether a shareholder is subject to the Protective Amendment, AIG intends to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment, unless the contrary is established. AIG may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a shareholder establishes that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

•

Despite the adoption of the Protective Amendment, there is still a risk that certain changes in relationships among shareholders or other events could cause an ownership change under Section 382. Accordingly, AIG cannot assure that an ownership change will not occur even if the Protective Amendment is made effective. However, the Board of Directors has adopted, and is seeking shareholder ratification of, the Plan, which is intended to act as a deterrent to any person acquiring 4.99 percent or more of AIG Common Stock and endangering AIG’s ability to use its Tax Attributes.

As a result of these and other factors, the Protective Amendment serves to reduce, but does not eliminate, the risk that AIG will undergo an ownership change.

Section 382 Ownership Change Determinations

The rules of Section 382 are very complex. Some of the factors that must be considered in determining whether a Section 382 ownership change has occurred include the following:

•

The share ownership of each shareholder who owns less than 5 percent of AIG Common Stock by value is generally (but not always) aggregated and therefore such group of persons are generally treated as a “5-percent shareholder” that is a “public group” for purposes of Section 382. Thus, transactions within a “public group” among shareholders who are not “5-percent shareholders” are generally (but not always) excluded from the Section 382 calculation.

•

There are several rules regarding the aggregation and segregation of shareholders who otherwise do not qualify as Section 382 “5-percent shareholders.” Ownership of stock is generally attributed to its ultimate beneficial owner without regard to ownership by nominees, trusts, corporations, partnerships or other entities.

•

Acquisitions by a person that cause the person to become a “5-percent shareholder” may result in a 5 percent (or more) change in ownership, regardless of the size of the final purchase(s) that caused the threshold to be exceeded.

•

Certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular shareholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised.

•

A buyback of AIG Common Stock by AIG may increase the ownership of any “5-percent shareholder” (including groups of shareholders who are not themselves 5-percent shareholders) and can contribute to an ownership change. In addition, it is possible that a buyback of shares could cause a holder of less than 5 percent to become a “5-percent shareholder,” which may result in a 5 percent (or more) change in ownership.

Required Vote

Approval of the Protective Amendment requires a “for” vote by a majority of the outstanding shares of AIG Common Stock. The Protective Amendment, if adopted, would become effective upon the filing of a Certificate of Amendment with the Secretary of State of the State of Delaware, which AIG expects to do as soon as practicable after the Protective Amendment is adopted.

Your Board of Directors recommends a vote FOR the proposal to adopt the protective amendment.

PROPOSAL 4—RATIFICATION OF THE TAX ASSET PROTECTION PLAN

The Plan

On March 9, 2011, the Board of Directors adopted the Plan. Subject to certain limited exceptions, the Plan is designed to deter any person from buying AIG Common Stock (or any interest in AIG Common Stock) if the acquisition would result in a shareholder owning 4.99 percent or more of the then- outstanding AIG Common Stock.

The Plan is intended to protect shareholder value by attempting to preserve AIG’s ability to use its Tax Attributes to reduce its future income tax liability. Because of the limitations of the Protective Amendment in preventing transfers of AIG Common Stock that may result in an ownership change, as further described above under Proposal 3, the Board of Directors believes it is in AIG’s and its shareholders’ best interests to approve the Plan.

The following description of the Plan is qualified in its entirety by reference to the text of the Plan, which can be found in the accompanying Appendix C. Please read the Plan in its entirety, as the discussion below is only a summary.

Description of Plan

The Plan is intended to act as a deterrent to any person or group acquiring 4.99 percent or more of the outstanding AIG Common Stock (an Acquiring Person) without the approval of the Board of Directors. Shareholders who owned 4.99 percent or more of AIG Common Stock as of the close of business on March 9, 2011, which includes the Department of the Treasury, generally will not trigger the Plan so long as they do not acquire any additional shares of AIG Common Stock. The Board of Directors may, in its sole discretion, exempt any person or group from being deemed an Acquiring Person for purposes of the Plan with respect to which it receives, at its request, a report from AIG’s advisors to the effect that such exemption would not create a significant risk of material adverse tax consequences to AIG, or the Board otherwise determines is in the best interests of AIG. Furthermore, the Board is required to approve any proposed transfer by the Department of the Treasury if that transfer (and all prior and anticipated transfers or other transactions during the relevant testing period) do not result in an “owner shift” of more than 40 percent under Section 382. Thus, the Department of the Treasury may be able to unilaterally transfer its shares to one or more “5-percent shareholders” while other shareholders would not be able to do so without the consent of the Board.

The Rights. The Board of Directors authorized the issuance of one right per each outstanding share of AIG Common Stock payable to AIG’s shareholders of record as of the close of business on March 18, 2011. Subject to the terms, provisions and conditions of the Plan, if these rights become exercisable, each right would initially represent the right to purchase from AIG one ten-thousandth of a share of AIG Participating Preferred Stock, par value $5.00 per share (Participating Preferred Stock), for a purchase price of $185.00 per right (the Exercise Price). If issued, each one ten-thousandth of a share of Participating Preferred Stock would generally give a shareholder approximately the same dividend, voting and liquidation rights as does one share of AIG Common Stock. However, prior to exercise, a right does not give its holder any rights as a shareholder, including without limitation any dividend, voting or liquidation rights.

Exercisability. The rights will not be exercisable until the earlier of (i) a public announcement by AIG that a person or group has become an Acquiring Person (the date of such public announcement is referred to herein as the Stock Acquisition Date) and (ii) 10 business days after the commencement of a tender or exchange offer by a person or group if upon consummation of the offer the person or group would directly, indirectly or constructively own 4.99 percent or more of the outstanding AIG Common Stock. In this Proxy Statement, AIG refers to the date on which the rights become exercisable as the Separation Time.

Until the Separation Time, AIG Common Stock certificates (or the registration of uncertificated shares on AIG’s stock transfer books) will evidence the rights and may contain a notation to that effect. Any transfer of shares of AIG Common Stock prior to the Separation Time will constitute a transfer of the associated rights. After the Separation Time, the rights may be transferred other than in connection with the transfer of the underlying shares of AIG Common Stock.

If there is an Acquiring Person on the Separation Time or a person or group becomes an Acquiring Person after the Separation Time, each holder of a right, other than rights that are or were beneficially owned by an Acquiring Person (which will be void), will thereafter have the right to receive upon exercise of a right and payment of the Exercise Price that number of shares of AIG Common Stock (or, at AIG’s election, Participating Preferred Stock) having a market value of two times the exercise price of the right.

Exchange. At any time after the Stock Acquisition Date, provided the Acquiring Person does not hold 50 percent or more of the outstanding AIG Common Stock, the Board of Directors may exchange the rights, other than rights that are or were beneficially owned by an Acquiring Person, which will be void, in whole or in part, at an exchange ratio equal to one share of AIG Common Stock (or one ten-thousandth of a share of Participating Preferred Stock) per right.

Redemption. At any time until the Stock Acquisition Date, the Board of Directors may redeem all of the then-outstanding rights in whole, but not in part, at a price of $0.001 per right, subject to adjustment (the Redemption Price). Immediately upon action of the Board of Directors ordering redemption of the rights, the right to exercise the rights will terminate, and the only right of the holders of rights will be to receive the Redemption Price.

Anti-Dilution Provisions. The Exercise Price and the number of outstanding rights are subject to adjustment to prevent dilution that may occur as a result of certain events, including, among others, a stock dividend, a stock split or a reclassification of AIG Common Stock.

Amendments. Any of the provisions of the Plan may be amended by the Board of Directors at any time and in any manner.

Expiration. The rights issued pursuant to the Plan will expire on the earliest of (i) the close of business on March 9, 2014, provided that the Board of Directors may determine to extend the Plan prior to such date as long as the shareholders of AIG are asked to ratify such extension at the next succeeding annual meeting, (ii) the time at which the rights are redeemed, (iii) the time at which the rights are exchanged, and (iv) the time at which the Board of Directors receives, at the Board’s request, a report from AIG’s advisors that the Tax Attributes are utilized in all material respects or no longer available in any material aspect or that an ownership change under Section 382 of the Code or any applicable state law would not adversely impact in any material respect the time period in which AIG could use the Tax Attributes, or materially impair the amount of the Tax Attributes that could be used.

Required Vote. Ratification of the Plan requires a “for” vote of a majority of the votes by the holders of AIG Common Stock, which votes are cast “for” or “against” the ratification. As described above, if the requisite vote is not received, the Board will determine what action to take in the best interests of AIG.

Your Board of Directors recommends a vote FOR the proposal to ratify the tax asset protection plan.

CERTAIN CONSIDERATIONS RELATED TO THE PROTECTIVE AMENDMENT AND THE PLAN

The Board of Directors believes that attempting to protect AIG’s Tax Attributes as described above under “Background to Proposals 3 and 4” is in AIG’s and its shareholders’ best interests. However, AIG cannot eliminate the possibility that an ownership change will occur even if the Protective Amendment is adopted and the Plan is ratified. Please consider the items discussed below in voting on Proposals 3 and 4.

The IRS has not audited or otherwise validated the amount of Tax Attributes. The IRS could challenge the amount of Tax Attributes, which could limit AIG’s ability to use the Tax Attributes to reduce its future income tax liability. In addition, the complexity of Section 382’s provisions and the limited knowledge any public company has about the ownership of its publicly traded stock make it difficult to determine whether an ownership change has occurred. Therefore, AIG cannot assure you that the IRS will not claim that AIG experienced an ownership change and attempt to reduce or eliminate the benefit of the Tax Attributes even if the Protective Amendment and the Plan are in place.

Continued Risk of Ownership Change

Although the Protective Amendment and the Plan are intended to reduce the likelihood of an ownership change, AIG cannot provide assurance that they would prevent all transfers of AIG Common Stock that could result in such an ownership change. In particular, absent a court determination, AIG cannot provide assurance that the Protective Amendment’s restrictions on acquisition of AIG Common Stock will be enforceable against all of our shareholders, and they may be subject to challenge on equitable grounds, as discussed above under Proposal 3.

Application to the Department of the Treasury

In general, both the Protective Amendment and the Plan apply to the Department of the Treasury in the same manner as any other shareholder of AIG. The Board, however, is required to approve any proposed transfer by the Department of the Treasury if that transfer (and all prior and anticipated transfers or other transactions during the relevant testing period) do not result in an “owner shift” of more than 40 percent under Section 382. Thus, the Department of Treasury may be able to unilaterally transfer its shares to one or more “5-percent shareholders” while other shareholders would not be able to do so without the consent of the Board.

Anti-Takeover Effect

The reason the Board of Directors adopted the Protective Amendment and the Plan is to preserve the long-term value of the Tax Attributes. The Protective Amendment, if adopted by shareholders, when the Department of the Treasury reduces its ownership of AIG Common Stock, could be deemed to have an anti-takeover effect because, among other things, it will restrict the ability of a person, entity or group to accumulate 4.99 percent or more of AIG Common Stock. Similarly, while the Plan is not intended to prevent a takeover, it does have a potential anti-takeover effect because an Acquiring Person may be diluted upon the occurrence of a triggering event. Accordingly, when the Department of the Treasury reduces its ownership of AIG Common Stock, the overall effects of the Protective Amendment, if adopted by our shareholders, and the Plan may be to render more difficult, or discourage, a merger, tender offer, proxy contest or assumption of control by a substantial holder of AIG’s securities.

Effect of the Protective Amendment if you vote for it and own less than 4.99 percent of the AIG Common Stock

The Protective Amendment will apply to you, but, so long as you own less than 4.99 percent of AIG Common Stock, you can transfer your shares to a purchaser who, after the sale, also would own less than 4.99 percent of AIG Common Stock. You could not, without Board approval, transfer your shares to a person who as a result of the transfer would become a holder of 4.99 percent or more or to a person who was already a holder of 4.99 percent or more.

Effect of the Protective Amendment if you vote against it

Delaware law provides that transfer restrictions of the Protective Amendment with respect to shares of AIG Common Stock issued prior to its effectiveness will be effective as to (i) shareholders with respect to shares that were voted in favor of adopting the Protective Amendment and (ii) purported transferees of such shares if (A) the transfer restriction is conspicuously noted on the certificate(s) representing such shares or (B) the transferee had actual knowledge of the transfer restrictions (even absent such conspicuous notation). AIG intends to disclose such restrictions to persons holding AIG Common Stock in uncertificated form, and to cause any shares of AIG Common Stock issued after the effectiveness of the Protective Amendment to be issued with the relevant transfer restriction conspicuously noted on the certificate(s) representing such shares. Therefore, under Delaware law, such newly issued shares will be subject to the transfer restriction. For the purpose of determining whether a shareholder is subject to the Protective Amendment, AIG intends to take the position that all shares issued prior to the effectiveness of the Protective Amendment that are proposed to be transferred were voted in favor of the Protective Amendment unless the contrary is established. AIG may also assert that shareholders have waived the right to challenge or otherwise cannot challenge the enforceability of the Protective Amendment, unless a shareholder can establish that it did not vote in favor of the Protective Amendment. Nonetheless, a court could find that the Protective Amendment is unenforceable, either in general or as applied to a particular shareholder or fact situation.

REPORT OF AUDIT COMMITTEE AND RATIFICATION OF SELECTION OF ACCOUNTANTS

REPORT OF THE AUDIT COMMITTEE

Management is responsible for the preparation, presentation and integrity of AIG’s financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate. During 2010, the PricewaterhouseCoopers LLP engagement team spent a significant amount of time with the Audit Committee.

Committee Organization and Operation

The Audit Committee’s function is to assist the Board of Directors in its oversight of:

•	The integrity of AIG’s financial statements;

•	AIG’s internal control over financial reporting;

•	AIG’s compliance with legal and regulatory requirements;

•	The independent accountants’ qualifications, independence and performance; and

•	The performance of AIG’s internal audit function.

The Audit Committee’s charter is available in the Corporate Governance section of AIG’s corporate website at www.aigcorporate.com.

The Audit Committee held fourteen meetings during 2010. The Audit Committee Chairman and members of the Audit Committee also held numerous additional meetings with AIG’s Director of Internal Audit, AIG’s independent registered public accounting firm (PricewaterhouseCoopers LLP) and outside counsel throughout 2010.

Independence. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Audit Committee are independent, as required by NYSE listing standards and SEC rules.

Expertise. The Board of Directors has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards, and are audit committee financial experts, as defined under SEC rules. Although designated as audit committee financial experts, no member of the Committee is an accountant for AIG or, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose. The Audit Committee’s assistance in the Board of Directors’ oversight of AIG’s compliance with legal and regulatory requirements primarily focuses on the effect of such matters on AIG’s financial statements, financial reporting and internal control over financial reporting. In considering AIG’s compliance with legal and regulatory requirements, the Audit Committee also takes into account the oversight of legal and regulatory matters by the Regulatory, Compliance and Public Policy Committee.

Audited Financial Statements

In the performance of its oversight function, the Audit Committee has considered and discussed the 2010 audited financial statements with management and PricewaterhouseCoopers LLP, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Audit Committee has reviewed with the Director of Internal Audit and the PricewaterhouseCoopers LLP engagement team the scope and plans for their respective audits and has met with each of the Director of Internal Audit and senior engagement partners of PricewaterhouseCoopers LLP, with and without management present, to discuss audit results, their evaluations of AIG’s internal controls and the overall quality of AIG’s financial reporting. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by PCAOB AU 380, “Communication with Audit Committees.” Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by the PCAOB’s rules regarding Communication with Audit Committees Concerning Independence and has discussed with PricewaterhouseCoopers LLP its independence.

Based upon the reports and discussion described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board of Directors, and the Board approved, inclusion of the audited financial statements for the year ended December 31, 2010 in AIG’s 2010 Annual Report on Form 10-K.

AIG management and the Audit Committee recognize the importance of continued attention to improving AIG’s internal controls, in particular those related to the period end financial reporting and consolidation process, income taxes and accounting for non-standard transactions. AIG management is committed to ensuring that the manual controls that have been established remain effective and sustainable. Furthermore, AIG has begun implementing technology solutions to mitigate the reliance on manual controls. However, the implementation of these systems will take several years.

Conclusion

During 2011, the Audit Committee will continue its oversight of management’s efforts in improving AIG’s internal controls, in particular those related to the period end financial reporting and consolidation process, income taxes, accounting for non-standard transactions and the implementation of new systems to mitigate the reliance on manual controls.

Audit Committee
American International Group, Inc.

Christopher S. Lynch, Chairman
Donald H. Layton
George L. Miles, Jr.
Ronald A. Rittenmeyer

PROPOSAL 5—RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP

The Audit Committee and the Board of Directors have approved the engagement of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2011. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

Ratification of the selection of accountants requires approval by a majority of the votes cast by the shareholders of AIG Common Stock, which votes are cast “for” or “against” the ratification. Neither AIG’s Amended and Restated Certificate of Incorporation nor AIG’s By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may still retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.

Under AIG’s policy for pre-approval of audit and permitted non-audit services by PricewaterhouseCoopers LLP, the Audit Committee approves categories of services and fee caps for each category. The pre-approved services include: audit services, such as financial statement audits and regulatory filings; audit-related services, such as audit and review of newly implemented systems, processes and controls, regulatory and compliance attestations, employee benefit plan audits, due diligence related to divestitures and GAAP consultations; tax services, such as tax compliance and consulting, transfer pricing, tax accounting and reporting, customs and duties and expatriate tax services; and other permitted non-audit services, such as regulatory compliance reviews, other attestation services and information resources and training. No expenditure may exceed the dollar caps without the separate specific approval of the Audit Committee.

Your Board of Directors recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP.

FEES PAID TO PRICEWATERHOUSECOOPERS LLP

The table below shows the fees paid by AIG to PricewaterhouseCoopers LLP in 2010 and 2009. The 2010 change in audit and audit-related fees was primarily related to a reduction in services pertaining to divestitures that were completed during 2010, as well as separate reporting requirements related to AIG’s restructuring and recapitalization activities.

	2010 (in millions)	2009 (in millions)
Fees paid by AIG:
Audit fees(a)	$144.5	$162.1
Audit-related fees(b)	11.6	19.3
Tax fees(c)	5.6	5.1
All other fees(d)	5.5	7.1

(a)	Includes out-of-pocket expenses of $5.1 million in 2010 and $5.7 million in 2009.

(b)

Audit-related fees are fees in respect of assurance and related services that are traditionally performed by independent accountants, including: audit and review of newly implemented systems, processes and controls; regulatory and compliance attestations; employee benefit plan audits; due diligence related to acquisitions and divestitures; and accounting consultations concerning financial accounting and reporting standards.

(c)

Tax fees are fees in respect of tax return preparation and consultation on tax matters (including those for expatriate employees); transaction-based tax advice; review of tax accounting matters; and other tax planning and advice.

(d)

All other fees include: regulatory compliance reviews; assistance with information technology; providing access to information resources; training; risk management services; and other compliance reviews.

The services provided by PricewaterhouseCoopers LLP and the fees paid by AIG were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. None of the non-audit services performed by PricewaterhouseCoopers LLP were approved under the SEC’s de minimis exception to audit committee pre-approval.

PricewaterhouseCoopers LLP also provides audit services to certain private equity and real estate funds managed and advised by AIG subsidiaries. Fees related to these audits were $3.6 million in 2010 and $11.6 million in 2009. The reduction in fees was primarily due to the sales of PineBridge Capital Partners, LLC, PineBridge Global Investments LLC and PineBridge Securities LLC in 2010.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about shares of AIG Common Stock that may be issued under compensation plans as of December 31, 2010.

Equity Compensation Plan Information(1)

Plan Category	Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)(3)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights(2)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Second Column)
Equity compensation plans approved by security holders	1991 Employee Stock Option Plan	125		$1,698.00		0	(4)
	Amended and Restated 1999 Stock Option Plan	795,431		$1,286.97		0	(4)
	Amended and Restated 2002 Stock Incentive Plan	63,157	(5)	$—		0	(4)
	Director Stock Plan	180	(6)	$—		0	(4)
	Amended and Restated 2007 Stock Incentive Plan	659,325	(7)	$806.03	(8)	0	(4)
	2010 Stock Incentive Plan	8,994,262	(7)	—		49,602,976	(9)
Total		10,512,480		$1,226.60	(8)	49,602,976	(9)

(1)	This table does not include 112,362 shares issued as Stock Salary to AIG’s Chief Executive Officer during 2010 pursuant to an employment inducement award exception under the NYSE rules.

(2)

At December 31, 2010, options with respect to 121,008 shares were outstanding as a result of AIG’s assumption of options granted by entities acquired by AIG, at a weighted average option exercise price of $1,311.25 per share. AIG has not made, and will not make, any future grants or awards of equity securities under the plans of these acquired companies.

(3)	In addition, at December 31, 2010, AIG was obligated to issue 600,994 shares in connection with previous exercises of options with delivery deferred.

(4)	No future awards will be made under these plans, which were replaced by the 2010 Stock Incentive Plan.

(5)	Represents shares reserved for issuance in connection with time-vested RSUs and Performance RSUs granted under the Partners Plan and the DCPPP.

(6)	Represents shares granted to non-management directors with delivery deferred.

(7)

Represents shares reserved for issuance in connection with time-vested RSUs, DSUs and TARP RSUs, as well as stock appreciation rights issued pursuant to the AIG 2009 Long Term Incentive Plan and the AIG 2010 Long Term Incentive Plan that are payable in cash or shares.

(8)	Weighted average exercise price of outstanding options granted. Excludes Stock Salary Awards, RSUs, DSUs, deferred stock and Performance RSUs.

(9)	Represents shares reserved for future issuance under the 2010 Stock Incentive Plan (which replaced the 2007 Stock Incentive Plan for Awards granted on or after May 12, 2010).

SHAREHOLDER PROPOSAL

Kenneth Steiner, Great Neck, New York, who states that he intends to meet beneficial ownership requirements under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, until after the date of the shareholder meeting, has notified AIG in writing that he intends to submit the following proposal and related supporting statement at the Annual Meeting.

SHAREHOLDER PROPOSAL—PROHIBIT EXECUTIVE HEDGING

RESOLVED: The shareholders hereby ask the board of directors to adopt a bylaw for long-term purposes to promote responsible use of company stock by named executive officers and directors, which policy would bar derivative or speculative transactions involving company stock, including but not limited to trading in puts, calls, covered calls or other derivative products; engaging in hedging or monetization transactions with respect to company stock; holding company stock in a margin account; or pledging company stock as collateral for a loan.

As a shareholder, I support executive pay policies that reward good long-term performance and that align the interests of our senior executives and directors with those of shareholders. I am concerned that this may not happen at our company in the long-term future.

I am concerned about our company’s lack of a bylaw to promote the use of our company stock in ways that better align the interests of senior executives and directors with the interests of shareholders for the long term. Senior executives and directors may be better protected against price drops than shareholders if their holdings in our stock are subject to hedging.

A number of companies adopted a “responsible use of company stock” of the sort advocate here, which RiskMetrics Group also endorsed in its 2009 U.S. Voting Policy.

The merit of this Prohibit Executive Hedging proposal should also be considered in the context of the need for improvement in our company’s 2010 reported corporate governance status:

The Corporate Library www.thecorporatelibrary.com an independent investment research firm, rated our company “D,” with “High Governance Risk,” “Very High Concern” in Takeover Defenses and “Very High Concern” in Executive Pay.

Robert Miller (our Chairman and also on our Audit Committee) and Douglas Steenland were marked as “Flagged (Problem) directors” by The Corporate Library due their respective involvement with the boards of Federal-Mogul Corporation and Northwest Airlines Corporation - each of which filed for bankruptcy.

Arthur Martinez and George Miles were each on 5 or 6 boards - over commitment concern.

Please encourage our board to respond positively to this proposal:

Prohibit Executive Hedging - Yes on 6.

AIG STATEMENT IN OPPOSITION

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE SHAREHOLDER PROPOSAL.

The Board has considered this proposal and believes that it is not necessary or in the best interest of AIG and its shareholders.

AIG believes that restricting hedging transactions by its executives is good corporate governance and AIG has long restricted its executives from engaging in hedging transactions in its relevant policies. However, due to changes in the potential methods of hedging and the evolving nature of insider trading restrictions, AIG believes that including this restriction in a by-law is unnecessary and inappropriate.

AIG’s existing policies restrict hedging transactions by our executives and ensure that the interests of our named executive officers are aligned with those of AIG’s shareholders.

AIG’s Code of Conduct, which is available on AIG’s external website, prohibits our employees, including our named executive officers, from:

•	Engaging in speculative trading of securities of AIG or its subsidiaries;

•	Engaging in hedging transactions;

•	Short selling AIG securities; or

•	Trading derivative securities, such as “put” or “call” options, swaps or collars related to AIG securities.

The AIG Insider Trading Policy expressly prohibits our employees, including our named executive officers, and our directors from hedging with respect to any of AIG’s securities.

The Board of Directors believes that AIG’s current policies on trading in AIG securities ensure that the interests of AIG’s leadership and AIG’s shareholders remain aligned.

Approval of this shareholder proposal requires approval by a majority of the outstanding shares of AIG Common Stock. Failure to vote or to instruct your broker to vote or an abstention will have the same effect as a vote against the shareholder proposal.

Your Board of Directors unanimously recommends a vote AGAINST the shareholder proposal.

OTHER MATTERS

OTHER MATTERS TO BE PRESENTED AT THE 2011 ANNUAL MEETING

Your Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters.

SHAREHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

All suggestions from shareholders are given careful attention. Proposals intended for inclusion in next year’s Proxy Statement pursuant to Exchange Act Rule 14a-8 should be sent to the Secretary of AIG at 180 Maiden Lane, New York, New York 10038 and must be received by December 6, 2011. Under the AIG By-laws, notice of any other shareholder proposal or the nomination of a candidate for election as a director to be made at the 2012 annual meeting of shareholders must be received not less than 90 nor more than 120 days prior to May 11, 2012, unless the 2012 annual meeting of shareholders is not scheduled to be held on a date between April 11, 2012 and June 10, 2012, in which case notice must be received by the later of 90 days prior to the date on which such meeting is scheduled or 10 days after the date on which such meeting date is first publicly announced. A copy of the current AIG By-laws is available in the Corporate Governance section of AIG’s website at www.aigcorporate.com.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders may communicate directly with one or more directors by

•	writing to them at the address of c/o Special Counsel and Secretary to the Board, American International Group, Inc., 180 Maiden Lane, New York, New York 10038; or

•	emailing boardofdirectors@aig.com.

IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS

In accordance with a notice sent to certain shareholders of AIG Common Stock who hold AIG Common Stock through a broker or otherwise through a nominee and who share a single address, only one copy of this Notice of Annual Meeting of Shareholders, Proxy Statement and 2010 Annual Report to Shareholders is being sent to that address unless AIG receives contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this Notice of Annual Meeting of Shareholders, Proxy Statement or 2010 Annual Report to Shareholders, he or she may contact the AIG Director of Investor Relations at 180 Maiden Lane, New York, New York 10038, 212-770-6293, and AIG will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact the AIG Director of Investor Relations if he or she would like to receive separate proxy materials and annual reports in the future. If a shareholder receives multiple copies of AIG’s proxy materials and annual reports, he or she may request householding in the future by contacting the AIG Director of Investor Relations.

PROXY SOLICITATION

AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, email, personal interview, telephone and facsimile transmission by directors, their associates, and certain officers and regular employees of AIG and its subsidiaries. In addition to the foregoing, AIG has retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of approximately $18,500 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will reimburse brokers and others holding AIG Common Stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by AIG under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Compensation and Management Resources Committee,” “Report of the Audit Committee” (to the extent permitted by the SEC rules), “Report of the Nominating and Corporate Governance Committee,” and Appendix A to the Proxy Statement, shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

APPENDIX A

AMERICAN INTERNATIONAL GROUP, INC.
CORPORATE GOVERNANCE GUIDELINES
(Effective March 9, 2011)

I. INTRODUCTION

The Board of Directors (the “Board”) of American International Group, Inc. (“AIG”), acting on the recommendation of its Nominating and Corporate Governance Committee, has developed this set of Corporate Governance Guidelines to promote the effective functioning of the Board and its committees, to promote the interests of shareholders and to set forth a common set of expectations as to how the Board, its various committees, individual directors, and management should perform their functions.

II. ROLES OF BOARD AND MANAGEMENT

The business of AIG is conducted by management under the oversight of the Board. The roles of the Board and management are related, but distinct. AIG’s business strategy is developed and implemented under the leadership and direction of the Chief Executive Officer by its officers and other employees. The members of the Board serve as the elected representatives of the current and future shareholders, act as advisers and counselors to the Chief Executive Officer and senior management and oversee management’s performance on behalf of the shareholders. In performing its general oversight function, the Board reviews and assesses AIG’s strategic and business planning as well as management’s approach to addressing significant risks and challenges facing AIG. As part of this function, the Board reviews and discusses reports regularly submitted to the Board by management with respect to AIG’s performance, as well as significant events, issues and risks that may affect AIG’s business or financial performance. In performing its oversight function, the Board and its members will maintain frequent, active and open communication and discussions with the Chief Executive Officer and the management of AIG.

III. BOARD COMPOSITION

The size and composition of the Board is to be determined from time to time by the Board itself in an effort to balance the following goals:

•

The size of the Board should facilitate substantive discussions by the whole Board in which each director can participate meaningfully. Given the size and complexity of the businesses in which AIG is engaged, as well as the value of diversity of experience and views among Board members, the Board currently believes that it will be desirable over time to have a Board of between 8 and 12 members (allowing that a larger or smaller number may be necessary or advisable in periods of transition or other particular circumstances).

•

In order to provide oversight to management, given AIG’s complex businesses, the composition of the Board should encompass a broad range of skills, expertise, industry knowledge and diversity of opinion.

•

At least two-thirds of the Board will consist of directors who are, under the New York Stock Exchange, Inc. (“NYSE”) listing standards, “independent” in the business judgment of the Board (“Independent Directors”).

IV. THE CHAIRMAN OF THE BOARD

A.

Selection of the Chairman. The Board will select its Chairman in the manner it considers to be in the best interests of AIG at any given point in time. At the current time, the policy of the Board, reflected in the by-laws, is that (1) the role of Chairman should be separate from that of the Chief Executive Officer and (2) the Chairman should be selected from the Independent Directors.

The selection of the Chairman will be reviewed annually. In connection with this review, the Nominating and Corporate Governance Committee will conduct an independent evaluation of the Chairman. Under normal circumstances, the same individual should not serve as non-executive Chairman for more than five years.

B.	Duties of the Chairman. The Chairman will have the duties assigned by the Board. It is the Board’s current policy that the Chairman’s duties include:

•	Preparing agendas for meetings of the Independent Directors;

•	Chairing meetings of the Board as well as executive sessions of the Independent Directors;

•	Overseeing the preparation of agendas for meetings of the Board in consultation with the Chief Executive Officer;

•

Leading the Board in the process of periodic reviews of the performance of the Chief Executive Officer, as well as in discussions regarding the Chief Executive Officer’s reports on senior management performance and management succession issues and plans;

•	Discussing with the Chief Executive Officer the implementation of AIG’s strategic initiatives and plans;

•	Overseeing the process of informing the Board through timely distribution of information and reports;

•	Overseeing the processes of annual Board and Committee self-evaluations; and

•

Serving as an ex-officio, non-voting member of each standing committee of the Board of which he is not a member. The Chairman’s participation as an ex-officio member at any meeting will not affect the presence or absence of a committee’s quorum. In acknowledgment of the numerous committee meetings, the Chairman will decide, in his sole discretion, which committee meetings he will attend in an ex-officio capacity.

V. SELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee is responsible for recommending a slate of directors to the Board for election at the annual meeting of shareholders, for recommending candidates to fill vacancies occurring between annual meetings and for periodically recommending candidates for election to the Board.

A.	Nominations. The Board, based on the recommendations of the Nominating and Corporate Governance Committee, will select nominees for the position of director considering the following criteria:

	•	High personal and professional ethics, values and integrity;

	•	Ability to work together as part of an effective, collegial group;

	•	Commitment to representing the long-term interests of AIG;

	•	Skill, expertise, diversity, background, and experience with businesses and other organizations that the Board deems relevant;

•

The interplay of the individual’s experience with the experience of other Board members; the contribution represented by the individual’s skills and experience to ensuring that the Board has the necessary tools to perform its oversight function effectively; and the extent to which the individual would otherwise be a desirable addition to the Board and any committees of the Board;

	•	Ability and willingness to commit adequate time to AIG over an extended period of time.

B.

Evaluation of Nominees. The Nominating and Corporate Governance Committee will discuss and evaluate possible candidates in detail prior to recommending them to the Board. The Nominating and Corporate Governance Committee will also be responsible for initially assessing whether a candidate would be an Independent Director. The Board, taking into consideration the assessment of the Nominating and Corporate Governance Committee, will determine whether a nominee or appointee would be an Independent Director. The Board has adopted Director Independence Guidelines to assist in this process. A copy of those Guidelines is attached as Annex A to these Corporate Governance Guidelines.

C.

Shareholder Nominations. The Nominating and Corporate Governance Committee will give appropriate consideration to candidates for Board membership proposed by shareholders and will evaluate such candidates in the same manner as other candidates identified by or submitted to the Nominating and Corporate Governance Committee.

Shareholders may propose nominees for consideration by the Nominating and Corporate Governance Committee by submitting names and supporting information to: Chairman, Nominating and Corporate Governance Committee, c/o Vice President—Corporate Governance and Special Counsel and Secretary to the Board, American International Group, Inc., 180 Maiden Lane, New York, NY 10038. All shareholder recommendations as to possible Board members must comply with the information and timing requirements set forth in AIG’s by-laws.

D.

Orientation and Continuing Education. Management, working with the Board, will provide an orientation process for new directors, including background material on AIG, its business plan and its risk profile, and meetings with senior management. Management will also provide a continuing education program for directors regarding matters relevant to AIG, its business plan and risk profile, as well as other appropriate subjects.

VI. ELECTION, TERM AND RETIREMENT OF THE DIRECTORS

A.

Election and Term. A director holds office until the annual meeting of shareholders next succeeding his or her election and until a successor is elected and qualified or until his or her earlier resignation or removal. In light of the complexities of AIG’s businesses and the time it takes for a director to become familiar with them, the Board does not believe that term limits are appropriate.

B.

Voting for Directors. The Board shall nominate for election as directors only incumbent candidates who have tendered, prior to the mailing of the proxy statement for the annual meeting at which they are to be re-elected as directors, irrevocable resignations authorized by Section 141(b) of the Delaware General Corporation Law that will be effective upon (i) the failure to receive the required vote at any annual meeting at which they are nominated for re-election(1) and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, at or prior to the time of their appointment to the Board, the same form of resignation tendered by other directors in accordance herewith. The Nominating and Corporate Governance Committee shall consider such irrevocable resignation and shall recommend to the Board the action to be taken. Any director whose resignation is under consideration shall not participate in the Nominating and Corporate Governance Committee recommendation regarding whether to accept the resignation. The Board shall accept such resignation unless it determines that the best interests of the Corporation and its shareholders would not be served by doing so. The Board shall take action within 90 days following certification of the vote, unless such action would cause AIG to fail to comply with any requirement of the New York Stock Exchange or any rule or regulation promulgated under the Securities Exchange Act of 1934, in which event AIG shall take action as promptly as is practicable while continuing to meet such requirements. The Board will promptly disclose its decision and the reasons therefore, in a periodic or current report filed with the Securities and Exchange Commission.

C.

Director Retirement. No individual shall stand for election as a director after reaching the age of 75. The Board, however, upon the recommendation of the Nominating and Corporate Governance Committee, may waive this limitation for any director for a period of one year, if it is deemed to be in the best interests of AIG.

D.	Former CEOs. No individual who has served but is not currently serving as Chief Executive Officer of AIG shall serve as a director.

E.

Change in Status. If (other than as a result of retirement) a director’s principal occupation changes from that at the time such director was last nominated for election, then such director shall inform the Chairman of the Nominating and Corporate Governance Committee of the change and shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will recommend to the Board the action to be taken with respect to such resignation.

(1)

The AIG by-laws provide that each director shall be elected by the vote of the majority of the votes cast (meaning the number of shares voted “for” a nominee must exceed the number of shares voted “against” such nominee) at any meeting for the election of directors at which a quorum is present, provided that the directors shall be elected by a plurality of the votes cast (instead of by votes “for” or “against” a nominee) at any meeting involving a contested election for one or more directors (meaning more directors have been nominated for election than directorship positions available).

F.

Board Vacancies. In the event that a vacancy on the Board is created for any reason, and it is determined by the Nominating and Corporate Governance Committee that the vacancy is to be filled, the Nominating and Corporate Governance Committee will consider the views of interested shareholders, as it is deemed appropriate.

VII. BOARD MEETINGS

The Board currently plans to hold at least six regular meetings each year, with further meetings to occur when called by the Chairman or the Chief Executive Officer or if requested by two directors as provided in the by-laws.

The Chairman will oversee the preparation of the agendas for meetings of the Board in consultation with the Chief Executive Officer. Any director may suggest the inclusion of additional subjects on the agenda. The agenda for each committee meeting will be established by the respective committee chairman. Management will endeavor to provide all directors an agenda and appropriate materials in advance of meetings, although the Board recognizes that this will not always be consistent with the timing of transactions, the operations of the business and, in certain cases, it may not be desirable to circulate materials in advance of the meeting. Materials presented to the Board or its committees should be as concise as practicable but consistent with the need to provide the information needed for the directors to make an informed judgment and engage in informed discussion. As provided in the by- laws, the Board or any committee thereof may also take action by unanimous written consent.

VIII. EXECUTIVE SESSIONS

To ensure free and open discussion and communication among the Independent Directors of the Board, the Independent Directors will meet in executive sessions, with no members of management present, in conjunction with each regular (non-telephonic) meeting of the Board. The Chairman will preside at the executive sessions unless the Chairman is unable to attend, in which case the Independent Directors will designate one of the other Independent Directors to preside. In addition, unless the Chairman decides it to be unnecessary, the Chief Executive Officer will join a portion of each executive session to give the Independent Directors an opportunity to consult with the Chief Executive Officer.

IX. THE COMMITTEES OF THE BOARD

A.

Committees. The Board will have at least the following standing committees: Audit Committee; Compensation and Management Resources Committee; Finance and Risk Management Committee; Regulatory, Compliance and Public Policy Committee; and Nominating and Corporate Governance Committee. The Audit Committee, the Compensation and Management Resources Committee, and the Nominating and Corporate Governance Committee must each have a written charter satisfying the rules of the NYSE. The Audit Committee must also satisfy the requirements of Securities and Exchange Commission (“SEC”) Rule 10A-3. Each committee chairman will give a report to the Board periodically on his or her committee’s activities.

B.

Composition of the Committees. The Audit Committee, the Compensation and Management Resources Committee, and the Nominating and Corporate Governance Committee will each be composed of at least three directors all of whom are Independent Directors. Each other standing committee will have a majority of members who are Independent Directors. In the case of the Audit Committee, the Committee Chairman and a majority of the members also will be “Audit Committee Financial Experts” as defined in the rules and regulations of the SEC, and all members will be “financially literate” as determined by the Board (based upon a determination and recommendation by the Nominating and Corporate Governance Committee) in accordance with NYSE listing standards. Any additional qualifications required for the members of each committee will be set out in the respective committee’s charter. A director may serve on more than one committee for which he or she qualifies.

Membership of committees will be reviewed by the Nominating and Corporate Governance Committee, which will make recommendations to the Board regarding composition of each of the committees of the Board at least annually. In that regard, the Board believes that rotation of members and chairmen of its committees is desirable. The Board does not believe, however, that fixed time periods for rotation are desirable. As a general rule, the Board believes that a director should serve as chairman of the same committee for not less than three consecutive years and for not more than five years.

X. BOARD RESPONSIBILITIES

A.	Overall Business Strategy. The Board will periodically review and approve AIG’s overall strategic and business plans.

B.	Chief Executive Officer. The Board will be responsible for the selection and evaluation of the Chief Executive Officer.

C.

Management Succession. The Chief Executive Officer shall present, at least annually, to the Compensation and Management Resources Committee a management succession plan, to ensure that future selections are appropriately considered. The principal components of this plan are:

	•	A proposed plan for Chief Executive Officer succession, both in an emergency situation and in the ordinary course of business; and

	•	The Chief Executive Officer’s plan for management succession for the other policy-making officers of AIG.

The Compensation and Management Resources Committee shall provide a report to the Board on the management succession plan. The Board shall review and consider the plan and any recommendations of the Compensation and Management Resources Committee.

D.

Evaluating and Approving Compensation for the Chief Executive Officer. The Board, acting through the Compensation and Management Resources Committee, evaluates the performance of the Chief Executive Officer against AIG’s goals and objectives and determines the compensation of the Chief Executive Officer. The determination of the Compensation and Management Resources Committee with respect to the Chief Executive Officer’s compensation shall be subject to the approval or ratification of the Board as provided in the by-laws.

E.

Executive Compensation. The Compensation and Management Resources Committee makes recommendations to the Board with respect to (1) AIG’s general compensation philosophy, (2) the compensation programs applicable to senior executives of AIG and (3) the development and implementation of other AIG compensation programs.

The Board and the Compensation and Management Resources Committee are committed to the full, fair and transparent disclosure of executive compensation. This commitment will be considered in connection with AIG’s public disclosures regarding executive compensation.

F.

Board Compensation. The Nominating and Corporate Governance Committee periodically reviews and makes recommendations to the Board regarding the form and amount of the compensation of members of the Board. The Board will set the form and amount of director compensation, taking into account the recommendations of the Nominating and Corporate Governance Committee. Only non-management directors will receive compensation for services as a director.

G.	Reviewing and Approving Significant Transactions. Board approval of a particular transaction may be appropriate because of several factors, including:

	•	legal or regulatory requirements;

	•	the materiality of the transaction to AIG’s financial performance, risk profile or business;

	•	the terms of the transaction; or

	•	other factors, such as entry into a new business or a significant variation from AIG’s strategic plan.

The Board, in conjunction with management of AIG, has developed and will review and update from time to time standards to be utilized by management in determining the types of transactions that should be submitted to the Board for review and approval or notification.

H.

Risk Management. The Board, the Finance and Risk Management Committee and the Audit Committee receive reports on AIG’s significant risk exposures and how these exposures are managed. AIG’s Chief Risk Officer provides reports to the Compensation and Management Resources Committee with respect to the risks posed to AIG by its employee compensation plans.

XI. EXPECTATIONS OF DIRECTORS

The business and affairs of AIG are to be managed by or under the direction of the Board in accordance with the laws of the State of Delaware. In performing their duties, the primary responsibility of the directors is to exercise their business judgment in the best interests of AIG. The Board has developed a number of specific expectations of directors to promote the discharge of this responsibility and the efficient conduct of the Board’s business.

A.

Commitment and Attendance. All directors should make every effort to attend every meeting of the Board and every meeting of committees of which they are members. Directors are expected to attend the annual meeting of shareholders. A director may attend meetings (without having a vote or affecting the presence or absence of a quorum) of any committee of which the director is not a member, with the consent of the committee chairman. The Chairman may attend any meetings of committees of which he is an ex-officio member in his sole discretion.

Any director who, for two consecutive calendar years, attended fewer than 75% of the regular meetings of the Board and the meetings of all committees of which such director is a voting member will not be nominated for reelection at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Nominating and Corporate Governance Committee in making its recommendations to the Board.

B.

Participation in Meetings. Each director should be sufficiently familiar with the business of AIG, including its financial statements and capital structure, and the risks and the competition it faces, to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves. Upon request, management will make appropriate personnel available to answer any questions a director may have about any aspect of AIG’s business.

C.

Loyalty and Ethics. In their roles as directors, all directors owe a duty of loyalty to AIG. This duty of loyalty mandates that directors act in the best interests of AIG and not act for personal benefit at the expense of AIG.

AIG has adopted a Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics. Directors should be familiar with the Code’s provisions and should consult with AIG’s Vice President—Corporate Governance and Special Counsel and Secretary to the Board of Directors in the event of any issues that arise with respect to the matters set forth in the Code.

D.

Other Directorships. AIG values the experience directors bring from other boards on which they serve, but recognizes that those boards also present significant demands on a director’s time and availability and may present conflicts and legal issues. Directors will advise the Chairman of the Nominating and Corporate Governance Committee and the Chief Executive Officer before accepting membership on any other board of directors or other significant commitments involving affiliation with other businesses or governmental units.

It is AIG’s policy that the Chief Executive Officer should not serve on the board of directors of more than one public company (other than AIG or a company in which AIG has a significant equity interest). In addition, the Board generally considers it desirable for other directors not to serve on the boards of directors of more than four public companies (other than AIG or a company in which AIG has a significant equity interest) that require substantial time commitments, absent special circumstances.

It is the responsibility of the Nominating and Corporate Governance Committee to review each director’s, and each potential director’s, overall commitments to help ensure that all directors have sufficient time to fulfill their responsibilities as directors. In considering its nominations of candidates for election to the Board, the Nominating and Corporate Governance Committee may determine that a lesser number of boards of directors than four is appropriate.

E.

Contact with Management. All directors are invited to contact the Chief Executive Officer at any time to discuss any aspect of AIG’s business. It is expected that the Chief Executive Officer will keep the Chairman informed of all significant management, operational and other business developments as they arise. Directors also have complete access to other members of management. The Board expects that there will be frequent opportunities for directors to meet with the Chief Executive Officer and other members of management in Board and committee meetings, or in other formal and informal settings.

Further, the Board encourages management, from time to time, to bring managers into Board meetings who (a) can provide additional insight into the items being discussed because of personal involvement or substantial knowledge in those areas and/or (b) are managers with future potential that the senior management believes should be given exposure to the Board.

F.

Board Interaction with Institutional Investors and the Press. It is important that AIG speak to employees and outside constituencies with a single voice and that management serves as the primary spokesperson. If a situation does arise in which it seems appropriate for a non-management director to act as a spokesman on behalf of AIG, the director will first consult with the Chief Executive Officer. The foregoing is not intended to preclude the Chairman from speaking on behalf of the Independent Directors or communicating with AIG’s stakeholders.

G.

Confidentiality. The proceedings and deliberations of the Board and its committees are confidential. Each director will maintain the confidentiality of all information received in connection with his or her service as a director.

XII. COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Shareholders and other interested parties may communicate directly with one or more directors by (1) writing to them c/o Vice President—Corporate Governance and Special Counsel and Secretary to the Board, American International Group, Inc., 180 Maiden Lane, New York, NY 10038 or (2) email at an address that will be included in the annual proxy statement.

XIII. EVALUATING BOARD AND COMMITTEE PERFORMANCE

AIG believes that self-evaluations of the Board, the standing committees of the Board and individual directors are important elements of corporate governance. Under the general oversight of the Chairman:

•	the Board, acting through the Nominating and Corporate Governance Committee, will conduct an annual self-evaluation and evaluation of each member of the Board; and

•	each standing committee will conduct an annual self-evaluation, in the manner and to the extent specified in the committee’s charter.

XIV. CHARITABLE GIVING

AIG, and its subsidiaries, may make charitable gifts, grants, contributions, commitments and pledges and awards of various types (collectively “gifts”) in the ordinary course of their business to charities, including foundations, endowments, trusts, charitable organizations and groups, cultural and educational institutions and others (collectively, “institutions”). The Board has adopted the following guidelines with respect to the making of such gifts:

•

Gifts are to be made prudently and to further AIG’s business interests, including the enhancement of AIG’s reputation and standing in the communities where it operates. It is the responsibility of management to determine whether a gift satisfies this purpose before it is made, pledged or committed.

•

Management will provide the Regulatory, Compliance and Public Policy Committee with quarterly reports on all charitable gifts that have been made, pledged or committed for since the last such report that result in gifts aggregating $50,000 or more within the current calendar year to or on behalf of a given institution. Management will also provide an annual report, that will be available upon request, with respect to all charitable gifts that have been made, pledged or committed for during the past calendar year that result in gifts aggregating $50,000 or more to or on behalf of a given institution. Gifts made to institutions under the AIG Matching Grants Program will not be taken into account in calculating the $50,000 or more amount.

•

Management will inform the Nominating and Corporate Governance Committee before the making of any proposed gift that would result in gifts aggregating $50,000 or more within any calendar year to or on behalf of an institution of which a Director serves as a director, advisory director (or in a similar capacity) or executive officer. Gifts made to institutions under the AIG Matching Grants Program will not be taken into account in calculating the $50,000 or more amount.

•

Directors will not directly solicit gifts from AIG (including any of its subsidiaries) to or on behalf of any institution of which a Director serves as a director, advisory director (or in a similar capacity) or executive officer.

XV. POLITICAL CONTRIBUTIONS

AIG, and its subsidiaries, may make political contributions in the ordinary course of their business to further AIG’s business interests. It is the responsibility of management to determine whether a contribution satisfies this purpose before it is made, pledged or committed for. All political contributions will be made in accordance with all applicable laws, rules and regulations.

Management will provide the Regulatory, Compliance and Public Policy Committee with a report, at least annually, with respect to all political contributions that have been made since the last such report. The Regulatory, Compliance and Public Policy Committee will report to the Board, at least annually, with respect to its review of the report provided by management on political contributions.

XVI. RELIANCE ON MANAGEMENT AND OUTSIDE ADVICE

The Board will have direct access to, and complete and open communication with, senior management and may obtain advice and assistance from internal legal, accounting and other advisors to assist it. In performing its functions, the Board is entitled to rely on the advice, reports and opinions of management as well as legal, accounting and other advisors retained by AIG. The Board may retain, if appropriate, independent legal, accounting and other advisors to assist the Board (or, when appropriate, the Independent Directors), and may determine the compensation of such advisors, and AIG will be responsible for any costs or expenses so incurred.

XVII. AMENDMENT AND WAIVER

In the exercise of its business judgment, these Guidelines may be amended, modified or waived by the Board at any time and from time to time and, when permitted by these Guidelines, waivers may also be granted by the Nominating and Corporate Governance Committee.

Annex A

AMERICAN INTERNATIONAL GROUP, INC.
DIRECTOR INDEPENDENCE STANDARDS

A director having any of the following relationships will be deemed to have a material relationship1 with AIG2 and will not be considered “independent”:

•	The director is, or has been within the last three years, an employee of AIG, or an immediate family member[3] is, or has been within the last three years, an executive officer[4] of AIG.[5]

•

During any twelve-month period within the last three years, (1) the director has received any direct compensation from AIG or (2) the director has an immediate family member who has received more than $100,000 in direct compensation from AIG for service as an executive officer, in any such case other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not in any way contingent on continued service).[5]

•

(1) The director or an immediate family member is a current partner of a firm that is AIG’s internal or external auditor; (2) the director is a current employee of such a firm; (3) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (4) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on AIG’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of AIG’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments[6] to, or received payments from, AIG for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

The following relationships and transactions shall not be deemed material for purposes of the New York Stock Exchange listing standards. The fact that a particular relationship or transaction is not addressed by the below standards or exceeds the thresholds in one or more of these standards shall not create a presumption that the director is or is not “independent”.

•	A relationship arising solely from a director’s status as an executive officer, employee or a greater than 10% equity owner of a for-profit corporation or organization that has made payments to or received payments from AIG so long as the payments made or received during any of the past three fiscal years are not in excess of the greater of $1 million or 2% of the other company’s consolidated gross revenues for the fiscal year in which the payments were made (based on the other company’s most recently available financial statements).

[1]	Such relationship may be either direct or as a partner, shareholder or officer of an organization that has a relationship with AIG.
[2]	“AIG” refers to American International Group, Inc. and its consolidated subsidiaries.
[3]

“Immediate family member” includes a director’s spouse, parents, children, siblings, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law and anyone (other than domestic employees) who shares the director’s home. When applying the relevant look-back provisions of the standards, individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated shall not be considered.

[4]

“Executive officer” refers to such entity’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice president of the entity in charge of a principal business unit, division or function, any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the entity.

[5]

Employment or compensation received by a director for former service as an interim chairman or Chief Executive Officer does not need to be considered as a factor by the board in determining independence under this test.

[6]	Contributions to tax exempt organizations are not considered payments for purposes of this test.

•	A relationship arising solely from director’s ownership of 10% or less of the equity interests in an entity that has a relationship or engages in a transaction with AIG.

•	A relationship arising solely from a director’s position as a director or advisory director (or similar position) of another for-profit organization that engages in a transaction with AIG.

•

A relationship arising solely from a director’s affiliation with a charitable organization as a director, advisory director (or in a similar capacity) or executive officer that receives contributions from AIG, so long as such contributions (other than employee matching contributions) for a calendar year are not in excess of $200,000.[7]

•	The ownership by a director of equity securities of AIG or of any fund managed by AIG.

•

The purchase of insurance, investment or other products or services from AIG, or the maintenance of a brokerage or similar account with AIG, in each case, so long as the relationship or transaction is entered into in the ordinary course of business and is on substantially the same terms as those prevailing at the time for similarly situated persons who are not directors of AIG.

•	Any other relationship or transaction that is not required to be disclosed pursuant to Item 404(a) of Regulation S-K.

•	A relationship or transaction arising from a combination of relationships or transactions which are not deemed material.

•	Any relationship or transaction with an immediate family member of a director that would fall within one of the preceding standards.

[7]	Contributions made by AIG to charitable organizations under the AIG Matching Grants Program will not be taken into account for purposes of this test.

APPENDIX B

PROPOSED AMENDMENT TO AMERICAN INTERNATIONAL GROUP, INC.’S AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION (ADDING ARTICLE THIRTEEN) RELATING TO PROPOSAL 3

ARTICLE THIRTEEN
Ownership Limit

Section 1. Definitions. As used in this ARTICLE THIRTEEN, the following capitalized terms have the following meanings when used herein with initial capital letters (and any references to any portions of Treas. Reg. § 1.382-2T shall include any successor provisions):

“Agent” has the meaning set forth in Section 5 of this ARTICLE THIRTEEN.

“Board of Directors” or “Board” means the Board of Directors of the Company, including any duly authorized committee thereof.

“Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

A Person shall be deemed the “Beneficial Owner”, and to have “Beneficial Ownership” of, and to “Beneficially Own”, any securities (i) which such Person directly owns, (ii) which such Person would be deemed to indirectly or constructively own for purposes of Section 382 of the Code and the Treasury Regulations promulgated thereunder or (iii) which any other Person Beneficially Owns, but only if such Person and such other Person are part of the same group of Persons that, with respect to such security, are treated as one “entity” as defined under Treasury Regulation 1.382-3(a)(1).

“Close of Business” on any given date shall mean 5:00 p.m., New York City time on such date, or, if such date is not a Business Day, 5:00 p.m. New York City time on the next succeeding Business Day.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time, including any successor statute.

“Common Stock” shall mean the shares of Common Stock, par value $2.50 per share, of the Company and shares of capital stock of the Company issued in exchange or substitution for such Common Stock.

“Company Security” or “Company Securities” means (i) shares of Common Stock, (ii) warrants, rights, or options (including options within the meaning of Treas. Reg. § 1.382-2T(h)(4)(v) and Treas. Reg. § 1.382-4(d)(9)) to purchase Securities of the Company and (iii) any Stock; provided, however, that “Company Security” or “Company Securities” shall not mean shares of Serial Preferred Stock, par value $5.00 per share, of the Company.

“Excess Securities” has the meaning given such term in Section 4(a) of this ARTICLE THIRTEEN;

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Expiration Date” means the earliest of (i) the Close of Business on the third anniversary of the Corporation’s 2011 Annual Meeting of Shareholders; (ii) the date upon which the Board of Directors receives, at the Board’s request, a report from the Company’s advisors to the effect that due to the repeal of Section 382 of the Code, or any other change in law, this ARTICLE THIRTEEN is no longer necessary for the preservation of Tax Benefits; (iii) the first day of any taxable year of the Company with respect to which the Board of Directors receives, at the Board’s request, a report from the Company’s advisors to the effect that no Tax Benefits may be carried forward; or (iv) such date as the Board of Directors determines for the restrictions set forth in Section 2 of this ARTICLE THIRTEEN to terminate. In the case of a termination of this ARTICLE THIRTEEN pursuant to clauses (ii), (iii) or (iv), the Board shall cause the prompt public announcement of such termination in such manner as the Board determines is appropriate under the circumstances.

“Five Percent Transaction” has the meaning set forth in Section 2(a) of this ARTICLE THIRTEEN.

“Five Percent Stockholder” means a Person with a Beneficial Ownership of 4.99% or more of (i) the Common Stock then outstanding or (ii) any class of Stock (other than Common Stock) then outstanding.

“Market Price” per share of any securities on any date shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if any dividend, share split or any analogous event, shall have caused the closing prices used to determine the Market Price on any Trading Days during such period of 20 Trading Days not to be fully comparable with the closing price on such date, each such closing price so used shall be appropriately adjusted by the Board of Directors in order to make it fully comparable with the closing price on such date. The closing price per share of any securities on any Trading Day shall be the last reported sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the NYSE or, if the securities are not listed on the NYSE, as reported on the NASDAQ Stock Market or, if the securities are not listed on the NYSE or NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, as reported by such other quotation system then in use or, if on any such Trading Day the securities are not listed or admitted to trading on any national securities exchange or quoted by any such quotation system, the average of the closing bid and asked prices in the over-the-counter market as furnished by a professional market maker making a market in the securities selected by the Board of Directors; provided, however, that if on any such Trading Day the securities are not listed or admitted to trading on a national securities exchange or traded in the over-the- counter market, the closing price per share of such securities on such date shall mean the fair market value per share of such securities on such Trading Day as determined in good faith by the Board of Directors, after consultation with a nationally recognized investment banking firm.

“Person” shall mean any individual, firm, partnership, limited liability company, trust, association, limited liability partnership, corporation or other “entity” within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.

“Prohibited Distributions” means any and all dividends or other distributions paid by the Company with respect to any Excess Securities received by a Purported Transferee.

“Prohibited Transfer” means any Transfer or purported Transfer of Company Securities to the extent that such Transfer is prohibited and/or void under this ARTICLE THIRTEEN.

“Proposed Transaction” has the meaning set forth in Section 3(b) of this ARTICLE THIRTEEN.

“Public Group” has the meaning set forth in Treas. Reg. § 1.382–2T(f)(13).

“Purported Transferee”‘has the meaning set forth in Section 4(a) of this ARTICLE THIRTEEN.

“Request” has the meaning set forth in Section 3(b) of this ARTICLE THIRTEEN.

“Requesting Person” has the meaning set forth in Section 3(b) of this ARTICLE THIRTEEN.

“Securities” and “Security” each has the meaning set forth in Section 7 of this ARTICLE THIRTEEN.

“Security Entitlement” has the meaning set forth in Section 8–102(17) of the Delaware Uniform Commercial Code, as amended from time to time.

“Stock” means any interest or Security Entitlement that would be treated as “stock” of the Company pursuant to Treas. Reg. § 1.382–2(a)(3) or Treas. Reg. § 1.382–2T(f)(18).

“Subsidiary” or “Subsidiaries” of any specified Person means any corporation or other entity a majority of the voting power of the equity securities or a majority of the equity or membership interest is owned, directly or indirectly, by such Person.

“Tax Benefits” includes the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” of the Company or any of its Subsidiaries as of December 31, 2010, within the meaning of Section 382 of the Code.

“Trading Day,” when used with respect to any securities, means a day on which the NYSE is open for the transaction of business or, if such securities are not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a day on which the principal automated quotation system that reports trading in such securities is open for transaction of business or, if such securities are not listed on a national securities exchange or quoted on an automated quotation system, a Business Day.

“Transfer” means any direct, indirect or deemed sale, transfer, assignment, conveyance, pledge or other disposition or other action taken by a Person, other than the Company, that alters the Beneficial Ownership of any Person. A Transfer shall also include the creation or grant of an option (including an option within the meaning of Treas. Reg. § 1.382–2T(h)(4)(v) or Treas. Reg. § 1.382–4(d)(9)) and the issuance by the Company of Stock upon the exercise of an option or warrant. For the avoidance of doubt, a Transfer shall not include (i) the creation or grant of an option by the Company or (ii) the issuance or grant of Stock by the Company (except for stock issued upon the exercise of any warrant issued by the Company).

“Transferee” means, with respect to any Transfer, any Person to whom Company Securities are, or are proposed to be, Transferred.

“Transferor” means, with respect to any Transfer, any Person by or from whom Company Securities are, or are proposed to be, Transferred.

“Treasury Regulations” means the regulations, including temporary regulations or any successor regulations promulgated under the Code, as amended from time to time.

Section 2. Transfer and Ownership Restrictions.

(a) In order to preserve the Company’s ability to use the Tax Benefits to offset income until the Expiration Date, no Person (including for the avoidance of doubt the U.S. Government or any agency or instrumentality thereof) other than the Corporation shall, except as provided in Section 3(a) below, Transfer to any Person (and any such attempted Transfer shall be void ab initio), any direct or indirect interest in any Company Securities to the extent that such Transfer, if effective, would cause the transferee or any other Person to become a Five Percent Stockholder, or would cause the Beneficial Ownership of a Five Percent Stockholder to increase (any such Transfer, a “Five Percent Transaction”). The prior sentence shall not preclude either the Transfer to the Depository Trust Company (“DTC”), Clearing and Depository Services (“CDS”) or to any other securities intermediary, as such term is defined in § 8-102(14) of the Uniform Commercial Code, of Company Securities not previously held through DTC, CDS or such intermediary or the settlement of any transactions in the Company Securities entered into through the facilities of a national securities exchange, any national securities quotation system or any electronic or other alternative trading system; provided that, if such Transfer or the settlement of the transaction would result in a Prohibited Transfer, such Transfer shall nonetheless be a Prohibited Transfer subject to all of the provisions and limitations set forth in the remainder of this ARTICLE THIRTEEN.

Section 3. Exceptions; Waiver of Transfer and Ownership Restrictions.

(a) Any Transfer of Company Securities that would otherwise be prohibited pursuant to Section 2(a) of this ARTICLE THIRTEEN shall nonetheless be permitted if (i) prior to such Transfer being consummated (or, in the case of an involuntary Transfer, as soon as practicable after the transaction is consummated), the Board of Directors approves the Transfer in accordance with Section 3(b) or 3(c) of this ARTICLE THIRTEEN (such approval may relate to a Transfer or series of identified Transfers and may provide the effective time of such transfer which could be retroactive), (ii) such Transfer is pursuant to any transaction, including, but not limited to, a merger, consolidation, mandatory share exchange or other business combination in which all holders of Company Securities receive, or are offered the same opportunity to receive, cash or other consideration for all such Company Securities, and upon the consummation of which the acquiror owns at least a majority of the outstanding shares of Common Stock (iii) such Transfer is a Transfer to any employee stock ownership or other employee benefit plan of the Company or a Subsidiary of the Company (or any entity or trustee holding shares of Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company) or (iv) such Transfer is a Transfer to any underwriter, dealer or initial purchaser from the United States Department of the Treasury for resale in a transaction contemplated by the Registration Rights Agreement, dated January 14, 2011, as amended from time to time, between the Company and the United States Department of the Treasury; provided, however, that Transfers by such underwriter, dealer or purchaser in such offering remain subject to this ARTICLE THIRTEEN.

(b) The restrictions contained in this ARTICLE THIRTEEN are for the purposes of reducing the risk that any “ownership change” (as defined in the Code) with respect to the Company may limit the Company’s ability to utilize its Tax Benefits. The restrictions set forth in Section 2(a) of this ARTICLE THIRTEEN shall not apply to a proposed Transfer that is a Five Percent Transaction if the Transferor or the Transferee obtains the authorization of the Board of Directors in the manner described below. In connection therewith, and to provide for effective policing of these provisions, any Person who desires to effect a transaction that may be a Five Percent Transaction (a “Requesting Person”) shall, prior to the date of such transaction for which the Requesting Person seeks authorization (the “Proposed Transaction”), request in writing (a “Request”) that the Board of Directors review the Proposed Transaction and authorize or not authorize the Proposed Transaction in accordance with this Section 3(b). A Request shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the Company’s principal executive office. Such Request shall be deemed to have been made when actually received by the Company. A Request shall include: (i) the name and address and telephone number of the Requesting Person; (ii) the number and percentage of Company Securities then Beneficially Owned by the Requesting Person and (iii) a reasonably detailed description of the Proposed Transaction or Proposed Transactions by which the Requesting Person would propose to effect a Five Percent Transaction and the proposed tax treatment thereof. The Board of Directors shall, in good faith, endeavor to respond to a Request within twenty (20) Business Days of receiving such Request; provided that the failure of the Board of Directors to make a determination within such period shall be deemed to constitute the denial by the Board of Directors of the Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Company or the Board of Directors and its advisors to assist the Board of Directors in making its determination. The Board of Directors shall only authorize a Proposed Transaction if it receives, at the Board’s request, a report from the Company’s advisors to the effect that the Proposed Transaction does not create a significant risk of material adverse tax consequences to the Company or the Board of Directors otherwise determines in its sole discretion that granting the Request is in the best interests of the Company. Any Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Request and the determination of the Board of Directors with respect thereto, unless the information contained in the Request or the determination of the Board of Directors with respect thereto otherwise becomes publicly available. The Request shall be considered and evaluated by directors serving on the Board of Directors who are independent of the Company and the Requesting Person and disinterested with respect to the Request, who shall constitute a committee of the Board for this purpose, and the action of a majority of such independent and disinterested directors, or any committee of the Board consisting solely of these directors, shall be deemed to be the determination of the Board of Directors for purposes of such Request. Furthermore, the Board of Directors shall approve within ten (10) Business Days of receiving a Request as provided in this Section 3(b) of (x) any proposed Transfer that does not cause any aggregate increase in the Beneficial Ownership of Stock by Five Percent Stockholders (as determined after giving effect to the proposed Transfer) over the lowest Beneficial Ownership of Stock by such Five Percent Stockholders (as determined immediately before the proposed Transfer) at any time during the relevant testing period, in all cases for purposes of Section 382 of the Code, or (y) any proposed Transfer by the United States Department of the Treasury if such proposed Transfer and all prior and anticipated Transfers or other transactions effected or expected to be effected during the relevant testing period do not result in an aggregate “owner shift” (as defined in the Code) of more than 40% for purposes of Section 382 of the Code. For purposes of clause (y) above, it shall be assumed that within such testing period all of the Common Stock originally exchanged for the Series C Perpetual, Convertible, Participating Preferred Stock of the Company, par value $5.00 per share, has been, or will be, sold. For the avoidance of doubt, for purposes of clauses (x) and (y) above, all Transfers shall be taken into account notwithstanding that pursuant to Notice 2008-84 (and any regulations issued pursuant thereto) no testing date may have occurred with respect to such Transfer.

(c) In addition to Section 3(b), the Board of Directors may determine that the restrictions set forth in Section 2(a) of this ARTICLE THIRTEEN shall not apply to any particular transaction or transactions, whether or not a request has been made to the Board of Directors, including a Request pursuant to Section 3(b) of this ARTICLE THIRTEEN, subject to any conditions that it deems reasonable and appropriate in connection therewith. Any determination of the Board of Directors hereunder may be made prospectively or retroactively.

(d) The Board of Directors, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE THIRTEEN through duly authorized officers or agents of the Company.

Section 4. Excess Securities.

(a) No employee or agent of the Company shall record any Prohibited Transfer, and the purported Transferee of such a Prohibited Transfer (the “Purported Transferee”) shall not be recognized as a stockholder of the Company for any purpose whatsoever in respect of the Company Securities which are the subject of the Prohibited Transfer (the “Excess Securities”). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled to any rights thereunder, including rights of stockholders of the Company with respect to such Excess Securities, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any, and the Excess Securities shall be deemed to remain with the Transferor unless and until the Excess Securities are transferred to the Agent pursuant to Section 5 of this ARTICLE THIRTEEN or until an approval is obtained under Section 3 of this ARTICLE THIRTEEN. After the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Company Securities shall cease to be Excess Securities. For this purpose, any Transfer of Excess Securities not in accordance with the provisions of this Section 4 or Section 5 of this ARTICLE THIRTEEN shall also be a Prohibited Transfer.

(b) The Company may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this ARTICLE THIRTEEN, including, without limitation, authorizing, in accordance with Section 9 of this ARTICLE THIRTEEN, such transfer agent to require an affidavit from a Purported Transferee regarding such Person’s Beneficial Ownership of Stock and other evidence that a Transfer will not be prohibited by this ARTICLE THIRTEEN as a condition to registering any Transfer.

Section 5. Transfer to Agent. If the Board of Directors determines that a Transfer of Company Securities constitutes a Prohibited Transfer then, upon written demand by the Company sent within thirty (30) days of the date on which the Board of Directors determines that the attempted Transfer constitutes a Prohibited Transfer, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee’s possession or control, together with any Prohibited Distributions, or, in the case of uncertificated Stock, shall automatically be deemed to be transferred to an agent designated by the Board of Directors (the “Agent”). The Agent shall thereupon sell to a buyer or buyers, which may include the Company, the Excess Securities transferred to it in one or more arm’s-length transactions (on the public securities market on which such Excess Securities are traded, if possible, or otherwise privately); provided, however, that any such sale must not constitute a Prohibited Transfer; and provided further that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent’s discretion, such sale or sales would disrupt the market for the Company Securities, would otherwise adversely affect the value of the Company Securities or would be in violation of applicable securities laws. If the Purported Transferee has resold the Excess Securities before receiving the Company’s demand to surrender Excess Securities to the Agent, the Purported Transferee shall be deemed to have sold the Excess Securities for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Company grants written permission to the Purported Transferee to retain a portion of such sales proceeds and Prohibited Distributions not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to Section 6 of this ARTICLE THIRTEEN if the Agent rather than the Purported Transferee had resold the Excess Securities for an amount equal to the proceeds of such sale by the Purported Transferee (and taking into account only the actual costs incurred by the Agent).

Section 6. Application of Proceeds and Prohibited Distributions. The Agent shall apply any proceeds of a sale by it of Excess Securities and, if the Purported Transferee has previously resold the Excess Securities, any amounts received by the Agent from a Purported Transferee, together, in either case, with any Prohibited Distributions, as follows: (a) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (b) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Securities (or the Market Price at the time of the Transfer, in the event the purported Transfer of the Excess Securities was, in whole or in part, a gift, inheritance or similar Transfer); and (c) third, any remaining amounts shall be paid to the Transferor that was party to the subject Prohibited Transfer, or, if the Transferor that was party to the subject Prohibited Transfer cannot be readily identified, to one or more organizations qualifying under section 501(c)(3) of the Code (or any comparable successor provision) selected by the Board of Directors. The Purported Transferee of Excess Securities shall have no claim, cause of action or any other recourse whatsoever against any Transferor of Excess Securities. The Purported Transferee’s sole right with respect to such shares shall be limited to the amount payable to the Purported Transferee pursuant to this Section 6. In no event shall the proceeds of any sale of Excess Securities pursuant to this Section 6 inure to the benefit of the Company or the Agent, except to the extent used to cover costs and expenses incurred by the Agent in performing its duties hereunder.

Section 7. Modification of Remedies for Certain Indirect Transfers. In the event of any Transfer that does not involve a transfer of securities of the Company within the meaning of Delaware law (“Securities,” and individually, a “Security”) but which would cause the transferee or any other Person to become a Five Percent Stockholder, or would cause the Beneficial Ownership of a Five Percent Stockholder to increase, the application of Section 5 and Section 6 of this ARTICLE THIRTEEN shall be modified as described in this Section 7. In such case, no such Five Percent Stockholder shall be required to dispose of any interest that is not a Security, but such Five Percent

Stockholder and/or any Person whose ownership of Securities is attributed to such Five Percent Stockholder shall be deemed to have disposed of and shall be required to dispose of sufficient Securities (which Securities shall be disposed of in the inverse order in which they were acquired) to cause such Five Percent Stockholder, following such disposition, not to be in violation of this ARTICLE THIRTEEN. Such disposition shall be deemed to occur simultaneously with the Transfer giving rise to the application of this provision, and such number of Securities that are deemed to be disposed of shall be considered Excess Securities and shall be disposed of through the Agent as provided in Sections 5 and 6 of this ARTICLE THIRTEEN, except that the maximum aggregate amount payable either to such Five Percent Stockholder, or to such other Person that was the direct holder of such Excess Securities, in connection with such sale shall be the Market Price of such Excess Securities at the time of the purported Transfer. All expenses incurred by the Agent in disposing of such Excess Securities shall be paid out of any amounts due such Five Percent Stockholder or such other Person. The purpose of this Section 7 is to extend the restrictions in Sections 2 and 4 of this ARTICLE THIRTEEN to situations in which there is a Five Percent Transaction without a direct Transfer of Securities, and this Section 7, along with the other provisions of this ARTICLE THIRTEEN, shall be interpreted to produce the same results, with differences as the context requires, as a direct Transfer of Company Securities.

Section 8. Legal Proceedings; Prompt Enforcement. If the Purported Transferee fails to surrender the Excess Securities or the proceeds of a sale thereof, in either case, with any Prohibited Distributions, to the Agent within thirty (30) days from the date on which the Company makes a written demand pursuant to Section 5 of this ARTICLE THIRTEEN (whether or not made within the time specified in Section 5 of this ARTICLE THIRTEEN), then the Company may take any actions it deems necessary to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender. Nothing in this Section 8 shall (a) be deemed inconsistent with any Transfer of the Excess Securities provided in this ARTICLE THIRTEEN being void ab initio, (b) preclude the Company in its discretion from immediately bringing legal proceedings without a prior demand or (c) cause any failure of the Company to act within the time periods set forth in Section 5 of this ARTICLE THIRTEEN to constitute a waiver or loss of any right of the Company under this ARTICLE THIRTEEN. The Board of Directors may authorize such additional actions as it deems advisable to give effect to the provisions of this ARTICLE THIRTEEN.

Section 9. Obligation to Provide Information. As a condition to the registration of the Transfer of any Stock, any Person who is a beneficial, legal or record holder of Stock, and any proposed Transferee and any Person controlling, controlled by or under common control with the proposed Transferee, shall provide such information, to the extent reasonably available and legally permissible, as the Company may reasonably request from time to time in order to determine compliance with this ARTICLE THIRTEEN or the status of the Tax Benefits of the Company.

Section 10. Legends. The Board of Directors may require that the registration of the Stock on the stock transfer books of the Company, or any certificates issued by the Company evidencing ownership of shares of Stock that are subject to the restrictions on transfer and ownership contained in this ARTICLE THIRTEEN bear the following legend:

“THE TRANSFER OF SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTION PURSUANT TO ARTICLE THIRTEEN OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF AMERICAN INTERNATIONAL GROUP, INC., AS AMENDED AND IN EFFECT FROM TIME TO TIME, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY UPON REQUEST.”

The Board of Directors may also require that any certificates or other evidence of ownership issued by the Company evidencing ownership of shares of Stock that are subject to conditions imposed by the Board of Directors under Section 3 of this ARTICLE THIRTEEN also bear a conspicuous legend referencing the applicable restrictions.

The Company shall have the power to make appropriate notations upon its stock transfer records or other evidence of ownership and to instruct any transfer agent, registrar, securities intermediary or depository with respect to the requirements of this ARTICLE THIRTEEN for any uncertificated Company Securities or Company Securities held in an indirect holding system.

Section 11. Authority of Board of Directors.

(a) All determinations and interpretations of the Board of Directors shall be interpreted or determined, as the case may be, by the Board of Directors in its sole discretion and shall be conclusive and binding for all purposes of this ARTICLE THIRTEEN.

(b) The Board of Directors shall have the power to determine all matters necessary for assessing compliance with this ARTICLE THIRTEEN, including, without limitation, (i) the identification of Five Percent Stockholders, (ii) whether a Transfer is a Five Percent Transaction or a Prohibited Transfer, (iii) the Beneficial Ownership in the Company of any Five Percent Stockholder, (iv) whether an instrument constitutes a Company Security, (v) the amount (or Market Price) due to a Purported Transferee pursuant to Section 6 of this ARTICLE THIRTEEN, and (vi) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this ARTICLE THIRTEEN. In addition, the Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind by-laws, regulations and procedures of the Company not inconsistent with the provisions of this ARTICLE THIRTEEN for purposes of determining whether any Transfer of Company Securities would jeopardize the Company’s ability to preserve and use the Tax Benefits and for the orderly application, administration and implementation of this ARTICLE THIRTEEN.

(c) Nothing contained in this ARTICLE THIRTEEN shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Company and its stockholders in preserving the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution, (i) modify the definition of Beneficial Ownership in the Company, Five Percent Stockholder or the Persons covered by this ARTICLE THIRTEEN, (ii) modify the definitions of any other terms set forth in this ARTICLE THIRTEEN or (iii) modify the terms of this ARTICLE THIRTEEN as appropriate, in each case, in order to prevent an ownership change for purposes of Section 382 of the Code (or other sections of the Code or any similar state law, if applicable) as a result of any changes in applicable law or otherwise; provided, however, that the Board of Directors shall not cause there to be such modification unless it receives a report, at the Board’s request, from the Company’s advisors to the effect that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of certain restrictions is no longer reasonably necessary for the preservation of the Tax Benefits. The Board shall cause the prompt public announcement of such modification in such manner as the Board determines appropriate under the circumstances. In the case of an ambiguity in the application of any of the provisions of this ARTICLE THIRTEEN, including any definition used herein, the Board of Directors shall have the power to determine the application of such provisions with respect to any situation based on its reasonable belief, understanding or knowledge of the circumstances. In the event this ARTICLE THIRTEEN requires an action by the Board of Directors but fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this ARTICLE THIRTEEN. All such actions, calculations, interpretations and determinations that are done or made by the Board of Directors in good faith shall be conclusive and binding on the Company, the Agent, and all other Persons for all other purposes of this ARTICLE THIRTEEN. The Board of Directors may delegate all or any portion of its duties and powers under this ARTICLE THIRTEEN to a committee of the Board of Directors as it deems necessary or advisable and, to the fullest extent permitted by law, may exercise the authority granted by this ARTICLE THIRTEEN through duly authorized officers or agents of the Company.

Section 12. Reliance. To the fullest extent permitted by law, the Company and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer, the chief accounting officer or the corporate controller or other executive officers of the Company or of the Company’s legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this ARTICLE THIRTEEN, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith. For purposes of determining the existence and identity of, and the amount of any Company Securities Beneficially Owned by any stockholder, the Company is entitled to rely on the existence and absence of filings of Schedule 13D or 13G under the Exchange Act (or similar filings), as of any date, subject to its actual knowledge of the ownership of Company Securities.

Section 13. Benefits of This ARTICLE THIRTEEN. Nothing in this ARTICLE THIRTEEN shall be construed to give to any Person other than the Company or the Agent any legal or equitable right, remedy or claim under this ARTICLE THIRTEEN. This ARTICLE THIRTEEN shall be for the sole and exclusive benefit of the Company and the Agent.

Section 14. Severability. The purpose of this ARTICLE THIRTEEN is to facilitate the Company’s ability to maintain or preserve its Tax Benefits. If any provision of this ARTICLE THIRTEEN or the application of any such provision to any Person or under any circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision of this ARTICLE THIRTEEN.

Section 15. Waiver. With regard to any power, remedy or right provided herein or otherwise available to the Company or the Agent under this ARTICLE THIRTEEN, (a) no waiver will be effective unless expressly contained in a writing signed by the waiving party, and (b) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, delay or omission in exercise, or other indulgence.

Section 16. Limitation of Liability. To the maximum extent permitted by Delaware law, no director of the Company shall be liable for any breach of any duty under this ARTICLE THIRTEEN, it being understood that no director shall be responsible to the Corporation, any stockholder or any other Person for any action taken or omitted to be taken under this ARTICLE THIRTEEN. In particular, without creating any liability to any Person, the Board may distinguish between stockholders in connection with any Request under this ARTICLE THIRTEEN.

APPENDIX C

TAX ASSET PROTECTION PLAN

dated as of

March 9, 2011

between

AMERICAN INTERNATIONAL GROUP, INC.

and

Wells Fargo Bank, National Association,

as Rights Agent

TAX ASSET PROTECTION PLAN
Table of Contents

EXHIBITS
Exhibit A	Form of Rights Certificate (together with Form of Election to Exercise)	C-20
Exhibit B	Form of Certificate of Designation and Terms of Participating Preferred Stock	C-24

TAX ASSET PROTECTION PLAN

TAX ASSET PROTECTION PLAN (as amended from time to time, this “Plan”), dated as of March 9, 2011, between American International Group, Inc., a Delaware corporation (including any successor hereunder, the “Company”), and Wells Fargo Bank, National Association, a national banking association, as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent hereunder).

WITNESSETH:

WHEREAS, (a) the Company and certain of its Subsidiaries (as defined below) have certain net operating losses and certain other tax attributes (collectively, “NOLs”) for United States federal income tax purposes; (b) the Company desires to avoid an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and thereby preserve the Company’s ability to utilize such NOLS, and (c) in furtherance of such objective, the Company desires to enter into this Plan;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) has (a) authorized and declared a dividend of one right (“Right”) in respect of each share of Common Stock (as hereinafter defined) held of record as of the Close of Business (as hereinafter defined) on March 18, 2011 (the “Record Time”) payable in respect of each such share upon certification by the New York Stock Exchange (the “NYSE”) to the Securities and Exchange Commission that the Rights have been approved for listing and registration (the “Payment Time”) and (b) as provided in Section 2.4, authorized the issuance of one Right in respect of each share of Common Stock issued after the Record Time and prior to the Separation Time (as hereinafter defined) and, to the extent provided in Section 5.4, each share of Common Stock issued after the Separation Time;

WHEREAS, subject to the terms and conditions hereof, each Right entitles the holder thereof, at or after the Separation Time, to purchase securities or assets of the Company pursuant to the terms and subject to the conditions set forth herein; and

WHEREAS, the Company desires to appoint the Rights Agent to act on behalf of the Company, and the Rights Agent is willing so to act, in connection with the issuance, transfer and exchange of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

NOW THEREFORE, in consideration of the premises and the respective agreements set forth herein, the parties hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. For purposes of this Plan, the following terms have the meanings indicated:

“Acquiring Person” shall mean any Person who is or becomes the Beneficial Owner of 4.99% or more of the outstanding shares of Common Stock at any time after the first public announcement of this Plan; provided, however, that the term “Acquiring Person” shall not include (i) any Person who is the Beneficial Owner of 4.99% or more of the outstanding shares of Common Stock at the time of the first public announcement of the adoption of this Plan and who continuously thereafter is the Beneficial Owner of 4.99% or more of the outstanding shares of Common Stock (an “Existing Holder”), until such time thereafter as such Person becomes the Beneficial Owner (other than by means of a stock dividend, stock split or reclassification) of additional shares of Common Stock, (ii) any Person who becomes the Beneficial Owner of 4.99% or more of the outstanding shares of Common Stock after the time of the first public announcement of this Plan solely as a result of (A) an acquisition by the Company of shares of Common Stock, (B) an acquisition directly from the Company in a transaction which duly authorized officers of the Company have determined shall not result in the creation of an Acquiring Person under the Plan, or (C) an acquisition of Common Stock (or any security convertible into or exchangeable for Common Stock) by any underwriter, dealer or initial purchaser from the United States Department of the Treasury for resale in a transaction contemplated by the Registration Rights Agreement, dated January 14, 2011, as amended from time to time, between the Company and the United States Department of the Treasury, until, in each case, such time thereafter as such Person becomes the Beneficial Owner (other than by means of a stock dividend, stock split or reclassification) of additional shares of Common Stock while such Person is or as a result of which such Person becomes the Beneficial Owner of 4.99% or more of the outstanding shares of Common Stock, (iii) any Person who the Board of Directors determines, in its sole discretion, has inadvertently become the Beneficial Owner of 4.99% or more of the outstanding shares of Common Stock, if such Person promptly divests, or promptly enters into an agreement with, and satisfactory to, the Board of Directors, in the Board of Directors’ sole discretion, to divest, and subsequently divests in accordance with the terms of such agreement (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into or exercisable for Common Stock) so that such

Person ceases to be the Beneficial Owner of 4.99% or more of the outstanding shares of Common Stock or (iv) any Person determined by the Board of Directors to be an “Exempt Person” in accordance with Section 5.3 for so long as such person complies with any limitations or conditions required by the Board of Directors in making such determination. In addition, the Company, any Subsidiary of the Company and any employee stock ownership or other employee benefit plan of the Company or a Subsidiary of the Company (or any entity or trustee holding shares of Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company) shall not be an Acquiring Person. For all purposes of this Plan, any calculation of the number of shares of Common Stock outstanding at any particular time, for purposes of determining the particular percentage of such outstanding Common Stock of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382 of the Code and the Treasury Regulations promulgated thereunder.

“Affiliate” shall have the meaning ascribed to such terms in Rule 12b-2 under the Exchange Act, as such Rule is in effect on the date of this Plan.

A Person shall be deemed the “Beneficial Owner”, and to have “Beneficial Ownership” of, and to “Beneficially Own”, any securities (i) which such Person directly owns, (ii) which such Person would be deemed to indirectly or constructively own for purposes of Section 382 of the Code and the Treasury Regulations promulgated thereunder or (iii) which any other Person Beneficially Owns, but only if such Person and such other Person are part of the same group of Persons that, with respect to such security, are treated as one “entity” as defined under Treasury Regulation 1.382-3(a)(1).

“Board of Directors” shall have the meaning set forth in the Recitals and includes any duly authorized committee thereof.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.

“Close of Business” on any given date shall mean 5:00 p.m. New York City time on such date or, if such date is not a Business Day, 5:00 p.m. New York City time on the next succeeding Business Day.

“Common Stock” shall mean the shares of Common Stock, par value $2.50 per share, of the Company and shares of capital stock of the Company issued in exchange or substitution for such Common Stock.

“Company” shall have the meaning set forth in the preamble.

“Election to Exercise” shall have the meaning set forth in Section 2.3(d).

“Excess Shares” shall have the meaning set forth in Section 3.1(a).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Exchange Ratio” shall have the meaning set forth in Section 3.1(c).

“Exchange Time” shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 3.1(c).

“Exercise Price” shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right. Until adjustment thereof in accordance with the terms hereof, the Exercise Price shall equal $185.00.

“Expansion Factor” shall have the meaning set forth in Section 2.4(a).

“Expiration Time” shall mean the earliest of (i) the Exchange Time, (ii) the Redemption Time, (iii) the Close of Business on the third anniversary of the date of this Plan, provided that the Board of Directors may determine to extend this Plan prior to such anniversary as long as the extension is submitted to the stockholders of the Company for ratification at the next succeeding annual meeting and (iv) the time at which the Board of Directors receives, at the Board’s request, a report from the Company’s advisors that the NOLs are utilized in all material respects or no longer available in any material respect under Section 382 of the Code or any applicable state law or that an ownership change under Section 382 of the Code would not adversely impact in any material respect the time period in which the Company could use the NOLs, or materially impair the amount of the NOLs that could be used by the Company in any particular time period, for applicable tax purposes.

“Flip-in Date” shall mean any Stock Acquisition Date or such later date and time as the Board of Directors may from time to time fix by resolution adopted prior to the Flip-in Date that would otherwise have occurred.

“Market Price” per share of any securities on any date shall mean the average of the daily closing prices per share of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if any event described in Section 2.4, or any analogous event, shall have caused the closing prices used to determine the Market Price on any Trading Days during such period of 20 Trading Days not to be fully comparable with the closing price on such date, each such closing price so used shall be appropriately adjusted by the Board of Directors in order to make it fully comparable with the closing price on such date. The closing price per share of any securities on any date shall be the last reported sale price, regular way, or, in case no such sale takes place or is quoted on such date, the average of the closing bid and asked prices, regular way, for each share of such securities, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the NYSE or, if the securities are not listed on the NYSE, as reported on the NASDAQ Stock Market or, if the securities are not listed on the NASDAQ Stock Market, as reported in the principal consolidated transaction reporting system with respect to the principal national securities exchange on which the securities are listed or admitted to trading or, if the securities are not listed or admitted to trading on any national securities exchange, as reported by such other quotation system then in use or, if on any such date the securities are not listed or admitted to trading on any national securities exchange or quoted by any such quotation system, the average of the closing bid and asked prices in the over-the-counter market as furnished by a professional market maker making a market in the securities selected by the Board of Directors; provided, however, that if on any such date the securities are not listed or admitted to trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of such securities on such date shall mean the fair value per share of such securities on such date as determined in good faith by the Board of Directors, after consultation with a nationally recognized investment banking firm, and set forth in a certificate delivered to the Rights Agent.

“NOLs” shall have the meaning set forth in the Recitals.

“NYSE” shall have the meaning set forth in the Recitals.

“Payment Time” shall have the meaning set forth in the Recitals.

“Person” shall mean any individual, firm, partnership, limited liability company, trust, association, limited liability partnership, corporation or other “entity” within the meaning of Treasury Regulation Section 1.382-3(a)(1)(i) and shall include any successor (by merger or otherwise) of any such entity.

“Plan” shall have the meaning set forth in the Preamble.

“Preferred Stock” shall mean the series of Participating Preferred Stock, par value $5.00 per share, of the Company created by a Certificate of Designation and Terms in substantially the form set forth in Exhibit B hereto appropriately completed.

“Record Time” shall have the meaning set forth in the Recitals.

“Redemption Price” shall mean an amount equal to $0.001.

“Redemption Time” shall mean the time at which the right to exercise the Rights shall terminate pursuant to Section 5.1.

“Right” shall have the meaning set forth in the Recitals.

“Rights Agent” shall have the meaning set forth in the Preamble.

“Rights Certificate” shall have the meaning set forth in Section 2.3(c).

“Rights Register” shall have the meaning set forth in Section 2.7(a).

“Separation Time” shall mean the next Business Day following the earlier of (i) the tenth Business Day (or such later date as the Board of Directors may from time to time fix by resolution adopted prior to the Separation Time that otherwise would have occurred) after the date on which any Person commences a tender or exchange offer that, if consummated, would result in such Person’s becoming an Acquiring Person and (ii) the date of the first event causing a Flip-in Date to occur; provided, that if the foregoing results in the Separation Time being prior to the Record Time, the Separation Time shall be the Record Time and provided further, that if any tender or exchange offer referenced in clause (i) of this paragraph is cancelled, terminated or otherwise withdrawn prior to the Separation Time without the purchase of any shares of Common Stock pursuant thereto, such offer shall be deemed, for purposes of this paragraph, never to have been made.

“Stock Acquisition Date” shall mean the first date on which there shall be a public announcement by the Company (by any means) that a Person has become an Acquiring Person, which announcement makes express reference to such status as an Acquiring Person pursuant to this Plan.

“Subsidiary” of any specified Person shall mean any corporation or other entity of which a majority of the voting power of the equity securities or a majority of the equity or membership interest is Beneficially Owned, directly or indirectly, by such Person.

“Trading Day,” when used with respect to any securities, shall mean a day on which the NYSE is open for the transaction of business or, if such securities are not listed or admitted to trading on the NYSE, a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a Business Day.

“Trading Regulation” shall have the meaning set forth in Section 2.3(c).

“Trust” shall have the meaning set forth in Section 3.1(c).

“Trust Agreement” shall have the meaning set forth in Section 3.1(c).

“Vice President,” when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

ARTICLE II
THE RIGHTS

2.1 Summary of Rights. As soon as practicable after the Record Time, but not later than the date of mailing of the Company’s definitive Proxy Statement relating to its 2011 Annual Meeting of Shareholders, the Company will mail a letter summarizing the terms of the Rights to each holder of record of Common Stock as of the Record Time, at such holder’s address as shown by the records of the Company.

2.2 Legend.

The registration of the Common Stock on the stock transfer books of the Company, or, if issued, certificates for Common Stock, shall evidence one Right for each share of Common Stock represented thereby and the Company shall mail to every Person that acquires Common Stock after the Payment Time either a confirmation of the registration of such Common Stock on the stock transfer books of the Company or Certificates for such Common Stock, which confirmation or Certificates will have impressed, printed, written or stamped thereon or otherwise affixed thereto the following legend:

Until the Separation Time (as defined in the Plan referred to below), this also evidences and entitles the holder hereof to certain Rights as set forth in a Tax Asset Protection Plan, dated as of March 9, 2011, (as such may be amended from time to time, the “Plan”), between American International Group, Inc. (the “Company”) and Wells Fargo Bank, National Association, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Plan, such Rights may be redeemed, may become exercisable for securities or assets of the Company, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become null and void (including if they are “Beneficially Owned” by an “Acquiring Person” or an “Affiliate” thereof, as such terms are defined in the Plan, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Plan to the holder hereof without charge after the receipt of a written request therefor.

Certificates representing shares of Common Stock that are issued and outstanding at the Payment Time shall, together with the letter mailed pursuant to Section 2.1, evidence one Right for each share of Common Stock evidenced thereby notwithstanding the absence of the foregoing legend. The Company shall mail or arrange for the mailing of a copy of this Plan to any Person that holds Common Stock, as evidenced by the registration of the Common Stock in the name of such Person on the stock transfer books of the Company or certificates representing such shares, without charge after the receipt of a written request therefor.

2.3 Exercise of Rights; Separation of Rights. (a) Subject to Sections 3.1, 5.1 and 5.9 and subject to adjustment as herein set forth, each Right will entitle the holder thereof, at or after the Separation Time and prior to the Expiration Time, to purchase, for the Exercise Price, one ten-thousandth of a share of Preferred Stock.

(b) Until the Separation Time, (i) no Right may be exercised and (ii) each Right will be evidenced by the registration of the associated Common Stock on the stock transfer books of the Company and the confirmation thereof provided for in Section 2.2, together, in the case of Common Stock issued and outstanding at the Payment Time, with the letter mailed to the record holder thereof pursuant to Section 2.1, and will be transferable only together with, and will be transferred by a transfer (whether with or without such letter or confirmation) of, such associated share.

(c) Subject to the terms and conditions hereof, at or after the Separation Time and prior to the Expiration Time, the Rights (i) may be exercised pursuant to Section 2.3(d) below, (ii) will be transferred independent of shares of Common Stock and (iii) the Rights Agent will mail to each holder of record of Common Stock (provided that the Board of Directors has not elected to exchange all of the then outstanding Rights pursuant to Section

3.1(c)) as of the Separation Time (other than any Person whose Rights have become null and void pursuant to Section 3.1(b)), at such holder’s address as shown by the records of the Company (the Company hereby agreeing to furnish copies of such records to the Rights Agent for this purpose), (x) a certificate (a “Rights Certificate”) in substantially the form of Exhibit A hereto appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Plan, or as may be required to comply with any law, rule or regulation or with any rule or regulation of any national securities exchange or quotation system on which the Rights may from time to time be listed or traded (“Trading Regulation”), or to conform to usage, and (y) a disclosure statement describing the Rights. Receipt of a Rights Certificate by any Person shall not preclude a later determination that such Rights are null and void pursuant to Section 3.1(b).

(d) Subject to the terms and conditions hereof, Rights may be exercised on any Business Day at or after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent the Rights Certificate evidencing such Rights with an Election to Exercise (an “Election to Exercise”) substantially in the form attached to the Rights Certificate duly executed and properly completed, accompanied by payment in cash, or by certified or official bank check or money order payable to the order of the Company, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates (or, if uncertificated, the registration on the stock transfer books of the Company) for shares or depositary receipts (or both) in a name other than that of the holder of the Rights being exercised.

(e) Upon receipt of a Rights Certificate, with an Election to Exercise accompanied by payment as set forth in Section 2.3(d), and subject to the terms and conditions hereof, the Rights Agent will thereupon promptly (i)(A) requisition from a transfer agent stock certificates evidencing such number of shares or other securities to be purchased or, in the case of uncertificated shares or other securities, requisition from a transfer agent a notice setting forth such number of shares or other securities to be purchased for which registration will be made on the stock transfer books of the Company (the Company hereby irrevocably authorizing its transfer agents to comply with all such requisitions), and (B) if the Company elects pursuant to Section 5.6 not to issue certificates (or effect registrations on the stock transfer books of the Company) representing fractional shares, requisition from the depositary selected by the Company depositary receipts representing the fractional shares to be purchased (the Company hereby irrevocable authorizes each such depositary agent to comply with such requisitions) or, when necessary to comply with this Plan, requisition from the Company the amount of cash to be paid in lieu of fractional shares in accordance with Section 5.6 and (ii) after receipt of such certificates, depositary receipts, notices and/or cash, deliver the same to or upon the order of the registered holder of such Rights Certificate, registered (in the case of certificates, depositary receipts or notices) in such name or names as may be designated by such holder.

(f) In case the holder of any Rights shall exercise less than all of the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g) The Company covenants and agrees that it will (i) take all such action as may be necessary to ensure that all shares delivered (or evidenced by registration on the stock transfer books of the Company) upon exercise of Rights shall, at the time of delivery of the certificates (or registration) for such shares (subject to payment of the Exercise Price), be duly and validly authorized, executed, issued and delivered (or registered) and fully paid and nonassessable; (ii) take all such action as may be necessary to comply with any applicable requirements of the Securities Act of 1933, as amended from time to time, or the Exchange Act, and the rules and regulations thereunder, and any other applicable law, rule or regulation, in connection with the issuance of any shares upon exercise of Rights; and (iii) pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the original issuance or delivery of the Rights Certificates or of any shares issued upon the exercise of Rights, provided, that the Company shall not be required to pay any transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates (or the registration) for shares in a name other than that of the holder of the Rights being transferred or exercised.

(h) Notwithstanding anything in this Plan to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to the exercise or assignment of a Rights Certificate unless the registered holder of such Rights Certificate shall have (i) properly completed and duly signed the certificate following the form of assignment or the form of election to exercise, as applicable, set forth on the reverse side of the Rights Certificate surrendered for such exercise or assignment, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof and of the Rights evidenced thereby, and the Affiliates of such Beneficial Owner or former Beneficial Owner, as the Company or the Rights Agent may reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed as required under Section 2.3(d).

2.4 Adjustments to Exercise Price; Number of Rights. (a) In the event the Company shall at any time after the Record Time and prior to the Separation Time (i) declare or pay a dividend on Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock, (x) the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of shares of Common Stock including any fractional shares in lieu of which such holder received cash (the “Expansion Factor”) that a holder of one share of Common Stock immediately prior to such dividend, subdivision or combination would hold thereafter as a result thereof and (y) each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor, and the adjusted number of Rights will be deemed to be distributed among the shares of Common Stock with respect to which the original Rights were associated (if they remain outstanding) and the shares issued in respect of such dividend, subdivision or combination, so that each such share of Common Stock will have exactly one Right associated with it. Each adjustment made pursuant to this paragraph shall be made as of the payment or effective date for the applicable dividend, subdivision or combination.

In the event that the Company shall at any time after the Record Time and prior to the Separation Time issue any shares of Common Stock otherwise than in a transaction referenced in the preceding paragraph, each such share of Common Stock so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the registration of such Common Stock on the stock transfer books of the Company and the confirmation thereof provided for in Section 2.2). Rights shall be issued by the Company in respect of shares of Common Stock that are issued or sold by the Company after the Separation Time only to the extent provided in Section 5.4.

(b) In the event that the Company shall at any time after the Record Time and prior to the Separation Time issue or distribute any securities or assets in respect of, in lieu of or in exchange for Common Stock (other than pursuant to any non-extraordinary periodic cash dividend or a dividend paid solely in Common Stock) whether by dividend, in a reclassification or recapitalization (including any such transaction involving a merger, consolidation or statutory share exchange), or otherwise, the Company shall make such adjustments, if any, in the Exercise Price, number of Rights and/or securities or other property purchasable upon exercise of Rights as the Board of Directors, in its sole discretion, may deem to be appropriate under the circumstances, and the Company and the Rights Agent shall amend this Plan as necessary to provide for such adjustments.

(c) Each adjustment to the Exercise Price made pursuant to this Section 2.4 shall be calculated to the nearest one hundredth of a cent. Whenever an adjustment to the Exercise Price is made pursuant to this Section 2.4, the Company shall (i) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment and (ii) promptly file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate.

(d) Rights Certificates shall represent the right to purchase the securities purchasable under the terms of this Plan, including any adjustment or change in the securities purchasable upon exercise of the Rights, even though such certificates may continue to express the securities purchasable at the time of issuance of the initial Rights Certificates.

2.5 Date on Which Exercise is Effective. Each Person in whose name registration on the stock transfer books is effected upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the shares represented thereby at the Close of Business on the Business Day upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price for such Rights (and any applicable taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate (or registration) shall be dated, the next succeeding Business Day on which the stock transfer books of the Company are open.

2.6 Execution, Authentication, Delivery and Dating of Rights Certificates. (a) The Rights Certificates shall be executed on behalf of the Company by its Chief Executive Officer or one of its Vice Presidents and by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Rights Certificates may be manual or facsimile.

Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersignature and delivery of such Rights Certificates.

Promptly after the Separation Time, the Company will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Company to the Rights Agent for countersignature, and, subject to Section 3.1(b), the Rights Agent shall manually countersign and deliver such Rights Certificates to the holders of the Rights pursuant to Section 2.3(c). No Rights Certificate shall be valid for any purpose unless manually or by facsimile countersigned by the Rights Agent.

(b) Each Rights Certificate shall be dated the date of countersignature thereof.

2.7 Registration, Registration of Transfer and Exchange. (a) After the Separation Time, the Company will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Company will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed “Rights Registrar” for the purpose of maintaining the Rights Register for the Company and registering Rights and transfers of Rights after the Separation Time as herein provided. In the event that the Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times after the Separation Time.

After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Sections 2.7(c) and (d), the Company will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificate so surrendered.

(b) Except as otherwise provided in Section 3.1(b), all Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Company, and such Rights shall be entitled to the same benefits under this Plan as the Rights surrendered upon such registration of transfer or exchange.

(c) Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

(d) The Company shall not register the transfer or exchange of any Rights that have become null and void under Section 3.1(b), been exchanged under Section 3.1(c) or been redeemed under Section 5.1.

2.8 Mutilated, Destroyed, Lost and Stolen Rights Certificates. (a) If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, then, subject to Sections 3.1(b), 3.1(c) and 5.1, the Company shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b) If there shall be delivered to the Company and the Rights Agent prior to the Expiration Time (i) evidence to their satisfaction of the destruction, loss or theft of any Rights Certificate and (ii) such security or indemnity as may be required by them to save each of them and any of their agents harmless, then, subject to Sections 3.1(b), 3.1(c) and 5.1 and in the absence of notice to the Company or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c) As a condition to the issuance of any new Rights Certificate under this Section 2.8, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Rights Agent) connected therewith.

(d) Every new Rights Certificate issued pursuant to this Section 2.8 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and, subject to Section 3.1(b) shall be entitled to all the benefits of this Plan equally and proportionately with any and all other Rights duly issued hereunder.

2.9 Persons Deemed Owners. Prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated notice of transfer) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the Person in whose name such Rights Certificate (or, prior to the Separation Time, such Common Stock registration) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, including the payment of the Redemption Price, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary. As used in this Plan, unless the context otherwise requires, the term “holder” of any Rights shall mean the registered holder of such Rights (or, prior to the Separation Time, the associated shares of Common Stock).

2.10 Delivery and Cancellation of Certificates. All Rights Certificates surrendered upon exercise or for registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Company may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificates shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.10. Subject to applicable law and regulation, the Rights Agent shall maintain in a retrievable database electronic records of all cancelled or destroyed stock certificates which have been cancelled or destroyed by the Rights Agent. The Rights Agent shall maintain such electronic records for the time period required by applicable law and regulation. Upon written request of the Corporation (and at the expense of the Corporation), the Rights Agent shall provide to the Corporation or its designee copies of such electronic records relating to rights certificates cancelled or destroyed by the Rights Agent.

2.11 Agreement of Rights Holders. Every holder of Rights by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of Rights that:

(a) prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated share of Common Stock;

(b) after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

(c) prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Stock registration) for registration of transfer, the Company, the Rights Agent and any agent of the Company or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Stock registration) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary;

(d) Rights Beneficially Owned by certain Persons will, under the circumstances set forth in Section 3.1(b), become null and void;

(e) this Plan may be supplemented or amended from time to time in accordance with its terms; and

(f) the Board of Directors shall have the exclusive power and authority delegated to it pursuant to Section 5.14.

ARTICLE III

ADJUSTMENTS TO THE RIGHTS IN
THE EVENT OF CERTAIN TRANSACTIONS

3.1 Flip-in. (a) In the event that prior to the Expiration Time a Flip-in Date shall occur, except as otherwise provided in this Section 3.1, each Right shall constitute the right to purchase from the Company, upon exercise thereof in accordance with the terms hereof (but subject to Section 5.9), that number of shares of Common Stock having an aggregate Market Price on the Stock Acquisition Date that gave rise to the Flip-in Date equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in order to protect the interests of the holders of Rights generally in the event that on or after such Stock Acquisition Date any of the events described in Section 2.4(a) or (b), or any analogous event, shall have occurred with respect to the Common Stock); provided, however, that in connection with any exercise effected pursuant to this Section 3.1(a), no holder of Rights shall be entitled to receive Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of more than 4.99% of the then-outstanding Common Stock. If a holder would, but for the previous sentence, be entitled to receive a number of shares that would otherwise result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of in excess of 4.99% of the then-outstanding

Common Stock (such shares, the “Excess Shares”), then in lieu of receiving such Excess Shares and to the extent permitted by law or orders applicable to the Company, such holder will only be entitled to receive an amount in cash or, at the election of the Company, a note or other evidence of indebtedness maturing within nine months with a principal amount, equal to the current per share Market Price of a share of Common Stock at the close of Business on the Trading Day following the date of exercise multiplied by the number of Excess Shares that would otherwise have been issuable to such holder.

(b) Notwithstanding the foregoing, any Rights that are Beneficially Owned on the Stock Acquisition Date by an Acquiring Person or an Affiliate thereof shall become null and void and any holder of such Rights (including transferees, whether direct or indirect, of any such Persons) shall thereafter have no right to exercise or transfer such Rights. If any Rights Certificate is presented for assignment or exercise and the Person presenting the same will not complete the certification set forth at the end of the form of assignment or notice of Election to Exercise or, if requested, will not provide such additional evidence, including, without limitation, the identity of the Beneficial Owners and their Affiliates (or former Beneficial Owners and their Affiliates) as the Company or the Board of Directors shall reasonably request in order to determine if such Rights are null and void, then the Company shall be entitled conclusively to deem the Rights to be Beneficially Owned by an Acquiring Person or an Affiliate thereof or a transferee of any of the foregoing and accordingly deem the Rights evidenced thereby to be null and void and not transferable, exercisable or exchangeable.

(c) The Board of Directors may, at its option, at any time after a Flip-in Date and prior to the time that an Acquiring Person becomes the Beneficial Owner of more than 50% of the outstanding shares of Common Stock elect to exchange all (but not less than all) of the then outstanding Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 3.1(b)) for shares of Common Stock at an exchange ratio of one share of Common Stock per Right, appropriately adjusted in the event that after the Separation Time any of the events described in Section 2.4(a) or (b), or any analogous event, shall have occurred with respect to the Common Stock (such exchange ratio, as adjusted from time to time, being hereinafter referred to as the “Exchange Ratio”).

Immediately upon the action of the Board of Directors electing to exchange the Rights, without any further action and without any notice, the right to exercise the Rights will terminate and each Right (other than Rights that have become null and void pursuant to Section 3.1(b)), whether or not previously exercised, will thereafter represent only the right to receive a number of shares of Common Stock equal to the Exchange Ratio; provided, however, that in connection with any exchange effected pursuant to this Section 3.1(c), no holder of Rights shall be entitled to receive Common Stock (or other shares of capital stock of the Company) that would result in such holder, together with such holder’s Affiliates, becoming the Beneficial Owner of more than 4.99% of the then-outstanding Common Stock. If a holder would, but for the previous sentence, be entitled to receive Excess Shares, in lieu of receiving such Excess Shares and to the extent permitted by law or orders applicable to the Company, such holder will only be entitled to receive an amount in cash or, at the election of the Company, a note or other evidence of indebtedness maturing within nine months with a principal amount, equal to the current per share Market Price of a share of Common Stock at the close of Business on the Trading Day following the date the Board of Directors effects the forgoing exchange multiplied by the number of Excess Shares that would otherwise have been issuable to such holder. The exchange of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. Promptly after the action of the Board of Directors electing to exchange the Rights, the Company shall give notice thereof (specifying the steps to be taken to receive shares of Common Stock in exchange for Rights) to the Rights Agent and the holders of the Rights (other than Rights that have become null and void pursuant to Section 3.1(b)) outstanding immediately prior thereto by mailing such notice in accordance with Section 5.8. Before effecting an exchange pursuant to this Section 3.1(c), the Board of Directors may direct the Company to enter into a Trust Agreement in such form and with such terms as the Board of Directors shall then approve (the “Trust Agreement”). If the Board of Directors so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”), which Trust shall act as the agent of the Company, all or some (as designated by the Board of Directors) of the shares of Common Stock (or other securities) issuable pursuant to the exchange, and all or some (as designated by the Board of Directors) holders of Rights entitled to receive shares pursuant to the exchange shall be entitled to receive such shares (and any dividends paid or distributions made thereon after the date on which such shares are deposited in the Trust) only from the trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement. Prior to effecting an exchange and registering shares of Common Stock (or other such securities) in any Person’s name, including any nominee or transferee of a Person, the Company may require (or cause the trustee of the Trust to require), as a condition thereof, that any holder of Rights provide evidence, including, without limitation, the identity of the Beneficial Owners thereof and their Affiliates (or former Beneficial Owners thereof and their Affiliates) as the Company shall reasonably request in order to determine if such Rights are null and void. If any Person shall fail to comply with such request, the Company shall be entitled conclusively to deem the Rights formerly held by such Person to be null and void pursuant to Section 3.1(b) and not transferable or exercisable or exchangeable in connection herewith. Any shares of Common Stock or other securities issued at the direction of the Board of Directors in connection herewith shall be validly issued, fully paid and nonassessable shares of Common Stock or of such other securities (as the case may be), and the Company shall be deemed to have received as consideration for such issuance a benefit having a value that is at least equal to the aggregate par value of the shares so issued. Approval by the Board of Directors of the exchange shall constitute a determination by the Board of Directors that such consideration is adequate.

Each Person in whose name any registration on the stock transfer books of the Company is made upon the exchange of Rights pursuant to this Section 3.1(c) or Section 3.1(d) shall for all purposes be deemed to have become the holder of record of the shares represented thereby on, and such registration on the stock transfer books of the Company shall be registered as of, the Close of Business on the date upon which the Rights Certificate evidencing such Rights was duly exchanged or deemed exchanged by the Company and payment of any applicable taxes and other governmental charges payable by the holder was made; provided, however, that if the date of such exchange and payment is a date upon which the stock transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares on, and such registration on the stock transfer books of the Company shall be registered as of, the next succeeding Business Day on which the stock transfer books of the Company are open.

(d) Whenever the Company shall become obligated under Section 3.1(a) or (c) to issue shares of Common Stock upon exercise of or in exchange for Rights, the Company, as determined by the Board of Directors, may substitute therefor shares of Preferred Stock, at a ratio of one ten-thousandth of a share of Preferred Stock for each share of Common Stock so issuable, subject to adjustment.

(e) In the event that there shall not be sufficient treasury shares or authorized but unissued shares of Common Stock or Preferred Stock of the Company to permit the exercise in full of the Rights in accordance with Section 3.1(a) or if the Company so elects to make the exchange referenced in Section 3.1(c), to permit the issuance of all shares pursuant to the exchange, the Company shall either (i) call a meeting of stockholders seeking approval to cause sufficient additional shares to be authorized (provided that if such approval is not obtained the Company will take the action specified in clause (ii) of this sentence) or (ii) take such action as shall be or necessary to ensure and provide, as and when and to the maximum extent permitted by applicable law and any agreements or instruments in effect on the Stock Acquisition Date (and remaining in effect) to which it is a party, that each Right shall thereafter constitute the right to receive, (x) in the case of any exercise in accordance with Section 3.1(a), at the Company’s option, either (A) in return for the Exercise Price, debt or equity securities or other assets (or a combination thereof) having a fair value equal to twice the Exercise Price, or (B) without payment of consideration (except as may be required for the valid issuance of securities or otherwise required by applicable law), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the Exercise Price, or (y) in the case of an exchange of Rights in accordance with Section 3.1(c), debt or equity securities or other assets (or a combination thereof) having a fair value equal to the product of the Market Price of a share of Common Stock on the Flip-in Date times the Exchange Ratio in effect on the Flip-in Date, where in any case set forth in (x) or (y) above the fair value of such debt or equity securities or other assets shall be as determined in good faith by the Board of Directors, after consultation with a nationally recognized investment banking firm.

(f) The Company may, but shall not be required to, make such changes in the Exercise Price, in addition to those required by Section 3.1(a), as the Board considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes or for any other reason.

ARTICLE IV
THE RIGHTS AGENT

4.1 General. (a) The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Plan and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights Agent in connection with the acceptance and administration of this Plan, including the costs and expenses of defending against any claim of liability.

(b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Plan in reliance upon any certificate for securities (or registration on the stock transfer books of the Company) purchasable upon exercise of Rights, Rights Certificate, certificate for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

4.2 Merger or Consolidation or Change of Name of Rights Agent. (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any Person succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, will be the successor to the Rights Agent under this Plan without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4. In case at the time such successor Rights Agent succeeds to the agency created by this Plan any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Plan.

(b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Plan.

4.3 Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Plan upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Plan the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chief Executive Officer or any Vice President or by the Chief Financial Officer or the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Plan in reliance upon such certificate.

(c) The Rights Agent will be liable hereunder only for its own negligence, bad faith or willful misconduct.

(d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Plan or in the certificates, if any, for securities purchasable upon exercise of Rights or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Company only.

(e) The Rights Agent will not be under any responsibility in respect of the validity of this Plan or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate, if any, for securities purchasable upon exercise of Rights or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Plan or in any Rights Certificate; nor will it be responsible for any change in the exercisability or exchangeability of the Rights (including the Rights becoming null and void pursuant to Section 3.1(b)) or any adjustment required under the provisions of Section 2.4 or 3.1 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.4 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any securities purchasable upon exercise of Rights or any Rights or as to whether any securities purchasable upon exercise of Rights will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and nonassessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Plan.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any person believed by the Rights Agent to be the Chief Executive Officer or any Vice President or the Chief Financial Officer of the Company or the Secretary or any Assistant Secretary, and to apply to such persons for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such person.

(h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Stock, Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Plan. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j) Tax Compliance:

(A) The Rights Agent, on its own behalf and on behalf of the Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made hereunder and (ii) the issuance, delivery, holding, transfer, redemption or exercise of Rights, Common Stock or Preferred Stock hereunder. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

(B) The Rights Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with Section 4.3(g).

(C) The Rights Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

4.4 Change of Rights Agent. The Rights Agent may resign and be discharged from its duties under this Plan upon 90 days’ notice (or such lesser notice as is acceptable to the Company) in writing mailed to the Company and to each transfer agent of Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.8. The Company may remove the Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Rights in accordance with Section 5.8. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of 30 days after such removal or the effectiveness of such resignation or after it has been notified in writing of such incapacity by the incapacitated Rights Agent or by the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate for inspection by the Company), then the holder of any Rights may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a Person organized and doing business under the laws of the United States or any state of the United States, in good standing, which is authorized under such laws to exercise the powers of the Rights Agent contemplated by this Plan and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the holders of the Rights. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

ARTICLE V
MISCELLANEOUS

5.1 Redemption. The Board of Directors may, at its option, at any time prior to the Flip-in Date, elect to redeem all (but not less than all) the then outstanding Rights at the Redemption Price and the Company, at its option, may pay the Redemption Price either in cash or shares of Common Stock or other securities of the Company deemed by the Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

(a) Immediately upon the action of the Board of Directors electing to redeem the Rights (or, if the resolution of the Board of Directors electing to redeem the Rights states that the redemption will not be effective until the occurrence of a specified future time or event, upon the occurrence of such future time or event), without any further action and without any notice, the right to exercise the Rights will terminate and each Right, whether or not previously exercised, will thereafter represent only the right to receive the Redemption Price in cash or securities, as determined by the Board of Directors. Promptly after the Rights are redeemed, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice in accordance with Section 5.9.

(b) The Finance and Risk Management Committee of the Board of Directors will evaluate this Plan annually to determine whether it continues to be in the best interests of the Company’s stockholders.

5.2 Expiration. The Rights and this Plan shall expire at the Expiration Time and no Person shall have any rights pursuant to this Plan or any Right after the Expiration Time, except, if the Rights have been exchanged or redeemed, as provided in Section 3.1 or 5.1, respectively.

5.3 Process to Seek Exemption. Any Person who desires to effect any acquisition of Common Stock that might, if consummated, result in such Person beneficially owning 4.99% or more of the then-outstanding Common Stock (or, in the case of an Existing Holder, additional shares of Common Stock) (a “Requesting Person”) may request that the Board of Directors grant an exemption with respect to such acquisition under this Plan so that such Person would be deemed to be an “Exempt Person” under the definition of Acquiring Person hereof for purposes of this Plan (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. The Exemption Request shall be deemed made upon receipt by the Secretary of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then Beneficially Owned by the Requesting Person, together with all Affiliates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating 4.99% or more of the then outstanding Common Stock and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board of Directors shall endeavor to respond to an Exemption Request within twenty (20) Business Days after receipt of such Exemption Request; provided, that the failure of the Board of Directors to make a determination within such period shall be deemed to constitute the denial by the Board of Directors of the Exemption Request. The Requesting Person shall respond promptly to reasonable and appropriate requests for additional information from the Company or the Board of Directors and its advisors to assist the Board of Directors in making its determination. The Board of Directors shall only grant an exemption in response to an Exemption Request if it receives, at the Board’s request, a report from the Company’s advisors to the effect that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person does not create a significant risk of material adverse tax consequences to the Company or the Board of Directors otherwise determines in its sole discretion that the exemption is in the best interests of the Company. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that if will not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board of Directors), in each case as and to the extent the Board of Directors shall determine necessary or desirable to provide for the protection of the Company’s NOLs. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and determination of the Board of Directors with respect thereto, unless the information contained in the Exemption request or the determination of the Board of Directors with respect thereto otherwise becomes publicly available. The Exemption Request shall be considered and evaluated by directors serving on the Board of Directors who are independent of the Company and the Requesting Person and disinterested with respect to the Exemption Request, and the action of a majority of such independent and disinterested directors shall be deemed to be the determination of the Board of Directors for purposes of such Exemption Request. Furthermore, the Board of Directors shall approve within ten (10) Business Days of receiving an Exemption Request as provided in this Section 5.3 of (x) any proposed acquisition that does not cause any aggregate increase in the Beneficial Ownership of Persons with Beneficial Ownership of 4.99% or more of (i) the Common Stock then outstanding or (ii) any class of stock (as defined for purposes of Section 382 of the Code, or “Stock”) (other than Common Stock) then outstanding (a “Five Percent Stockholder”) (as determined after giving effect to the proposed Transfer) over the lowest Beneficial Ownership of Stock by such Five Percent Stockholders (as determined immediately before the proposed acquisition) at any time during the relevant testing period, in all cases for purposes of Section 382 of the Code, or (y) any proposed acquisition from the United States Department of the Treasury if such proposed acquisition and all prior and anticipated acquisitions or transactions effected or expected to be effected during the relevant testing period do not result in an aggregate “owner shift” (as defined in the Code) of more than 40% for purposes of Section 382 of the Code. For purposes of clause (y) above, it shall be assumed that within such testing period all of the Common Stock originally exchanged for the Series C Perpetual, Convertible, Participating Preferred Stock of the Company, par value $5.00 per share, has been, or will be, sold. For the avoidance of doubt, for purposes of clauses (x) and (y) above, all acquisitions shall be taken into account notwithstanding that pursuant to Notice 2008-84 (and any regulations issued pursuant thereto) no testing date may have occurred with respect to such acquisition.

5.4 Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Plan or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the number or kind or class of shares of stock purchasable upon exercise of Rights made in accordance with the provisions of this Plan. In addition, in connection with the issuance or sale of shares of Common Stock by the Company following the Separation Time and prior to the Expiration Time pursuant to the terms of securities convertible or redeemable into shares of Common Stock or to options, warrants or other rights (other than any securities issued or issuable in connection with the exercise or exchange of Rights) in each case issued or granted prior to, and outstanding at, the Separation Time, the Company shall issue to the holders of such shares of Common Stock, Rights Certificates representing the appropriate number of Rights in connection with the issuance or sale of such shares of Common Stock; provided, however, in each case, (i) no such Rights Certificate shall be issued, if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or to the Person to whom such Rights Certificates would be issued, (ii) no such Rights Certificates shall be issued if, and to the extent that, appropriate adjustment shall have otherwise been made in lieu of the issuance thereof, and (iii) the Company shall have no obligation to distribute Rights Certificates to any Acquiring Person or Affiliate of an Acquiring Person or any transferee of any of the foregoing.

5.5 Supplements and Amendments. The Company and the Rights Agent may from time to time supplement or amend this Plan without the approval of any holders of Rights in any respect. The Rights Agent will duly execute and deliver any supplement or amendment hereto requested by the Company, provided that any supplement or amendment (other than to Article IV if the rights and obligations of the Rights Agent are adversely affected) shall become effective immediately upon execution by the Company, whether or not also executed by the Rights Agent.

5.6 Fractional Shares. If the Company elects not to issue certificates representing (or register on the stock transfer books of the Company) fractional shares upon exercise, redemption or exchange of Rights, the Company shall, in lieu thereof, in the sole discretion of the Board of Directors, either (a) evidence such fractional shares by depositary receipts issued pursuant to an appropriate agreement between the Company and a depositary selected by it, providing that each holder of a depositary receipt shall have all of the rights, privileges and preferences to which such holder would be entitled as a beneficial owner of such fractional share, or (b) pay to the registered holder of such Rights the appropriate fraction of the Market Price per share in cash.

5.7 Holder of Rights Not Deemed a Stockholder. No holder, as such, of any Rights shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares or any other securities that may at any time be issuable on the exercise of such Rights, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders, or to receive dividends or subscription rights, or otherwise, until such Rights shall have been exercised or exchanged in accordance with the provisions hereof.

5.8 Notices. Notices or demands authorized or required by this Plan to be given or made by the Rights Agent or by the holder of any Rights to or on the Company shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

American International Group, Inc.
180 Maiden Lane
New York, New York 10038
Attention: Corporate Secretary

Any notice or demand authorized or required by this Plan to be given or made by the Company or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

Wells Fargo Bank, National Association
161 N. Concord Exchange
South St. Paul, Minnesota 55075
Attention: Account Management

Notices or demands authorized or required by this Plan to be given or made by the Company or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided shall be deemed given on the date of mailing, whether or not the holder receives the notice, except notice to the Company shall be effective only upon receipt.

5.9 Suspension of Exercisability or Exchangeability. To the extent that the Board of Directors determines in good faith that some action will or need be taken pursuant to, or in order to properly give effect to, Section 2.3, 3.1 or 4.4 or to comply with federal or state securities laws or applicable Trading Regulations, the Company may suspend the exercisability or exchangeability of the Rights for a reasonable period sufficient to allow it to take such action or comply with such laws or Trading Regulations. In the event of any such suspension, the Company shall issue as promptly as practicable a public announcement stating that the exercisability or exchangeability of the Rights has been temporarily suspended. Notice thereof pursuant to Section 5.9 shall not be required. Upon such suspension, any rights of action vested in a holder of Rights shall be similarly suspended.

Failure to give a notice pursuant to the provisions of this Plan shall not affect the validity of any action taken hereunder.

5.10 Successors. All the covenants and provisions of this Plan by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

5.11 Benefits of this Plan. Nothing in this Plan shall be construed to give to any Person other than the Company, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Plan and this Plan shall be for the sole and exclusive benefit of the Company, the Rights Agent and the holders of the Rights.

5.12 Determination and Actions by the Board of Directors, etc. The Board of Directors shall have the exclusive power and authority to administer this Plan and to exercise all rights and powers specifically granted to the Board of Directors or to the Company, or as may be necessary or advisable in the administration of this Plan, including, without limitation, the right and power to (i) interpret the provisions of this Plan and (ii) make all determinations deemed necessary or advisable for the administration or implementation of this Plan, including the right to determine the Rights to be null and voided pursuant to Section 3.1(b), after taking into account the purpose of this Plan and the Company’s interest maintaining an orderly trading market in the outstanding shares of Common Stock. All such actions, interpretations and determinations done or made by the Board of Directors shall be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other Persons.

5.13 Descriptive Headings; Section References. Descriptive headings appear herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof. Where a reference in this Plan is made to a Section, such reference shall be to a Section of this Plan unless otherwise indicated.

5.14 GOVERNING LAW; EXCLUSIVE JURISDICTION. (a) THIS PLAN, EACH RIGHT AND EACH RIGHTS CERTIFICATE ISSUED HEREUNDER SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS ENTERED INTO, MADE WITHIN, AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAWS PROVISIONS OR RULES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

(b) (i) THE COMPANY AND EACH HOLDER OF RIGHTS HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE, OR, IF SUCH COURT SHALL LACK SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OVER ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO OR CONCERNING THIS PLAN. The Company and each holder of Rights acknowledge that the forum designated by this paragraph (b) has a reasonable relation to this Plan, and to such Persons’ relationship with one another.

 (ii) The Company and each holder of Rights hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding brought in any court referred to in paragraph (b)(i). The Company and each holder of Rights undertake not to commence any action subject to this Plan in any forum other than the forum described in this paragraph (b). The Company and each holder of Rights agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action, or proceeding brought in any such court shall be conclusive and binding upon such Persons.

5.15 Counterparts. This Plan may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

5.16 Severability. If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining terms and provisions hereof or the application of such term or provision to circumstances other than those as to which it is held invalid or unenforceable.

5.17 Withholding Rights. In the event that the Company, the Rights Agent or their agents determine that they are obligated to withhold or deduct any tax or other governmental charge under any applicable law on actual or deemed payments or distributions hereunder to a holder of the Rights, Common Stock or other cash, securities or other property, the Company, the Rights Agent or their agents shall be entitled, but not obligated, to (i) deduct and withhold such amount by withholding a portion or all of the cash, securities or other property otherwise deliverable or by otherwise using any property (including, without limitation, Rights, Preferred Stock, Common Stock or cash) that is owned by such holder, or (ii) in lieu of such withholding, require any holder to make a payment to the Company, the Rights Agent or their agents, in each case in such amounts as they deem necessary to meet their withholding obligations, and in the case of (i) above, shall also be entitled, but not obligated, to sell all or a portion of such withheld securities or other property by public or private sale in such amounts and in such manner as they deem necessary and practicable to pay such taxes and charges.

IN WITNESS WHEREOF, the parties hereto have caused this Plan to be duly executed as of the date first above written.

AMERICAN INTERNATIONAL GROUP, INC.
By: /s/ Robert A. Gender
Name: Robert A. Gender
Title: Senior Vice President and Treasurer
WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Suzanne M. Swits
Name: Suzanne M. Swits
Title: Vice President

EXHIBIT A

[Form of Rights Certificate]

Certificate No. W-	_______ Rights

THE RIGHTS ARE SUBJECT TO REDEMPTION OR MANDATORY EXCHANGE, AT THE OPTION OF THE COMPANY, ON THE TERMS SET FORTH IN THE TAX ASSET PROTECTION PLAN. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS OR AFFILIATES THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR TRANSFEREES OF ANY OF THE FOREGOING WILL BE VOID.

Rights Certificate

AMERICAN INTERNATIONAL GROUP, INC.

This certifies that ____________________, or registered assigns, is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Tax Asset Protection Plan, dated as of February 24, 2011 (as amended from time to time, the “Plan”), between American International Group, Inc., a Delaware corporation (the “Company”), and Wells Fargo Bank, National Association, a national banking association, as Rights Agent (the “Rights Agent”, which term shall include any successor Rights Agent under the Plan), to purchase from the Company at any time after the Separation Time (as such term is defined in the Rights Agreement) and prior to the close of business on March 9, 2014, one ten-thousandth of a fully paid share of Participating Preferred Stock, par value $5.00 per share (the “Preferred Stock”), of the Company (subject to adjustment as provided in the Plan) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise duly executed at the principal office of the Rights Agent in The City of South St. Paul. The Exercise Price shall initially be $185.00 per Right and shall be subject to adjustment in certain events as provided in the Plan.

In certain circumstances described in the Plan, the Rights evidenced hereby may entitle the registered holder thereof to purchase securities of the Company other than Preferred Stock or assets of the Company, all as provided in the Plan.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Plan, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Plan reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates. Copies of the Plan are on file at the principal office of the Company and are available without cost upon written request.

This Rights Certificate, with or without other Rights Certificates, upon surrender at the office of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Plan, each Right evidenced by this Certificate may be (a) redeemed by the Company under certain circumstances, at its option, at a redemption price of $0.001 per Right or (b) exchanged by the Company under certain circumstances, at its option, for one share of Common Stock or one ten-thousandth of a share of Preferred Stock per Right (or, in certain cases, other securities or assets of the Company), subject in each case to adjustment in certain events as provided in the Plan.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of any securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Plan or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Plan), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised or exchanged as provided in the Plan.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Date: ____________

ATTEST:	AMERICAN INTERNATIONAL GROUP, INC.
______________________________________________	By ______________________________________________
Secretary
Countersigned:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By ___________________________________________
Authorized Signature

[Form of Reverse Side of Rights Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer this Rights Certificate.)

FOR VALUE RECEIVED ________________________________________________________________ hereby sells, assigns and transfers unto ____________________________________________________________________

 (Please print name

__________________________________________________________________________________________________

and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ______________________, _______

Signature Guaranteed:	________________________________________________
Signature (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to Exchange Act Rule 17Ad-15.

...................................................................................................................................................................................
(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

________________________________________________ Signature

...................................................................................................................................................................................

NOTICE

In the event the certification set forth above is not completed in connection with a purported assignment, the Company will deem the Beneficial Owner of the Rights evidenced by the enclosed Rights Certificate to be an Acquiring Person or an Affiliate thereof (as defined in the Plan) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

[TO BE ATTACHED TO EACH RIGHTS CERTIFICATE]

FORM OF ELECTION TO EXERCISE

(To be executed if holder desires to
exercise the Rights Certificate.)

TO: AMERICAN INTERNATIONAL GROUP, INC.

The undersigned hereby irrevocably elects to exercise ___________________________________ whole Rights represented by the attached Rights Certificate to purchase the shares of Participating Preferred Stock issuable upon the exercise of such Rights and requests that certificates for such shares be issued in the name of:

___________________________________________
Address:

___________________________________________

Social Security or Other Taxpayer
Identification Number:

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

___________________________________________
Address:

___________________________________________

Social Security or Other Taxpayer
Identification Number:

Dated: _____________________, __________

Signature Guaranteed:	_________________________________________________
Signature (Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever)

Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee Medallion program), pursuant to Exchange Act Rule 17Ad-15.

...................................................................................................................................................................................
(To be completed if true)

The undersigned hereby represents, for the benefit of all holders of Rights and shares of Common Stock, that the Rights evidenced by the attached Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate thereof (as defined in the Plan).

________________________________________________ Signature

...................................................................................................................................................................................

NOTICE

In the event the certification set forth above is not completed in connection with a purported exercise, the Company will deem the Beneficial Owner of the Rights evidenced by the attached Rights Certificate to be an Acquiring Person or an Affiliate thereof (as defined in the Plan) or a transferee of any of the foregoing and accordingly will deem the Rights evidenced by such Rights Certificate to be void and not transferable or exercisable.

EXHIBIT B

FORM OF CERTIFICATE OF DESIGNATION AND TERMS
OF PARTICIPATING PREFERRED STOCK OF AMERICAN INTERNATIONAL GROUP, INC.

Pursuant to Section 151 of the General
Corporation Law of the State of Delaware

We, the undersigned, David L. Herzog and Jeffrey A. Welikson, the Executive Vice President and Chief Financial Officer, and Vice President and Corporate Secretary, respectively, of American International Group, Inc., a Delaware corporation (the “Corporation”), do hereby certify as follows:

Pursuant to authority granted by ARTICLE FOUR of the Amended and Restated Certificate of Incorporation of the Corporation, and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation has adopted the following resolutions fixing the designation and certain terms, powers, preferences and other rights of a new series of the Corporation’s Serial Preferred Stock, par value $5.00 per share, and certain qualifications, limitations and restrictions thereon:

RESOLVED, that there is hereby established a series of Serial Preferred Stock, par value $5.00 per share, of the Corporation, and the designation and certain terms, powers, preferences and other rights of the shares of such series, and certain qualifications, limitations and restrictions thereon, are hereby fixed as follows:

1. The distinctive serial designation of this series shall be “Participating Preferred Stock” (hereinafter called “this Series”). Each share of this Series shall be identical in all respects with the other shares of this Series except as to the dates from and after which dividends thereon shall be cumulative.

2. The number of shares in this Series shall initially be 200,000, which number may from time to time be increased or decreased (but not below the number then outstanding) by the Board of Directors. Shares of this Series purchased by the Corporation shall be cancelled and shall revert to authorized but unissued shares of Serial Preferred Stock undesignated as to series. Shares of this Series may be issued in fractional shares which are whole number multiples of one ten-thousandth of a share, which fractional shares shall entitle the holder, in proportion to such holder’s fractional share, to all rights of a holder of a whole share of this Series.

3. The holders of full or fractional shares of this Series shall be entitled to receive, when and as declared by the Board of Directors, but only out of funds legally available therefor, dividends, (A) on each date that dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) are payable on or in respect of Common Stock comprising part of the Reference Package (as defined below), in an amount per whole share of this Series equal to the aggregate amount of dividends or other distributions (other than dividends or distributions payable in Common Stock of the Corporation) that would be payable on such date to a holder of the Reference Package and (B) on the last day of March, June, September and December in each year, in an amount per whole share of this Series equal to the excess (if any) of $925.00 over the aggregate dividends paid per whole share of this Series during the three month period ending on such last day. Each such dividend shall be paid to the holders of record of shares of this Series on the date, not exceeding sixty days preceding such dividend or distribution payment date, fixed for the purpose by the Board of Directors in advance of payment of each particular dividend or distribution. Dividends on each full and each fractional share of this Series shall be cumulative from the date such full or fractional share is originally issued; provided that any such full or fractional share originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date.

The term “Reference Package” shall initially mean 10,000 shares of Common Stock, par value $2.50 per share (“Common Stock”), of the Corporation.

Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series.

So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to this Series as to dividends or upon liquidation, unless the full cumulative dividends (including the dividend to be paid upon payment of such dividend or other distribution) on all outstanding shares of this

Series shall have been, or shall contemporaneously be, paid. When dividends are not paid in full upon this Series and any other stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other stock ranking on a parity as to dividends shall be declared pro rata so that in all cases the amount of dividends declared per share on this Series and such other stock shall bear to each other the same ratio that accumulated dividends per share on the shares of the Series and such other stock bear to each other. Neither the Common Stock nor any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation), unless the full cumulative dividends (including the dividend to be paid upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

4. In the event of any merger, consolidation, reclassification or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of this Series shall at the same time be similarly exchanged or changed in an amount per whole share equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, that a holder of the Reference Package would be entitled to receive as a result of such transaction.

5. In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, the holders of full and fractional shares of this Series shall be entitled, before any distribution or payment is made on any date to the holders of the Common Stock or any other stock of the Corporation ranking junior to this Series upon liquidation, to be paid in full an amount per whole share of this Series equal to the greater of (A) $25,000 or (B) the aggregate amount distributed or to be distributed in connection with such liquidation, dissolution or winding up to a holder of the Reference Package (such greater amount being hereinafter referred to as the “Liquidation Preference”), together with accrued dividends to such distribution or payment date, whether or not earned or declared. If such payment shall have been made in full to all holders of shares of this Series, the holders of shares of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to paragraph 5. above, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such liquidation, dissolution or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such liquidation, dissolution or winding up.

Upon the liquidation, dissolution or winding up of the Corporation, the holders of shares of this Series then outstanding shall be entitled to be paid out of assets of the Corporation available for distribution to its stockholders all amounts to which such holders are entitled pursuant to paragraph 5. above before any payment shall be made to the holders of Common Stock or any other stock of the Corporation ranking junior upon liquidation to this Series.

For the purposes of this Section (v), the consolidation or merger of, or binding statutory share exchange by, the Corporation with any other corporation shall not be deemed to constitute a liquidation, dissolution or winding up of the Corporation.

6. The shares of this Series shall not be redeemable.

7. In addition to any other vote or consent of stockholders required by law or by the Restated Certificate of Incorporation, as amended, of the Corporation, and except as otherwise required by law, each share (or fraction thereof) of this Series shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and shall have the number of votes thereon that a holder of the Reference Package would have.

8. If and whenever dividends payable on this Series and any other class or series of stock of the Corporation ranking on a parity with this Series as to payment of dividends (any such class or series being herein referred to as “dividend parity stock”) shall be in arrears in an aggregate amount equal to at least six quarterly dividends (whether or not consecutive), the number of directors then constituting the Board of

Directors shall be increased by two and the holders of shares of this Series, together with the holders of all other affected classes and series of dividend parity stock similarly entitled to vote for the election of two additional directors, voting separately as a single class, shall be entitled to elect the two additional directors at any annual meeting of stockholders or any special meeting of the holders of shares of this Series and such dividend parity stock called as hereinafter provided. Whenever all arrears in dividends on the shares of this Series and dividend parity stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set aside for payment, then the right of the holders of shares of this Series and such dividend parity stock to elect such additional two directors shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearages in dividends), and the terms of office of all persons elected as directors by the holders of shares of this Series and such dividend parity stock shall forthwith terminate and the number of directors constituting the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of shares of this Series and such dividend parity stock, the Secretary of the Corporation may, and upon the written request of any holder of shares of this Series (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of shares of this Series and such dividend parity stock for the election of the two directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the by-laws for a special meeting of the stockholders or as required by law. If any such special meeting so required to be called shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of shares of this Series may (at the Corporation’s expense) call such meeting, upon notice as herein provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders if such office shall not have previously terminated as above provided. In case any vacancy shall occur among the directors elected by the holders of shares of this Series and such dividend parity stock, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining director elected by the holders of shares of this Series and such dividend parity stock or the successor of such remaining director. If the holders of shares of this Series become entitled under the foregoing provisions to elect or participate in the election of two directors as a result of dividend arrearages, such entitlement shall not affect the right of such holders to vote as stated in paragraph (vii), including the right to vote in the election of the remaining directors.

9. This Series shall rank as to the payment of dividends and distributions and amounts upon liquidation, dissolution and winding-up junior to all other series or shares of Serial Preferred Stock unless otherwise expressly provided in the terms of such series or shares of Serial Preferred Stock.

10. In the event that the Corporation or its agents determine that they are obligated to withhold or deduct any tax or other governmental charge under any applicable law on actual or deemed payments or distributions to a holder of the shares of this Series, the Corporation or its agents shall be entitled to (i) deduct and withhold such amount by withholding a portion or all of the cash, securities or other property otherwise deliverable or by otherwise using any property that is owned by such holder, or (ii) in lieu of such withholding, require any holder to make a payment to the Corporation or its agent, in each case in such amounts as they deem necessary to meet their withholding obligations, and in the case of (i) above, shall also be entitled, but not obligated, to sell all or a portion of such withheld securities or other property by public or private sale in such amounts and in such manner as they deem necessary and practicable to pay such taxes and charges.

IN WITNESS WHEREOF, the undersigned have signed and attested this certificate on the 9th day of March, 2011.

Attest:

[THIS PAGE INTENTIONALLY LEFT BLANK]

American International Group, Inc.

 PRINTED ON RECYCLED PAPER

Shareowner ServicesSM
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
COMPANY #

TO SUBMIT YOUR PROXY BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO SUBMIT A PROXY BY MAIL TO HAVE YOUR SHARES VOTED AT THE ANNUAL MEETING OF SHAREHOLDERS AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR each of the Nominees for Election and FOR Proposals 2, 3, 4 and 5.

Election of directors:		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

1a.	Robert H. Benmosche	☐	☐	☐	1h.	George L. Miles, Jr.	☐	☐	☐

1b.	W. Don Cornwell	☐	☐	☐	1i.	Henry S. Miller	☐	☐	☐

1c.	John H. Fitzpatrick	☐	☐	☐	1j.	Robert S. Miller	☐	☐	☐

1d.	Laurette T. Koellner	☐	☐	☐	1k.	Suzanne Nora Johnson	☐	☐	☐

1e.	Donald H. Layton	☐	☐	☐	1l.	Morris W. Offit	☐	☐	☐

1f.	Christopher S. Lynch	☐	☐	☐	1m.	Ronald A. Rittenmeyer	☐	☐	☐

1g.	Arthur C. Martinez	☐	☐	☐	1n.	Douglas M. Steenland	☐	☐	☐

Please Fold at the Score Line – DO NOT SEPARATE

2.	To approve a non-binding shareholder resolution on executive compensation	☐	For	☐	Against	☐	Abstain

3.	To amend AIG’s Amended and Restated Certificate of Incorporation to restrict certain transfers of AIG Common Stock in order to protect AIG’s tax attributes	☐	For	☐	Against	☐	Abstain

4.	To ratify the American International Group, Inc. Tax Asset Protection Plan	☐	For	☐	Against	☐	Abstain

5.	To ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2011	☐	For	☐	Against	☐	Abstain

The Board of Directors recommends a vote AGAINST Proposal 6.

6.	Shareholder proposal relating to restricting hedging transactions	☐	For	☐	Against	☐	Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE NOMINEES FOR ELECTION, FOR PROPOSALS 2, 3, 4 AND 5 AND AGAINST PROPOSAL 6.

Date

Signature(s) in Box

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

AMERICAN INTERNATIONAL GROUP, INC.

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 11, 2011

American International Group, Inc. 180 Maiden Lane New York, NY 10038	proxy

Proxy solicited by Board of Directors for Annual Meeting — May 11, 2011.

Robert H. Benmosche, David L. Herzog and Peter D. Hancock, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of American International Group, Inc. to be held at 11:00 a.m. (Eastern Daylight Saving Time) on May 11, 2011 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with the instructions provided by the shareholder. If no such instructions are provided, the Proxies will have authority to vote FOR each of the Nominees for election, FOR Proposals 2, 3, 4 and 5 and AGAINST Proposal 6 and otherwise as determined in their discretion.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. The Annual Meeting of Shareholders will be held at 180 Maiden Lane, New York, New York 10038.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	PHONE	MAIL
www.eproxy.com/aig	1-800-560-1965
Mark, sign and date your proxy
Use the Internet to submit your proxy	From outside the U.S. or Canada call	card and return it in the
until 11:59 a.m. (Eastern Daylight	+1-816-737-9783, please note	postage-paid envelope provided.
Saving Time) on May 10, 2011.	International calling charges will apply.	To be valid, your proxy by mail
	Use a touch-tone telephone to	must be received by 9:00 a.m.
	submit your proxy until 11:59 a.m.	(Eastern Daylight Saving Time)
	(Eastern Daylight Saving Time)	on May 11, 2011.
on May 10, 2011.

If you submit your proxy by Internet or by Telephone, you do NOT need to mail back this Proxy Card.